                                                                   EXHIBIT 10.6





                            B SHARE CREDIT AGREEMENT

                           Dated as of June 26, 1996

                                     Among

                          A I M MANAGEMENT GROUP INC.

                                  as Borrower

                                      and

                            THE LENDERS NAMED HEREIN

                                      and

                                 CITIBANK, N.A.

                            as Administrative Agent

                             THE BANK OF NEW YORK,
                           BANQUE NATIONALE DE PARIS,
                                 CHEMICAL BANK,
                     CREDIT LYONNAIS, SAN FRANCISCO BRANCH,
                      DEUTSCHE BANK A.G., NEW YORK BRANCH,
                       THE FIRST NATIONAL BANK OF BOSTON,
                              FLEET NATIONAL BANK,
                               MELLON BANK, N.A.,
                           NATIONSBANK, N.A. (SOUTH),
                      STATE STREET BANK AND TRUST COMPANY
                                      and
                         UNION BANK OF CALIFORNIA, N.A.

                                  as Co-Agents

                               TABLE OF CONTENTS

                                                                       Page
                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

               Section 1.01.  Certain Defined Terms . . . . . . . . . .   2
               Section 1.02.  Certain Defined Terms Relating to
                              ERISA . . . . . . . . . . . . . . . . . .  27
               Section 1.03.  Computation of Time Periods; Terms
                              Generally . . . . . . . . . . . . . . . .  29
               Section 1.04.  Accounting Terms  . . . . . . . . . . . .  29

                                      ARTICLE II

                                      THE LOANS

               Section 2.01.  The Loans . . . . . . . . . . . . . . . .  30
               Section 2.02.  The Notes . . . . . . . . . . . . . . . .  30
               Section 2.03.  Repayment . . . . . . . . . . . . . . . .  31
               Section 2.04.  Termination, Reduction or Increase of
                              the Commitments . . . . . . . . . . . . .  34

                                     ARTICLE III

                            LOAN PROCEDURE AND PREPAYMENTS

               Section 3.01.  Loan Procedure  . . . . . . . . . . . . .  37
               Section 3.02.  Mandatory Prepayments . . . . . . . . . .  38
               Section 3.03.  Optional Prepayments  . . . . . . . . . .  40

                                      ARTICLE IV

                                    INTEREST, ETC.

               Section 4.01.  Interest  . . . . . . . . . . . . . . . .  40
               Section 4.02.  Fees  . . . . . . . . . . . . . . . . . .  41
               Section 4.03.  Conversion of Loans . . . . . . . . . . .  41
               Section 4.04.  Interest Rate Determination . . . . . . .  42
               Section 4.05.  Changes in Circumstances  . . . . . . . .  42
               Section 4.06.  Payments and Computations . . . . . . . .  46
               Section 4.07.  Taxes . . . . . . . . . . . . . . . . . .  47
               Section 4.08.  Sharing of Payments, Etc. . . . . . . . .  50
               Section 4.09.  Use of Proceeds . . . . . . . . . . . . .  50

                                      ARTICLE V

                                       ii

                                                                       Page
                                                                       ----
                                CONDITIONS OF LENDING

               Section 5.01.  Conditions to Effective Date  . . . . . .  50
               Section 5.02.  Conditions to Each Loan . . . . . . . . .  53

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

               Section 6.01.  Organization, Etc.  . . . . . . . . . . .  56
               Section 6.02.  Subsidiaries  . . . . . . . . . . . . . .  56
               Section 6.03.  Authorization, Etc. . . . . . . . . . . .  57
               Section 6.04.  Approvals . . . . . . . . . . . . . . . .  58
               Section 6.05.  Financial Statements  . . . . . . . . . .  58
               Section 6.06.  Litigation  . . . . . . . . . . . . . . .  59
               Section 6.07.  Liens; Insurance; Intellectual Property .  59
               Section 6.08.  Solvency  . . . . . . . . . . . . . . . .  59
               Section 6.09.  Existing Debt . . . . . . . . . . . . . .  59
               Section 6.10.  Projections . . . . . . . . . . . . . . .  59
               Section 6.11.  Accuracy of Information . . . . . . . . .  60
               Section 6.12.  Taxes . . . . . . . . . . . . . . . . . .  60
               Section 6.13.  Compliance with ERISA . . . . . . . . . .  60
               Section 6.14.  Investment Company  . . . . . . . . . . .  61
               Section 6.15.  Public Utility Holding Company Act  . . .  61
               Section 6.16.  Margin Regulations  . . . . . . . . . . .  61
               Section 6.17.  Use of Proceeds . . . . . . . . . . . . .  61
               Section 6.18.  Contingent Deferred Sales Charge  . . . .  61
               Section 6.19.  Distribution Fees . . . . . . . . . . . .  62

                                     ARTICLE VII

                              COVENANTS OF THE BORROWER

               Section 7.01.  Financial Covenants . . . . . . . . . . .  62
               Section 7.02.  Liens, Etc. . . . . . . . . . . . . . . .  62
               Section 7.03.  Debt  . . . . . . . . . . . . . . . . . .  64
               Section 7.04.  Consolidation, Merger, Etc. . . . . . . .  65
               Section 7.05.  Limitation on Restricted Payments . . . .  66
               Section 7.06.  Sale of Assets  . . . . . . . . . . . . .  68
               Section 7.07.  Transactions with Affiliates  . . . . . .  69
               Section 7.08.  Compliance with Laws  . . . . . . . . . .  69

                                      iii

                                                                       Page
                                                                       ----
               Section 7.09.  Corporate Existence, Etc.; Business . . .  69
               Section 7.10.  Inspection  . . . . . . . . . . . . . . .  70
               Section 7.11.  Insurance . . . . . . . . . . . . . . . .  70
               Section 7.12.  Insurance Agency Subsidiaries . . . . . .  70
               Section 7.13.  Fiscal Year . . . . . . . . . . . . . . .  70
               Section 7.14.  Conduct of Business . . . . . . . . . . .  70
               Section 7.15.  Payment of Taxes  . . . . . . . . . . . .  71
               Section 7.16.  Issuance of Stock By Subsidiaries . . . .  71
               Section 7.17.  Modification of Agreements; Delivery of
                              Opinions and Documents  . . . . . . . . .  71
               Section 7.18.  Reporting Requirements  . . . . . . . . .  71
               Section 7.19.  Descriptions of Loan Documents  . . . . .  75
               Section 7.20.  Dividends of Subsidiaries . . . . . . . .  75
               Section 7.21.  Certain Guaranties  . . . . . . . . . . .  75

                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

               Section 8.01.  Events of Default . . . . . . . . . . . .  76

                                      ARTICLE IX

                           THE ADMINISTRATIVE AGENT AND THE
                                      CO-AGENTS

               Section 9.01.  Authorization and Action  . . . . . . . .  81
               Section 9.02.  Duties and Reliance, Etc. . . . . . . . .  81
               Section 9.03.  Administrative Agent, Co-Agents and
                              Affiliates  . . . . . . . . . . . . . . .  82
               Section 9.04.  Lender Credit Decision  . . . . . . . . .  82
               Section 9.05.  Indemnification . . . . . . . . . . . . .  83
               Section 9.06.  Successor Agents  . . . . . . . . . . . .  83
               Section 9.07.  Public Filings  . . . . . . . . . . . . .  84

                                      ARTICLE X

                                    MISCELLANEOUS

               Section 10.01.  Amendments, Etc. . . . . . . . . . . . .  84
               Section 10.02.  Notices, Etc.  . . . . . . . . . . . . .  85
               Section 10.03.  No Waiver; Remedies  . . . . . . . . . .  85

                                       iv

                                                                       Page
                                                                       ----
               Section 10.04.  Costs; Expenses and Indemnification  . .  85
               Section 10.05.  Right of Set-off . . . . . . . . . . . .  87
               Section 10.06.  Binding Effect . . . . . . . . . . . . .  87
               Section 10.07.  Assignments and Participations . . . . .  87
               Section 10.08.  Execution in Counterparts  . . . . . . .  90
               Section 10.09.  Confidentiality  . . . . . . . . . . . .  91
               Section 10.10.  GOVERNING LAW  . . . . . . . . . . . . .  91
               Section 10.11.  CONSENT TO JURISDICTION  . . . . . . . .  91
               Section 10.12.  WAIVER OF JURY TRIAL . . . . . . . . . .  92
               Section 10.13.  No Third Party Beneficiary . . . . . . .  92

                                    EXHIBITS
                                    --------

          Exhibit 1.01A            -         Form of Assignment and
                                             Acceptance

          Exhibit 1.01B            -         Form of Assumption Agreement

          Exhibit 1.01C            -         Form of Second Amended and
                                             Restated Distribution Fee
                                             Purchase Agreement

          Exhibit 2.02             -         Form of Note

          Exhibit 3.01             -         Form of Notice of Borrowing

          Exhibit 5.01(l)(v)       -         Form of B Share Collateral
                                             Agreement

          Exhibit 5.01(l)(vii)-1   -         Form of Borrower's Solvency
                                             Certificate

          Exhibit 5.01(l)(vii)-2   -         Form of Guarantor's Solvency
                                             Certificate

          Exhibit 5.01(l)(viii)    -         Form of Opinion of Carol F.
                                             Relihan, general counsel to
                                             the Loan Parties

          Exhibit 5.01(l)(ix)      -         Form of Opinion of Ballard
                                             Spahr Andrews & Ingersoll,
                                             special counsel to the Loan
                                             Parties

          Exhibit 7.21             -         Form of Guaranty

                                   SCHEDULES
                                   ---------

          Schedule I          -         Commitments and Applicable Lending
                                        Offices

          Schedule 1.01A      -         Eligible Funds

          Schedule 1.01B      -         Key Shareholders

          Schedule 1.01C      -         Distribution Expenses

          Schedule 1.01D      -         Investments

          Schedule 3.02(a)    -         Excluded Asset Sales

          Schedule 3.02(b)    -         Collections Settlement Statement

          Schedule 6.02       -         Subsidiaries

          Schedule 6.04       -         Approvals

          Schedule 6.09       -         Existing Debt

          Schedule 6.12       -         Taxes

          Schedule 6.13       -         ERISA

          Schedule 7.02       -         Liens

                            B SHARE CREDIT AGREEMENT

                           DATED AS OF JUNE 26, 1996


           B SHARE CREDIT AGREEMENT, dated as of June 26, 1996, among A I M Management Group Inc., a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), Citibank, N.A. ("Citibank"), as administrative agent (the "Administrative Agent", such term to include any successor Administrative Agent appointed pursuant to Article IX) for the Lenders hereunder, the co-agents listed on the signature pages hereof, as Co-Agents (the "Co-Agents" and, together with the Administrative Agent, the "Agents").

PRELIMINARY STATEMENTS:

           (1) The Borrower entered into a Purchase and Sale Agreement dated as of May 2, 1995 (as amended, supplemented or otherwise modified, the "Existing Asset Purchase Agreement") with Citibank, as purchaser, and Citicorp North America, Inc. ("Citicorp"), as program agent.

           (2) The Borrower entered into a Third Amended and Restated Credit Agreement dated as of June 26, 1996 (as further amended, supplemented or otherwise modified, the "Tranche A Credit Agreement") with the banks (the "Tranche A Lenders") parties thereto, Citibank, as the lead managing agent for the Tranche A Lenders, and Chemical Bank and NationsBank, N.A. (South), as co-managing agents.

           (3) The Borrower has requested that the Lenders hereunder agree to lend to the Borrower from time to time up to U.S.$200,000,000 (subject to increase as herein provided, up to U.S.$250,000,000) at any time outstanding in order to repay in full all amounts owing under "Tranche C" of the Second Amended and Restated Credit Agreement dated as of November 30, 1995 (as amended prior to the date hereof, the "Existing Credit Agreement") with the banks (the "Existing Lenders") parties thereto, Citibank, as lead managing agent for such banks, and Chemical Bank and NationsBank, N.A. (South) as co-managing agents, and to finance payments by the Borrower to AIM Distributors (as defined herein) in order to fund the payment from time to time of Distribution Expenses (as defined herein) by AIM Distributors. The Lenders hereunder have indicated their willingness to lend such amounts on the terms and conditions of this Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

           Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

           "Administrative Agent's Account" means the account of the Administrative Agent maintained with Citibank at its office at 399 Park Avenue, New York, New York 10043, Acct No. 36852248, Attn: Bank Loan Syndications (Reference: AIM B Share).

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

           "Agents" has the meaning specified in the recital of parties to this Agreement.

           "Agreement" means this B Share Credit Agreement, as the same may be amended, modified or supplemented from time to time.

           "AIM Advisors" means A I M Advisors, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

           "AIM Advisors Guaranty" means the guaranty by AIM Advisors, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

           "AIM Capital Management" means A I M Capital Management, Inc., a Texas corporation and a Wholly-Owned Subsidiary of the Borrower.

           "AIM Distributors" means A I M Distributors, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

           "AIM Entities" has the meaning specified in the definition of "Permitted Deferred Load Amounts Securitization".

           "AIM Fund Services" means A I M Fund Services, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

           "AIM Funds" means all open-end mutual funds (and every series thereof) sponsored by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries provides investment advisory, management, administrative, supervisory, consulting, underwriting or similar services from time to time, including such funds which are now existing and which may hereafter be organized.

           "AIM Guaranties" means the AIM Advisors Guaranty and any Guaranty granted pursuant to Section 7.21, in each case as the same may be amended, modified or supplemented from time to time.

           "AIM Money Market Fund" means any open-end AIM Fund that (i) complies with paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7, and (ii) uses the "Amortized Cost Method" (as such term is defined in Rule 2a-7) of calculating such AIM Fund's net asset value.

           "AIM Participants" has the meaning specified in the definition of "Permitted Deferred Load Amounts Securitization".

           "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

           "Applicable Margin" means, with respect to Base Rate Loans, Eurodollar Loans and Commitment Fees, in each case at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage determined by reference to the Leverage Ratio as set forth below:

         ------------------------------------------------------------------------------
               Leverage             Base Rate          Eurodollar         Commitment
                Ratio                 Loan             Rate Loan             Fee
         ------------------------------------------------------------------------------
           Less than  0.50:1          0.00%              0.500%             0.150%
         ------------------------------------------------------------------------------
              0.50-1.50:1             0.00%              0.625%             0.175%
         ------------------------------------------------------------------------------
         Greater than 1.50:1          0.00%              0.875%             0.225%
         ------------------------------------------------------------------------------

The Applicable Margin shall be determined on the date of delivery of each compliance certificate referred to in Section 7.18(d) by reference to the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower as reported in such compliance certificate.

                 "Asset Sale" means any sale, lease, transfer or other disposition in a transaction or a series of related transactions of (i) any tangible or intangible asset (including shares of Capital Stock other than shares of Capital Stock issued by the Borrower) owned by the Borrower or any of its Subsidiaries other than in the ordinary course of business or (ii) any right or interest of the Borrower or any of its Subsidiaries in any Management Contract or any other contract with, or with respect to, any AIM Fund.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower, in accordance with Section 10.07 and in substantially the form of Exhibit 1.01A.

                 "Assuming Lender" means an Eligible Assignee not previously a Lender that becomes a Lender pursuant to Section 2.04(c).

                 "Assumption Agreement" means an agreement in substantially the form of Exhibit 1.01B hereto by which an Eligible Assignee agrees to become a Lender hereunder pursuant to Section 2.04(c), in each case agreeing to be bound by all obligations of a Lender hereunder.

                 "B Share Collateral Agreement" has the meaning specified in
Section 5.01(l)(v).

                 "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                 (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                 (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal

         Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates reasonably estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                 (c)      1/2 of one percent per annum above the Federal Funds
         Rate.

                 "Base Rate Loans" means Loans which bear interest at the rate in the manner set forth in Section 4.01(a)(i) and, if applicable, Section 4.01(b).

                 "Beneficial Ownership" and "Beneficially Own" have the meanings ascribed to such terms in the Securities Exchange Act and Rules 13d-3 and 13d-5 thereunder.

                 "Borrower" has the meaning specified in the recital of parties to this Agreement.

                 "Borrower Information" means the written information provided by or on behalf of the Borrower to the Administrative Agent and the Co-Agents in connection with the syndication of this Agreement (including any written materials, financial statements and financial projections and any amendments, supplements, schedules and exhibits thereto).

                 "Borrower's Account" means the account designated by the Borrower in writing to the Administrative Agent from time to time.

                 "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type (and, in the case of Eurodollar Rate Loans, having the same Interest Period) made by the Lenders.

                 "Broker Commissions" means the amounts paid by the Borrower or any Subsidiary to unaffiliated broker- dealers or other distributors in connection with the distribution by such broker-dealers or other distributors of mutual funds sponsored by the Borrower and its Subsidiaries.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the London interbank market.

                 "Capital Expenditure" means any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance charged to current operations) capitalized in accordance with GAAP.

                 "Capital Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of the Borrower or a Subsidiary, any such lease under which the Borrower or a Subsidiary is the lessor.

                 "Capital Lease Obligations" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

                 "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

                 "Cash Equivalent" means (A) any evidence of Debt, maturing not more than one year after the date of acquisition, issued or guaranteed by the United States of America, or an instrumentality or agency thereof or guaranteed fully as to principal, premium, if any, and interest by the United States, (B) marketable direct obligations issued or guaranteed by any state of the United States or any political subdivision of any such state or public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either S&P or Moody's, (C) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency, or "A-1" (or higher) according to S&P or any successor rating agency, (D) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Borrower) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency, or "A-1" (or higher) according to S&P or any successor rating agency, (E) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; provided the debt of such domestic commercial bank has a rating, at the time of investment, of "P-1" (or higher) according to Moody's or any successor rating agency, or "A-1" (or higher) according to S&P or any successor rating agency, (F) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (A),
(B), (C) and (D) above, entered into with any financial institution designated as a "Primary Dealer" by the Federal Reserve Bank of New York, or any commercial banking institution that satisfies the criteria set forth in clause
(C) above as a counterparty, and (G) the securities of any AIM Money Market
Fund.

                 "Cash Interest Expense" as applied to any Person means, for any period, all cash interest charges (including imputed interest on Capital Lease Obligations) paid or accrued by such Person (but excluding amortization of debt discount or debt issuances and excluding overdue interest).

                 "CDSC Shares" means any shares (or class of shares) of beneficial interest or capital stock of any AIM Fund, which (i) are offered at net asset value without an initial sales charge, (ii) are subject to a Contingent Deferred Sales Charge upon the redemption of such shares for six years from the initial purchase of such shares and (iii) as to which Distribution Fees are payable in connection with the distribution thereof.

                 "Citibank" has the meaning specified in the recital of parties to this Agreement.

                 "Citicorp" has the meaning specified in the Preliminary Statements.

                 "Co-Agents" has the meaning specified in the recital of parties to this Agreement.

                 "Collateral" means all "Collateral" as defined the Collateral Documents.

                 "Collateral Documents" means the B Share Collateral Agreement, the Distribution Fee Purchase Agreement, the Control Agreement dated as of June 26, 1996 among the Borrower, the Administrative Agent and A I M Funds Group, a Delaware business trust, on behalf of A I M Money Market Fund, the related UCC financing statements and any similar instrument.

                 "Collateral Fund" means an AIM Fund into which CDSC Shares initially issued by an Eligible Fund may be exchanged without the payment of a Contingent Deferred Sales Charge.

                 "Collection Account" means the account into which all Collections are deposited.

                 "Collection Agency Agreement" means the Collection Agency Agreement, dated as of May 2, 1995, among Citibank, Citicorp, as program agent, the Borrower, the Administrative Agent and Bankers Trust Company, as collection agent, as it may be amended, modified or supplemented from time to time.

                 "Collections" means the sum, without duplication, of:

                 (a) with respect to any Deferred Load Amounts, all funds which are received in any period by or for the benefit of the Borrower from the relevant AIM Fund and/or from any of the shareholders of such AIM Fund in payment of any amounts owed in respect of such Deferred Load Amounts minus (i) amounts (not exceeding 0.25% per annum of the net asset value from time to time of all CDSC Shares) paid to the Borrower or any of its Subsidiaries by an AIM Fund as "Service Fees", as such term is defined in the applicable Rules of Fair Practice of the National Association of Securities Dealers; and

                 (b)      the Securitization Program Collections.

                 "Commitment" means, in the case of any Lender at any time (i) the amount set forth opposite such Lender's name on Schedule I hereto under the heading "Commitment", (ii) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth as its "Commitment" in such Assumption Agreement or (iii) if such Lender has entered into one or more Assignments and Acceptances, the amount set forth in the Register maintained by the Administrative Agent pursuant to Section 10.07(c) as such Lender's "Commitment", as such amount may be increased, terminated or reduced, as the case may be, prior to such time pursuant to Section 2.04.

                 "Commitment Date" has the meaning specified in Section 2.04(c)(i).

                 "Commitment Fee" has the meaning specified in Section 4.02(a).

                 "Commitment Increase" has the meaning specified in Section 2.04(c)(i).

                 "Confidential Information" means information that the Borrower or an Affiliate of the Borrower furnishes to the Administrative Agent or any Lender, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender from a Person other than the Borrower or an Affiliate of the Borrower, which Person is not known by the Administrative Agent or such Lender, as the case may be, to be subject to a confidentiality restriction.

                 "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                 "Contingent Deferred Sales Charge" means the amount payable by a shareholder of any AIM Fund on redemption of such shareholder's CDSC Shares in such AIM Fund prior to the end of the holding period specified from time to time in such AIM Fund's prospectus, the proceeds of which charge are payable to or for the benefit of the Borrower.

                 "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision in any security issued by such Person or in any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its properties is bound.

                 "Conversion", "Convert" and "Converted" each refers to a conversion of Loans of one Type into Loans of the other Type pursuant to
Section 4.03.

                 "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements.

                 "Debt" as applied to any Person (without duplication), means:

                 (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

                 (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness;

                 (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services (except for accounts payable and other current liabilities arising in the ordinary course of business and payable on customary terms) or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

                 (d) any Interest Rate Protection Agreement or Currency Hedging Arrangement;

                 (e)      any Capital Lease Obligation of such Person;

                 (f) any indebtedness of the character referred to in clause (a), (b), (c), (d) or (e) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

                 (g) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d), (e) or (f) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

                 "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

                 "Deferred Load Amounts" means all amounts payable or that become payable to or for the benefit of the Borrower by any AIM Fund which is an Eligible Fund, a Collateral Fund or a Designated AIM Fund and/or any shareholder of such an AIM Fund from time to time in respect of all Distribution Fees and all Contingent Deferred Sales Charges.

                 "Designated AIM Fund" has the meaning specified in the definition of Permitted Deferred Load Amounts Securitization.

                 "Distribution Agreement" means any underwriting agreement and any plan or related agreement as contemplated by Rule 12b-1 under the Investment Company Act in connection with the distribution of shares of any Eligible Fund and any Collateral Fund.

                 "Distribution Expenses" means the amounts paid by AIM Distributors (or any Subsidiary successor thereto) in respect of Broker Commissions and prepaid service fees in connection with the distribution of CDSC Shares of an Eligible Fund in amounts no greater than the amounts set forth on Schedule 1.01C hereto, but only if such expenses are covered by a Distribution Plan providing for Distribution Fees and Contingent Deferred Sales Charges no less than those set forth on Schedule 1.01C. Distribution Expenses does not include any other marketing or other distribution-related costs or service fees payable to brokers.

                 "Distribution Fee Purchase Agreement" means the Second Amended and Restated Distribution Fee Purchase Agreement, dated as of June 26, 1996, between the Borrower and AIM Distributors in substantially the form of Exhibit 1.01C hereto, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                 "Distribution Fees" means all fees payable to or for the benefit of the Borrower by any AIM Fund pursuant to a Distribution Plan with respect to CDSC Shares.

                 "Distribution Plan" means any plan adopted (as amended from time to time) by an Eligible Fund or any Collateral Fund and any related agreements, as contemplated by Rule 12b-1 under the Investment Company Act, in connection with the distribution of CDSC Shares of such Eligible Fund (or any Collateral Fund).

                 "Domestic Lending Office" means, with respect to any Lender listed on the signature pages of this Agreement, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Domestic Lending Office" in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as it may from time to time specify by notice to the Borrower and the Administrative Agent.

                 "EBITDA" means, for any period, Consolidated Net Income for such period, adjusted (i) by adding thereto the sum of (A) Consolidated Interest Expense of the Borrower and its Subsidiaries, (B) depreciation expense, (C) amortization expense, (D) income tax expense, (E) extraordinary losses and other losses on Asset Sales not included in extraordinary losses and
(F) Contingent Deferred Sales Charges to the extent not recognized as revenue for such period, and (ii) by subtracting therefrom extraordinary gains and other gains on Asset Sales not included in extraordinary gains; in each case (other than clause (F) above) to the extent such amounts were included in arriving at Consolidated Net Income for such period.

                 "Effective Date" has the meaning specified in Section 5.01.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country described in this clause (iii); (iv) the central bank of any country which is a member of the OECD; or (v) a finance company, insurance company or other financial institution or fund organized under the laws of the United States, or any State thereof, or under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and which has total assets in excess of $100,000,000.

                 "Eligible Fund" means any AIM Fund which is listed on Schedule 1.01A or which is designated as an Eligible Fund with the consent of the Required Lenders.

                 "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Lending Office" means, with respect to any Lender listed on the signature pages to this Agreement, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Eurodollar Lending Office" in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as it may from time to time specify by notice to the Borrower and the Administrative Agent.

                 "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (i) the average (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) of the rates per annum at which deposits in U.S. Dollars are offered by the principal office of each Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Loan comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage for such Interest Period. The Eurodollar Rate for each Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period.

                 "Eurodollar Rate Loans" means Loans which bear interest at the rate in the manner set forth in Section 4.01(a)(ii) and, if applicable, Section 4.01(b).

                 "Eurodollar Reserve Percentage" for any Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

                 "Events of Default" has the meaning specified in Section 8.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Existing Asset Purchase Agreement" has the meaning specified in the Preliminary Statements.

                 "Existing Credit Agreement" has the meaning specified in the Preliminary Statements.

                 "Existing Debt" means Debt of the Borrower and its Subsidiaries outstanding immediately prior to the Effective Date and described in Schedule 6.09.

                 "Existing Lenders" has the meaning specified in the Preliminary Statements.

                 "Facility Collections" means all Collections other than Securitization Program Collections and the amounts, if any, included on the reports provided pursuant to Section 7.18(l) as "CDSC's payable to AIM", "ABSC payable to AIM" and "AIM's portion of Net Investment Earnings."

                 "Federal Bankruptcy Code" means the Bankruptcy Code of 1978, as amended from time to time.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum (rounded upward if necessary, to the nearest 1/100th of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fiscal Quarter" means, with respect to any Person, each three-month period ending on March 31, June 30, September 30 or December 31 in any calendar year.

                 "Fiscal Year" means, with respect to any Person, each twelve-month period ending on December 31 in any calendar year.

                 "Fixed Charges" means, with reference to any period, the sum of the following: (i) all Consolidated Cash Interest Expense of the Borrower and its Subsidiaries; and (ii) the aggregate amount of all required or mandatory scheduled payments or prepayments of principal paid or accrued by the Borrower and its Subsidiaries on all Debt (including pursuant to Section 3.02(b) but excluding (A) prepayments under Section 3.02(c), (B) optional prepayments under Section 3.03, (C) optional prepayments under Section 3.03 of the Tranche A Credit Agreement and (D) optional prepayments of the Senior Notes).

                 "Fund" means any Investment Company managed by the Borrower or any Subsidiary for which the Borrower or any Subsidiary provides advisory, administrative, supervisory, management, consulting, underwriting, transfer agency, shareholder or share servicing or similar services.

                 "Fund Management Company" means Fund Management Company, a Texas corporation, and a Wholly-Owned Subsidiary of the Borrower.

                 "GAAP" has the meaning specified in Section 1.04.

                 "Governmental Authority" shall mean any federation, nation, state, sovereign, or government, any federal, supranational, regional, state, local or political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                 "Guarantors" means AIM Advisors and any Subsidiary of the Borrower that becomes a Guarantor pursuant to Section 7.21.

                 "Guaranty", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person (including pursuant to any permitted Securitization Program), or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed (or in the case of any AIM Guaranty, such lesser amount as to which the maximum exposure of the Guarantor may have been specifically limited as provided in such AIM Guaranty).

                 "Highest Lawful Rate" has the meaning specified in Section 4.05(f).

                 "Increase Date" has the meaning specified in Section
2.04(c)(i).

                 "Increasing Lender" has the meaning specified in Section 2.04(c)(i).

                 "Indemnified Party" has the meaning specified in Section 10.04(b).

                 "Insurance Agency Subsidiary" means (i) a direct Subsidiary of the Borrower, AIM Advisors or another Insurance Agency Subsidiary (but only to the extent applicable law or the regulations or procedures of Governmental Authorities having jurisdiction over such corporation's activity in the sale of insurance would not permit direct ownership of such Corporation by the Borrower or AIM Advisors) and (ii) any corporation in which the Borrower or AIM Advisors owns shares of non-voting or preferred Capital Stock and an individual or unrelated corporation holds the shares of voting Capital Stock as required by applicable law or the regulations or procedures of Governmental Authorities having jurisdiction over such corporation's activity in the sale of insurance, which in each case were established to facilitate the distribution of shares of the various series portfolios of AIM Variable Insurance Funds, Inc.

                 "Interest Expense" as applied to any Person means, for any period, all interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease Obligations) properly charged or chargeable to income of such Person during such period in accordance with GAAP.

                 "Interest Period" means, for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or the date of the Conversion of any Base Rate Loan into such Eurodollar Rate Loan, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                 (a) the Borrower may not select any Interest Period relating to a Eurodollar Rate Loan that extends beyond the date final payment is due on such Loan;

                 (b) Interest Periods commencing on the same date for Eurodollar Rate Loans comprising part of the same Borrowing shall be of the same duration;

                 (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                 (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                 "Interest Rate Protection Agreements" means interest rate swap, cap or collar agreements, interest rate insurance and other similar agreements.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Investment" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person; provided that the term Investment shall not include any Broker Commissions or other expenses incurred on behalf of any Person or trade credit extended by such Person in the ordinary course of business.

                 "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

                 "Investment Company" means an "investment company" as such term is defined in the Investment Company Act.

                 "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

                 "Key Shareholder Group" has the meaning specified in Schedule 1.01B.

                 "Lender" means each Lender listed on the signature pages hereof, each Assuming Lender that shall become a party hereto pursuant to
Section 2.04(c) and each Eligible Assignee that shall become a party hereto pursuant to Section 10.07.

                 "Lenders Asset Sale Allocation" means at any date of determination, a fraction (i) the numerator of which is the outstanding principal amount of the Loans on such date, and (ii) the denominator of which is an amount equal to the sum of (A) the outstanding principal amount of the Loans on such date and (B) the outstanding principal amount of the "Tranche A Loans" under the Tranche A Credit Agreement on such date.

                 "Lenders Asset Sale Percentage" means at any date of determination, a fraction (i) the numerator of which is the sum of (A) the outstanding principal amount of the Loans on such date and (B) the outstanding principal amount of the "Tranche A Loans" under the Tranche A Credit Agreement on such date, and (ii) the denominator of which is an amount equal to the sum of (A) the outstanding principal amount of the Loans on such date, (B) the outstanding principal amount of the "Tranche A Loans" under the Tranche A Credit Agreement on such date and (C) the aggregate principal amount of Senior Notes outstanding on such date.

                 "Leverage Ratio" means, with respect to the Borrower at any date of determination, the ratio of (i) Consolidated Debt of the Borrower and its Subsidiaries minus the amount of cash and Cash Equivalents of the Borrower and its Subsidiaries to (ii) EBITDA, in each case determined as of the last day of the most recently completed Rolling Period of the Borrower. Solely for purposes of calculation of "Leverage Ratio", Consolidated Debt shall exclude the aggregate principal amount of all Senior Notes held by the Borrower on such date and the notional amount of all Interest Rate Protection Agreements and all Currency Hedging Arrangements in effect on such date.

                 "Lien" as to any Person, means any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

                 "Loan Documents" means this Agreement, the Notes, the AIM Guaranties and the Collateral Documents.

                 "Loan Parties" means the Borrower and each Guarantor.

                 "Loans" means the loans granted by the applicable Lenders to the Borrower pursuant to Section 2.01(b).

                 "Management Contract" means an agreement pursuant to which the Borrower or any of its Subsidiaries provides investment advisory, management or administrative services to an Eligible Fund or any Collateral Fund.

                 "Margin Stock" has the meaning specified in Regulation U.

                 "Material Adverse Change" means a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole since any stated reference date or from and after the date of determination.

                 "Material Adverse Effect" means a material adverse effect on
(i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the rights and remedies of the Administrative Agent, any Co-Agent or any Lender under any Loan Document or (iii) the ability of the Borrower and each of its Subsidiaries to perform its Obligations under any Loan Document.

                 "Material Subsidiary" means, with respect to any Person, each Subsidiary of such Person except (a) any Subsidiary of the U.S. Holding Company which is not a U.S. Person and (b) any Insurance Agency Subsidiary; provided, however, that any Insurance Agency Subsidiary shall be a "Material Subsidiary" from and after any time in which (i) the total asset value of such Insurance Agency Subsidiary is greater than 5% of the total asset value of the Borrower,
(ii) in any Fiscal Year in which the Borrower's net income is greater than or equal to $1, such Insurance Agency Subsidiary has net income for such Fiscal Year equal to or greater than 5% of the Borrower's net income for such Fiscal Year, or (iii) in any Fiscal Year in which the Borrower's net income is less than $1, such Insurance Agency Subsidiary has net income in an amount equal to or greater than $1,000,000; and provided further that each Insurance Agency Subsidiary shall be a "Material Subsidiary" from and after any time in which
(i) the total asset value of the Insurance Agency Subsidiaries at such time is greater than 10% of the total asset value of the Borrower at such time or (ii) in any Fiscal Year in which the Borrower's net income is greater than or equal to $1, the Insurance Agency Subsidiaries have an aggregate net income for such Fiscal Year equal to or greater than 10% of the Borrower's net income for such Fiscal Year.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset of any Person, the aggregate amount of cash or Cash Equivalents payable to such Person from time to time in connection with such transaction, after deducting therefrom only (i) reasonable and customary brokerage commissions, legal fees, investment bankers' fees, finder's fees and other similar fees and commissions, (ii) the amount of taxes payable by such Person in connection with or as a result of such transaction, and (iii) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

                 "Net Income" means, with reference to any period, the net income (or deficit) of the Borrower and its Subsidiaries for such period, all determined in accordance with GAAP on a Consolidated basis after eliminating all intercompany transactions, provided that there shall be excluded (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and (ii) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

                 "Non-U.S. Lender" means any Lender that is not a U.S. Person.

                 "Notes" has the meaning specified in Section 2.02.

                 "Notice of Borrowing" has the meaning specified in Section 3.01(a).

                 "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (i) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document, and (ii) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party as permitted by any Loan Document.

                 "Operating Cash Flow" means, for any period, EBITDA for such period, adjusted: (i) by adding thereto any net increase in deferred tax liability for such period and any net decrease in deferred tax asset for such period and (ii) by subtracting (A) income tax expense, (B) Capital Expenditures of the Borrower and its Subsidiaries and (C) any net decrease in deferred tax liability for such period and any net increase in deferred tax asset for such period; provided that such net increase or decrease in deferred tax liability or asset shall be taken into account only to the extent such deferred tax liability or asset is attributable to temporary book-tax difference.

                 "Other Taxes" has the meaning specified in Section 4.07(b).

                 "Override Payments" means payments as compensation for services earned for the distribution of shares of the various series portfolios of AIM Variable Insurance Funds, Inc., the amount of which payments are based on premiums received in connection with such distribution of shares.

                 "Pari Passu Debt" means any Debt of the Borrower that is pari passu in right of payment to the Loans.

                 "Permitted Deferred Load Amounts Securitization" means any transaction (the "Transaction") among one or more of AIM Distributors, the Borrower, any Subsidiaries of the foregoing (collectively, the "AIM Participants") and other Persons who may include Citibank or Affiliates of Citibank (the "Financing Participants"):

                 (a) which constitutes a sale of, or securitization of, all or any portion of the Borrower's right, title and interest in Deferred Load Amounts paid, payable or to become payable with respect to one or more specified classes of shares (the "Designated Shares") issued by specified AIM Funds (the "Designated AIM Funds") on or after the date of closing of the Transaction,

                 (b) in which the proceeds realized by the AIM Participants are used primarily to fund the payment of expenses and other costs incurred in connection with the distribution of the Designated Shares of the Designated AIM Funds,

                 (c) pursuant to which Transaction the Financing Participants look primarily to the Deferred Load Amounts sold or securitized to recover their principal or investment and yield thereon,

                 (d) pursuant to which all Collections are required, pursuant to the Securitization Program Allocation Procedures, to be paid by the AIM Funds directly to the Collection Account for disbursement to the Administrative Agent, the AIM Participants and the Financing Participants,

                 (e) in which the Transaction documentation does not provide the Financing Participants any recourse against the AIM Participants except in respect of claims, which shall not be secured by assets of the AIM Participants other than Deferred

         Load Amounts sold or securitized, arising out of Transaction documentation terms which are customary in transactions of the type in question including, without limitation:

                          (A) representations and warranties such as those relating to (I) the legal status of the AIM Participants or any Person to whom any thereof delegate their duties, or any Designated AIM Fund (any thereof an "AIM Entity"), including, without limitation, their legal status under the relevant securities laws, (II) the power, authority and ability of the AIM Participants and AIM Entities to enter into and perform their obligations under the Transaction documentation and related documentation, (III) the AIM Participants' title to the Deferred Load Amounts and the absence of adverse claims in respect thereof, (IV) the legality, enforceability, assignability, terms, and other relevant characteristics of the Deferred Load Amounts and the related distribution plans, distribution agreements, sales charge arrangements or other agreements relating to the distribution of shares of any Designated AIM Fund, (V) the investment policies and restrictions, share redemption and exchange policies and experience, and management, advisory or service agreements of the Designated AIM Funds, (VI) the legality and enforceability of the Transaction documentation and the effectiveness thereof to transfer to the Financing Participants the right, title and interest in the Deferred Load Amounts and the products, proceeds and collections in respect thereof intended to be transferred thereby and to perfect the same, and (VII) the accuracy of information provided by or on behalf of AIM Entities;

                          (B) covenants such as (I) undertakings to act as servicer or agent for the collection of the products, proceeds and collections in respect of the Deferred Load Amounts and to perform reporting, filing, perfection and auditing functions in connection therewith, (II) undertakings to perform, cause performance and assure capacity to perform by the AIM Entities of their duties under the Transaction documentation, applicable laws, the distribution plans, distribution agreements, management agreements, advisory agreements, or service agreements and other agreements relating to the Deferred Load Amounts, (III) undertakings to maintain and use the position or authority of the AIM Entities in respect of the Designated AIM Funds so as to preserve and not adversely affect the Deferred Load Amounts, (IV) undertakings to keep the interests of the Financing Participants in the Deferred Load Amounts and the proceeds, products and collections in respect thereof perfected and free and clear of adverse claims, and (V) undertakings to bear expenses of the Transaction and the administration and enforcement of the Transaction documentation, to provide financial information, to give notices of important events, to maintain confidentiality, and other undertakings customary in transactions similar to the Transaction; and

                          (C) indemnifications for costs, expenses, liabilities, losses attributable to malfeasance, misfeasance, breach of covenants, or misrepresentations by AIM Entities and certain other negotiated occurrences arising out of the nature of the Deferred Load Amounts being transferred or the operations of the AIM Entities, including, without limitation,
                 (I) certain amendments, modifications or terminations of any distribution plan, management agreement, advisory agreement, distribution agreement or other agreement relating to the distribution of the shares of the Designated AIM Funds to the extent responsibility for which is assigned to the AIM Participants under the Transaction documentation, (II) certain changes in the investment policies or experience or Contingent Deferred Sales Charge arrangements of any Designated AIM Fund or any other agreement or arrangement relating to the Deferred Load Amounts to the extent responsibility for which is assigned to the AIM Participants under the Transaction documentation, (III) any litigation, investigations, or regulatory actions arising out of the operations of any AIM Entity, and (IV) any liquidation, reorganization or similar event relating to any AIM Entity,

                 (f) in which customary assurances (including legal opinions) are given to the Financing Participants and/or rating agencies that such Transaction constitutes a "true sale" for bankruptcy purposes to the Financing Participants of the Deferred Load Amounts transferred, and

                 (g) solely with respect to (i) Permitted Deferred Load Amount Securitizations not in existence on the Effective Date and (ii) any amendment, modification or waiver of the terms of the Permitted Deferred Load Amount Securitization in effect on the Effective Date which affects the allocation procedures or the Collection Agency Agreement, with respect to which the Required Lenders shall have consented to the aspects described in the preceding clause (d).

                 "Permitted Investment" means:

                  (i) Investments in any Wholly-Owned Subsidiary (including any Person that thereby becomes a Wholly-Owned Subsidiary), provided that the aggregate amount of Investments in Subsidiaries which are not are U.S. Persons shall not exceed $25,000,000 at any time;

                 (ii)     Investments in any of the Senior Notes;

                 (iii)    Cash Equivalents;

                 (iv) Debt of any Subsidiary owing to the Borrower or to another Subsidiary pursuant to Section 7.03(d);

                 (v)      Investments set forth on Schedule 1.01D;

                 (vi) Investments in any securities issued by, or to be held by, any Fund, acquired in the ordinary course of business, provided that any such securities to be held by any such Fund are transferred to such Fund as promptly as practicable;

                 (vii) receivables owing to the Borrower or any Subsidiary created in the ordinary course of business;


                 (viii) Investments acquired by the Borrower or any Subsidiary in connection with Asset Sales permitted under Section 7.06 to the extent such Investments are non-cash proceeds as permitted under Section 7.06;

                 (ix) (A) Interest Rate Agreements designed to protect the Borrower or any Subsidiary against fluctuations in interest rates in respect of Debt of the Borrower or any of its Subsidiaries, which obligations do not exceed the aggregate nominal amount of such Debt and (B) Currency Hedging Arrangements entered into by the Borrower or any of its Subsidiaries designed to protect against fluctuations in currency values;

                 (x) evidences of Debt, securities or other property received from another Person by the Borrower or any Subsidiary in connection with any bankruptcy proceeding or other reorganization of such other Person in exchange for evidences of Debt, securities or other property of such other Person held by the Borrower or any Subsidiary in accordance with the terms of this Agreement, or for other liabilities or obligations of such other Person to the Borrower or any Subsidiary;

                 (xi) Investments in any Person to the extent acquired in exchange for Qualified Capital Stock, provided that the aggregate number of shares of Capital Stock of the Borrower exchanged for such Investment does not exceed 25% of the outstanding Capital Stock of the Borrower after giving effect to such exchange;

                 (xii) advances to employees of the Borrower for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

                 (xiii) Investments related to the deferred compensation of the Borrower's employees;

                 (xiv) Investments in Capital Stock of the Borrower purchased from an employee of the Borrower upon the death or termination of such employee; and

                 (xv) in addition to the Permitted Investments described in the foregoing clauses (i) through (xiv), Investments in any Person which derives a majority of its revenues from businesses similar to those that the Borrower or any Subsidiary participates in as of the Effective Date or in businesses reasonably related thereto in the aggregate amount not to exceed $5,000,000 at any time outstanding (valued at cost at the time of Investment).

                 "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                 "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the termination of all of the Commitments hereunder and the repayment of all Loans outstanding under this Agreement or is redeemable at the option of the holder thereof at any time prior to such termination and repayment, or is convertible into or exchangeable for debt securities (other than debt securities with a maturity later than the date of the termination of all of the Commitments hereunder and the repayment of all Loans outstanding under this Agreement) at any time prior to such termination and repayment.

                 "Reference Banks" means each of Citibank, Chemical Bank and NationsBank.

                 "Register" has the meaning specified in Section 10.07(c).

                 "Registered Note" means a Note that has been issued in registered form pursuant to Section 2.02(b) of this Agreement.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Required Lenders" means at any time Lenders owed or holding in the aggregate at least 51% of the sum of (i) the then aggregate unpaid principal amount of the Loans and (ii) the then Unused Total Commitment; provided that for purposes of this definition neither (x) the Borrower, nor any of its Affiliates, if a Lender, nor (y) any Lender who has defaulted on any of its obligations hereunder, shall be included in (A) the Lenders owed such amount of the Loans (or holding such amount of the Total Commitment) or (B) determining the aggregate unpaid principal amount of the Loans or the Unused Total Commitment.

                 "Requirement of Law" as to any Person, means any law, treaty, rule, regulation, decree, judgment, injunction, order, writ or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer" means the Chief Financial Officer or Treasurer of the Borrower or any person serving in a similar capacity.

                 "Restricted Payment" has the meaning specified in Section 7.05(a).

                 "Rolling Period" means a period of four consecutive Fiscal Quarters.

                 "Rule 2a-7" means Rule 2a-7 under the Investment Company Act, as in effect from time to time.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securitization Program" means any sale to a third-party investor by the Borrower or any of its Subsidiaries of its rights to receive Deferred Load Amounts pursuant to a securitization program having terms and conditions satisfactory to the Required Lenders, provided that any Securitization Program that is a Permitted Deferred Load Amounts Securitization shall, if approved by the Required Lenders in the respects provided in clause
(g) of the definition of "Permitted Deferred Load Amounts Securitization", be deemed to be satisfactory to each Lender.

                 "Securitization Program Allocation Procedures" means the procedures for allocating Deferred Load Amounts that are attached to the Existing Asset Purchase Agreement.

                 "Securitization Program Collections" means all Collections with respect to Deferred Load Amounts sold pursuant to any Securitization Program and all other amounts defined as "collections" in the documentation for such Securitization Program.

                 "Senior Note Asset Sale Percentage" means at any date of determination, a fraction (i) the numerator of which is the aggregate principal amount of Senior Notes outstanding on such date, and (ii) the denominator of which is an amount equal to the sum of (A) the outstanding principal amount of the Loans as of such date, (B) the outstanding principal amount of the "Tranche A Loans" under the Tranche A Credit Agreement as of such date and (C) the aggregate principal amount of Senior Notes outstanding as of such date.

                 "Senior Notes" means the senior notes issued by the Borrower on November 3, 1993.

                 "SIPA" means the Securities Investor Protection Act of 1970, as amended from time to time.

                 "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of its liabilities, including contingent liabilities, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its property would constitute an unreasonably small capital.

                 "Subsidiary" means any corporation at least a majority (by number of votes) of the Voting Stock of which is at the time owned by the Borrower or by one or more Subsidiaries or by the Borrower and one or more Subsidiaries.

                 "TA Group" has the meaning specified in Schedule 1.01B.

                 "Taxes" has the meaning specified in Section 4.07(a).

                 "Tranche A Credit Agreement" has the meaning specified in the Preliminary Statements.

                 "Tranche A Lenders " has the meaning specified in the Preliminary Statements.

                 "Termination Date" means the earlier of June 25, 2001 and the date of termination in whole of the Total Commitment pursuant to Section 2.04 or 8.01.

                 "Total Commitment" means, on any date of determination, the aggregate Commitments of all the Lenders on such date.

                 "Type" refers to the distinction between Base Rate Loans and Eurodollar Rate Loans.

                 "United States" and "U.S." each means United States of
America.

                 "Unused Commitment" means, with respect to any Lender at any time, such Lender's Commitment at such time minus the aggregate principal amount of all Loans made by such Lender and outstanding at such time.

                 "Unused Total Commitment" means on any date of determination, with respect to all of the Lenders, (a) the Total Commitment on such date, minus (b) the aggregate principal amount of all Loans outstanding on such date.

                 "U.S. Dollars" and "$" means the lawful money of the United States of America.

                 "U.S. Holding Company" means A I M Global Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

                 "U.S. Person" means any Person that is created or organized under the laws of the United States or of any State thereof, or any estate or trust that is subject to United States Federal income taxation regardless of the source of its income.

                 "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof.

                 "Voting Stock" means, with reference to any corporation, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                 "Wholly-Owned" means, as applied to any Subsidiary, a Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Borrower or by one or more Wholly-Owned Subsidiaries or by the Borrower and one or more Wholly-Owned Subsidiaries.

                 Section 1.02. Certain Defined Terms Relating to ERISA. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                 "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
(iii) the cessation of operations at a facility of the Borrower, any Subsidiary or any of their respective ERISA Affiliates in the circumstances described in
Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower, any Subsidiary or any of their respective ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (v) the failure by the Borrower, any Subsidiary or any of their respective ERISA Affiliates to make a payment to a Plan required under Section 302(e) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; (vii) the institution by the PBGC of proceedings to terminate or to appoint a trustee or administrator of a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan; or (viii) the occurrence of any event or condition which could result in a violation of Title I of ERISA or give rise to the imposition of any liability pursuant to the penalty or excise tax provisions of the Code relating to employee benefit plans.

                 "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                 "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower, any Subsidiary or any of their respective ERISA Affiliates and at least one other Person or (ii) was so maintained and in respect of which the Borrower, any Subsidiary or any of their respective ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor to any of its functions.

                 "Plan" means a Single Employer Plan or a Multiple Employer
Plan.

                 "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is or has been established or maintained for employees of the Borrower, any Subsidiary or any of their respective ERISA Affiliates and no other Person or (ii) was so maintained and in respect of which the Borrower, any Subsidiary or any of their respective ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, with respect to which the Borrower, any Subsidiary or any of their respective ERISA Affiliates may have any liability.

                 "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                 Section 1.03.  Computation of Time Periods; Terms Generally.
(a) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of and Exhibits and Schedules to this Agreement, unless the context shall otherwise require.

                 (b) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                 (c) Section, subsection, and other headings used in this Agreement are for convenience only and shall not affect the construction hereof.

                 Section 1.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements of such Person as of December 31, 1995 ("GAAP").

                                   ARTICLE II

                                   THE LOANS

                 Section 2.01. The Loans. (a) Each Lender severally agrees, on the terms and conditions hereof and upon the request of the Borrower from time to time on any Business Day during the period from the Effective Date to the Termination Date, to make one or more Loans in an aggregate principal amount at any time outstanding not to exceed its Commitment as in effect at such time.

                 (b) The Loans may consist of: (i) Base Rate Loans; (ii) Eurodollar Rate Loans; or (iii) any combination of the foregoing, as determined by the Borrower and notified to the Administrative Agent in accordance with
Section 3.01.

                 Section 2.02. The Notes. (a) The Loans made by each Lender shall be evidenced by a promissory note (including, without limitation, a Registered Note) of the Borrower, substantially in the form of Exhibit 2.02 hereto, with appropriate insertions (individually, a "Note"; collectively, the "Notes"), payable to the order of such Lender (except in the case of a Registered Note which shall be legended on the face thereof and shall be made payable to such Lender or its registered assigns) and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made by such Lender with interest thereon as prescribed in Section 4.01. Each Note shall (i) be dated the Effective Date, (ii) state that the Loans evidenced thereby shall be payable on the Termination Date, and (iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided herein. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each Interest Period with respect thereto, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Note, and any such recordation shall be presumptive as to the accuracy of the information so recorded, provided that the failure by any Lender to make any such notations or the inaccuracy or incompleteness of any such notations shall not affect the Obligations of the Borrower hereunder or under the Notes.

                 (b) Any Non-U.S. Lender that could become completely exempt from withholding of U.S. Taxes in respect of payment of the Obligations due to such Non-U.S. Lender hereunder relating to its Loans if its Loans were in registered form for United States Federal income tax purposes, may request, in a notice to the Borrower and the Administrative Agent, that the Borrower exchange such Non-U.S. Lender's Note for a Registered Note and the Borrower hereby agrees promptly thereafter to exchange such Non-U.S. Lender's Note evidencing its Loans for a Registered Note (which Registered Note shall be in substantially the form of Exhibit 2.02 hereto, except that it shall be legended on the face thereof as a "Registered Note" and shall be made payable to such Non-U.S. Lender or its registered assigns). Registered Notes shall be deemed to be and shall be Notes for all purposes of this Agreement and the other Loan Documents. Registered Notes may not be exchanged for Notes that are not in registered form.

                 Section 2.03. Repayment. (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of all Loans outstanding on such date. Within the limits of the Unused Total Commitment in effect from time to time, the Borrower may borrow, prepay pursuant to Section 3.03 and reborrow under Section 3.01.

                 (b) Maximum Outstanding Principal Amounts. The Borrower shall repay or prepay, on or before the settlement date next following each determination date set forth below, the Loans then outstanding in an amount such that the aggregate principal amount of Loans outstanding on each such determination date shall not exceed an amount equal to the sum of (i) the amount set opposite such determination date:

         Determination Date                                 Amount

         9/30/96                                            $40,500,000
         12/31/96                                            40,500,000
         3/31/97                                             40,500,000
         6/30/97                                             40,500,000
         9/30/97                                             29,800,000
         12/31/97                                            29,800,000
         3/31/98                                             29,800,000
         6/30/98                                             29,800,000
         9/30/98                                             14,900,000
         12/31/98                                            14,900,000
         3/31/99 and thereafter                                    0

plus (ii) an amount equal to the result of the following calculation for such determination date:

A(a) + B(b) + C(c) + D(d)+ E(e) + F(f) and so on

where each capital letter represents the principal amount of Loans advanced during a Fiscal Quarter ended on or prior to such determination date and each lower case letter represents the percentage set forth opposite each such Fiscal Quarter under such determination date in the table immediately following this sentence, provided that, if at any time the Loans advanced during any Fiscal Quarter are required to be repaid in full in accordance with Section 3.02(c), the percentages under each date of determination related to such Fiscal

Quarter shall be 0%. Nothing in this Section 2.03(b) shall limit the Borrower's ablility to reborrow any amounts repaid or prepaid hereunder.

       FISCAL
       QUARTER                                   DETERMINATION DATES
       -------------------------------------------------------------------------------------------------------
                        9/30/96  12/31/96 3/31/97  6/30/97 9/30/97  12/31/97 3/31/98 6/30/98  9/30/98 12/31/98
       -------------------------------------------------------------------------------------------------------
       Effective Date -
       9/30/96             100%     100%     100%     90%     90%       90%     90%      75%     75%       75%
       10/1/96-12/31/96             100%     100%    100%     90%       90%     90%      90%     75%       75%
       1/1/97-3/31/97                        100%    100%    100%       90%     90%      90%     90%       75%
       4/1/97-6/30/97                                100%    100%      100%     90%      90%     90%       90%
       7/1/97-9/30/97                                        100%      100%    100%      90%     90%       90%
       10/1/97-12/31/97                                                100%    100%     100%     90%       90%
       1/1/98-3/31/98                                                          100%     100%    100%       90%
       4/1/98-6/30/98                                                                   100%    100%      100%
       7/1/98-9/30/98                                                                           100%      100%
       10/1/98-12/31/98                                                                                   100%
       1/1/99-3/31/99
       4/1/99-6/30/99
       7/1/99-9/30/99
       10/1/99-12/31/99
       1/1/00-3/31/00
       4/1/00-6/30/00
       7/1/00-9/30/00
       10/1/00-12/31/00
       1/31/01-3/31/01
       4/1/01-6/30/01


       FISCAL
       QUARTER                                    DETERMINATION DATES
       --------------------------------------------------------------------------------------------------------
                          3/31/99 6/30/99  9/30/99 12/31/99  3/31/00 6/30/00  9/30/00 12/31/01  3/31/01 6/30/01
       --------------------------------------------------------------------------------------------------------
       Effective Date -
       9/30/96              75%      55%     55%       55%     55%      40%     40%      40%      40%     20%
       10/1/96-12/31/96     75%      75%     55%       55%     55%      55%     40%      40%      40%     40%
       1/1/97-3/31/97       75%      75%     75%       55%     55%      55%     55%      40%      40%     40%
       4/1/97-6/30/97       75%      75%     75%       75%     55%      55%     55%      55%      40%     40%
       7/1/97-9/30/97       90%      75%     75%       75%     75%      55%     55%      55%      55%     40%
       10/1/97-12/31/97     90%      90%     75%       75%     75%      75%     55%      55%      55%     55%
       1/1/98-3/31/98       90%      90%     90%       75%     75%      75%     75%      55%      55%     55%
       4/1/98-6/30/98       90%      90%     90%       90%     75%      75%     75%      75%      55%     55%
       7/1/98-9/30/98      100%      90%     90%       90%     90%      75%     75%      75%      75%     55%
       10/1/98-12/31/98    100%     100%     90%       90%     90%      90%     85%      75%      75%     75%
       1/1/99-3/31/99      100%     100%    100%       90%     90%      90%     90%      75%      75%     75%
       4/1/99-6/30/99               100%    100%      100%     90%      90%     90%      90%      75%     75%
       7/1/99-9/30/99                       100%      100%    100%      90%     90%      90%      90%     75%
       10/1/99-12/31/99                               100%    100%     100%     90%      90%      90%     90%
       1/1/00-3/31/00                                         100%     100%    100%      90%      90%     90%
       4/1/00-6/30/00                                                  100%    100%     100%      90%     90%
       7/1/00-9/30/00                                                          100%     100%      90%     90%
       10/1/00-12/31/00                                                                 100%     100%    100%
       1/31/01-3/31/01                                                                           100%    100%
       4/1/01-6/30/01                                                                                    100%

                 Section 2.04. Termination, Reduction or Increase of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Unused Total Commitment; provided, however, that each partial reduction of the Unused Total Commitment (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments.

                 (b) Mandatory. (i) The Total Commitment shall be automatically and permanently reduced on the date on which any prepayment is required to be made pursuant to Section 3.02(a) by an amount equal to the greater of:

                 (A) an amount equal to the aggregate amount of Net Cash Proceeds required to be used to prepay Loans under Section 3.02(a); and

                 (B) an amount equal to the aggregate amount of Net Cash Proceeds the Borrower would have been required to use to prepay Loans under Section 3.02(a) if:

                          (1) "Lenders Asset Sale Allocation" was defined as, at any date of determination, a fraction (i) the numerator of which is the Total Commitment on such date and (ii) the denominator of which is an amount equal to the sum of (A) the Total Commitment on such date and (B) the "Total Tranche A Commitment" under the Tranche A Credit Agreement on such date;

                          (2) "Lenders Asset Sale Percentage" was defined as, at any date of determination, a fraction (a) the numerator of which is the sum of (x) the Total Commitment on such date and (y) the "Total Tranche A Commitment" under the Tranche A Credit Agreement on such date, and (b) the denominator of which is an amount equal to the sum of (i) the Total Commitment on such date, (ii) the "Total Tranche A Commitment" under the Tranche A Credit Agreement on such date and (iii) the aggregate principal amount of Senior Notes outstanding on such date; and

                          (3) "Senior Note Asset Sale Percentage" was defined as, at any date of determination, a fraction (a) the numerator of which is the aggregate principal amount of Senior Notes outstanding on such date, and (b) the denominator of which is an amount equal to the sum of (i) the Total Commitment on such date, (ii) the "Total Tranche A Commitment" under the Tranche A Credit Agreement on such date and (iii) the aggregate principal amount of Senior Notes outstanding on such date.

                 (ii) The Total Commitment shall terminate on the Termination Date.

                 (c) Increase in the Total Commitments. (i) The Borrower may at any time, by notice to the Administrative Agent, propose that the Total Commitment be increased (such aggregate amount being, a "Commitment Increase") up to $250,000,000, effective as at a date prior to the Termination Date (the "Increase Date") as to which agreement is to be reached by an earlier date specified in such notice (the "Commitment Date"); provided, however, that (A) the Borrower may not propose more than one Commitment Increase in any year, (B) the minimum proposed Commitment Increase per notice shall be $25,000,000 or an integral multiple of $5,000,000 in excess thereof, or, if less, the remaining amount available for a Commitment Increase hereunder, (C) in no event shall the Total Commitment at any time exceed $250,000,000 and (D) no Default shall have occurred and be continuing on such Increase Date. The Administrative Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Administrative Agent agrees that it will cooperate with the Borrower in discussions with the Lenders and other Eligible Assignees with a view to arranging the proposed Commitment Increase through the increase of the Commitments of one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being, an "Increasing Lender") and the addition of one or more other Eligible Assignees as Assuming Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each such Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.04(c) shall be at least equal to $10,000,000. If agreement is reached on or prior to the Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Borrower), such agreement to be evidenced by a notice in reasonable detail from the Borrower to the Administrative Agent on or prior to the Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:

                 (x) the Administrative Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (New York City time) on the Increase Date a copy of the resolutions adopted by the Board of Directors of the Borrower authorizing such Commitment Increase certified on the Increase Date by the Secretary, an Assistant Secretary or a comparable official of the Borrower as being duly adopted and not revoked or superseded;

                 (y) each such Assuming Lender shall have delivered to the Administrative Agent, by no later than 10:00 A.M. (New York City time) on the Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit 1.01B hereto, duly executed by such Assuming Lender and the Borrower; and

                 (z) each such Increasing Lender shall have delivered to the Administrative Agent by, no later than 10:00 A.M. (New York City time) on the Increase Date, (A) its existing Note and (B) confirmation in writing satisfactory to the Agent as to its increased Commitment.

                 (ii) In the event that the Administrative Agent shall have received notice from the Borrower as to its agreement to a Commitment Increase on or prior to the Commitment Date and each of the actions provided for in clauses (x) through (z) above shall have occurred prior to 10:00 A.M. (New York City time) on the Increase Date to the satisfaction of the Administrative Agent, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) and the Borrower of the occurrence of such Commitment Increase by telecopier, telex or cable promptly and in any event no later than 1:00 P.M. (New York City time) on the Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's ratable portion of the Loans then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the Total Commitment (without giving effect to the relevant Commitment Increase). After the Administrative Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Loans owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Commitment Increase). Within five Business Days after the Borrower receives notice from the Administrative Agent, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent Notes payable to the order of each Assuming Lender, if any, and, each Increasing Lender, dated as of the Increase Date, in a principal amount equal to such Lender's Commitment after giving effect to the relevant Commitment Increase, and substantially in the form of Exhibit 2.02 hereto. The Administrative Agent, upon receipt of such Notes, shall promptly deliver such Notes to the respective Assuming Lenders and Increasing Lenders and shall return the existing Notes that are being replaced to the Borrower.

                 (iii) In the event that the Administrative Agent shall not have received notice from the Borrower as to such agreement on or prior to the Commitment Date or the Borrower shall, by notice to the Administrative Agent prior to the Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (i)(x) through (i)(z) shall not have occurred by 10:00 A.M. (New York City time) on the Increase Date, such proposal by the Borrower shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(x) through (i)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.


                                  ARTICLE III

                         LOAN PROCEDURE AND PREPAYMENTS

                 Section 3.01. Loan Procedure. (a) Each Borrowing shall be made on notice, given by the Borrower to the Administrative Agent (which shall give each Lender prompt notice thereof by telex or facsimile transmission) not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Loans and (y) 10:00 A.M. (New York City time) on the day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Loans. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex or facsimile transmission, confirmed immediately in writing, in substantially the form of Exhibit 3.01, executed by a duly authorized officer of the Borrower specifying therein (i) the date of such Borrowing, (ii) the Type of Loans comprising such Borrowing, (iii) the aggregate amount of such Borrowing and
(iv) in the case of a Borrowing consisting of Eurodollar Rate Loans, the initial Interest Period for such Borrowing.

                 (b) Each Lender shall, before 11:00 A.M. (New York City time) on the date of each Borrowing consisting of Eurodollar Rate Loans and before 1:00 P.M. (New York City time) on the date of each Borrowing consisting of Base Rate Loans, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in immediately available funds, such Lender's Loan in the amount of its ratable portion (determined by reference to the amount of such Lender's Commitment and the Total Commitment) of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

                 (c) Notwithstanding anything to the contrary in subsection (a) above (i) each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or if the Total Commitment shall be less than $1,000,000, such lesser amount) and (ii) no more than ten Borrowings shall be outstanding at any one time.

                 (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article V or any failure to borrow such Loans on the date of the proposed Borrowing set forth in such Notice of Borrowing, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

                 (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such ratable portion available to the Administrative Agent, such amount shall be deemed for all purposes to be a Loan made by the Administrative Agent, and such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 4.01 to the Loans comprising such Borrowing, and (ii) in the case of such Lender, the Federal Funds Rate and, in the case of such Lender, the costs referred to in Section 10.04(c) (but only to the extent the Administrative Agent has actually incurred such costs). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                 (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                 Section 3.02. Mandatory Prepayments. (a) From Certain Asset Sales. (i) In addition to any other mandatory prepayments required by this
Section 3.02, if the Borrower
or any Subsidiary shall make an Asset Sale (other than pursuant to a Securitization Program or pursuant to an Asset Sale described on Schedule 3.02(a)), the Net Cash Proceeds of which equal or exceed $15,000,000, within five Business Days after the consummation of such Asset Sale, the Borrower shall: (A) prepay the Loans in a principal amount equal to the product of (1) the Lenders Asset Sale Percentage times (2) the Net Cash Proceeds of such Asset Sale times (3) the Lenders Asset Sale Allocation, such prepayment to be applied as set forth in clause (ii) below; and (B) offer to prepay without premium the Senior Notes then outstanding in a principal amount equal to the product of (x) the Senior Note Asset Sale Percentage times (y) the Net Cash Proceeds of such Asset Sale.

                 (ii)     All prepayments of Loans made pursuant to this
Section 3.02(a) shall be applied to the prepayment (without premium or penalty) of the aggregate outstanding principal amount of the Loans and the Total Commitment shall be permanently reduced as set forth in Section 2.04(b)(i); together with, in each case, accrued interest on such Loans to the date of prepayment on the principal amount prepaid, and, in the case of Eurodollar Rate Loans which are prepaid prior to the last day of the Interest Period therefor, the amounts required by Section 10.04.

                 (b) From Collections. In addition to any other mandatory prepayments required by this Section 3.02, on the 20th day of each calendar month, the Borrower shall make a prepayment in a principal amount equal to the amount of Facility Collections received by the Borrower during the preceding calendar month less the amount of interest paid during such period on Loans, such prepayment to be applied to the prepayment (without premium or penalty) of the outstanding principal amount of the Loans, together with accrued interest on such Loans to the date of prepayment on the principal amount prepaid, and, in the case of Eurodollar Rate Loans which are prepaid prior to the last day of the Interest Period therefor, the amounts required by Section 10.04, provided that if there is an overpayment or underpayment of Facility Collections under this Section 3.02(b) solely as a result of a mistake in the calculation made pursuant to the Securitization Program Allocation Procedures, such overpayment or underpayment will not be a Default so long as (A) such overpayment or underpayment is corrected on or before the Monthly Settlement Date (as defined in the Collection Agency Agreement) immediately following the date of such overpayment or underpayment, (B) the Responsible Officer of the Borrower delivers a written notification to the Administrative Agent immediately upon the Borrower's becoming aware of such overpayment or underpayment which describes in reasonable detail the mistake made in such calculation, and (C) if any underpayment exceeds $1,000,000, the Borrower will, simultaneously with the delivery of the notification described in clause (B), pay, or cause to be paid, to the Administrative Agent the amount of such underpayment, it being understood that in the event of any such payment by the Borrower, the Administrative Agent will release to the Borrower, upon receipt, any amount subsequently received from the Collection Agent (as defined in the Collection Agency Agreement) under the Securitization Program Allocation Procedures by way of compensation for such previous underpayment and expressly stated to be such. The Borrower will deliver to the Administrative Agent together with each prepayment made pursuant to this Section 3.02(b) a settlement schedule substantially in the form of Schedule 3.02(b) executed by a Responsible Officer of the Borrower.

                 (c) From Securitization Programs. In addition to any other mandatory prepayments required by this Section 3.02, the Borrower shall make a prepayment in a principal amount equal to the amount of the Net Cash Proceeds from the sale of assets of the Borrower and its Subsidiaries pursuant to a Securitization Program with respect to the sale of Deferred Load Amounts arising from CDSC Shares the Distribution Expenses of which were financed with proceeds of the Loans advanced during one or more Fiscal Quarters of the Borrower, such prepayment to be applied to the prepayment (without premium or penalty) of the outstanding principal amount of the Loans advanced during each such respective Fiscal Quarter, together with accrued interest on such Loans to the date of prepayment on the principal amount prepaid, and, in the case of Eurodollar Rate Loans which are prepaid prior to the last day of the Interest Period therefor, the amounts required by Section 10.04.

                 Section 3.03. Optional Prepayments. The Borrower may, upon at least five Business Days' irrevocable notice to the Administrative Agent stating the proposed date, aggregate principal amount of the prepayment, and the Borrowings to which such prepayment is to be applied, and, if such notice is given, the Borrower shall, prepay (without premium or penalty) the principal amount to be prepaid, ratably; together with accrued interest to the date of such prepayment on the principal amount prepaid and, in the case of Eurodollar Rate Loans which are prepaid prior to the last day of the Interest Period therefor, the amounts required by Section 10.04; provided that each such prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Prepaid Loans may, at any time prior to the Termination Date, be reborrowed, provided that the aggregate principal amount of the Loans outstanding at any time may not exceed the Total Commitment at such time, adjusted in accordance with Section 2.04.


                                   ARTICLE IV

                                 INTEREST, ETC.

                 Section 4.01.  Interest.  (a)  Scheduled Interest.  Subject to
Section 4.05(f), the Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at the following rates per annum:

                 (i) Base Rate Loans. During such periods as such Loan is a Base Rate Loan, a rate per annum equal at all times to the sum of
         (i) the Base Rate in effect from time to time plus (ii) the Applicable Margin in effect from time to time, payable in arrears monthly on the 20th day of each calendar month, commencing on the first such date after the Effective Date and on the date such Base Rate Loan shall be Converted or paid in full.

                 (ii) Eurodollar Rate Loans. During such periods as such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (i) the Eurodollar Rate for such Interest Period for such Loan plus (ii) the Applicable Margin in effect from time to time during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

                 (b) Default Interest. Subject to Section 4.05(f), upon the occurrence and during the continuance of (i) an Event of Default, or (ii) in the case of an Event of Default described in Section 8.01(a), a Default, the Borrower shall pay interest on the aggregate outstanding principal amount of each Loan, whether or not due, and on the unpaid amount of all interest, fees and other amounts payable hereunder not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to clause (a)(i) or (a)(ii) above or, in the case of such other amounts, 2% per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above.

                 Section 4.02. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee (the "Commitment Fee") at a rate equal to the Applicable Margin in effect from time to time on the average daily Unused Commitment of such Lender from the Effective Date, in the case of each Lender party to this Agreement from and after the Effective Date, and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender, in the case of each other Lender. The Commitment Fee shall be payable in arrears on the last day of each calendar quarter, commencing on the first such date after the Effective Date, and on the Termination Date.

                 (b) The Borrower shall pay to the Administrative Agent, for its own account, such other fees as may from time to time be agreed in writing between the Borrower and the Administrative Agent.

                 Section 4.03. Conversion of Loans. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 4.05 and 4.06, Convert all or any ratable portion of the Loans of one Type into Loans of the other Type; provided that (i) any

Conversion of Eurodollar Rate Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such Eurodollar Rate Loans, (ii) any Conversion of Base Rate Loans into Eurodollar Rate Loans shall be in an amount not less than the minimum amount specified in Section 3.01(c), and (iii) no more than ten Borrowings shall be at any one time outstanding. Each such notice of Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into Eurodollar Rate Loans, the duration of the initial Interest Period for such Loans. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                 (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Loans shall automatically Convert into Base Rate Loans and the Borrower shall pay any amounts required by Section 10.04.

                 (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon (A) each such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan, and (B) in the case of a Base Rate Loan that was to have been Converted, remain a Base Rate Loan.

                 (iii) Upon the occurrence and during the continuance of any Default, (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and
(ii) the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended.

                 Section 4.04. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks does not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank or, if none of such quotations are available on a timely basis, the provisions of Section 4.05(c) shall apply.

                 (b) The Administrative Agent shall give prompt notice to the Borrower and each Lender of the applicable interest rate determined by the Administrative Agent for purposes of Section 4.01(a)(i) or (ii).

                 Section 4.05. Changes in Circumstances. (a) Increased Costs. If, after the Effective Date due to either (i) the introduction of or any change in law, rule or regulation (except any law or regulation addressed in Section 4.07) or any change in the interpretation or administration thereof by any central bank, comparable agency or other Governmental Authority or (ii) the compliance with any guideline, condition or request from any central bank, comparable agency or other Governmental Authority (whether or not having the force of law), (A) any Lender shall be subject to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loans made hereunder or there shall be a change in the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable hereunder (other than withholding tax imposed by the United States and other than any other tax that is imposed on the overall net income of such Lender by the jurisdiction under the laws of which such Lender is organized or in which such Lender has its principal executive office or its Applicable Lending Office); or (B) there shall be any increase in the cost to any Lender (or its Applicable Lending Office) of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or reducing the amount of any sum received or receivable by such Lenders (or its Applicable Lending Office) under this Agreement or the Notes, or there shall be any imposition, modification or deemed application of any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve but excluding any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) then, from time to time, upon demand by such Lender, which demand shall be accompanied by a statement (which shall be conclusive and binding for all purposes absent manifest error) showing the additional amounts, calculated in accordance with such Lender's policies, sufficient to compensate such Lender for such increased cost (such additional amounts to be reduced by the amount, if any, by which the interest rates on the Loans made by such Lender have been increased to reflect such increased cost), with a copy to the Administrative Agent, the Borrower shall pay to the Administrative Agent for the account of such Lender the amounts set forth on such statement.

                 (b) Capital Adequacy. If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, including any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Coverage Capital Measurement and Capital Standards", or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or such controlling Person) could have achieved but for such adoption, change, request or directive (taking into consideration its internal policies with respect to capital adequacy) by an amount deemed by such Lender to be material (such amount not to be duplicative of any amounts due under

Section 4.05(a)), then from time to time, upon demand by such Lender, which demand shall be accompanied by a statement (which shall be conclusive and binding for all purposes absent manifest error) setting forth the basis of such demand and the additional amounts, calculated in accordance with such Lender's policies, sufficient to compensate such Lender (or such controlling Person) for such reduction (such additional amounts to be reduced by the amount, if any, by which the interest rates on the Loans made by such Lender have been increased to reflect such reduction), with a copy to the Administrative Agent, the Borrower shall pay to the Administrative Agent for the account of such Lender the amounts set forth on such statement.

                 (c) Market Disruption. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan Borrowing:

                 (i) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                 (ii) the Required Lenders advise the Administrative Agent that the Eurodollar Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Rate Loans, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Business Days prior to the date of any Eurodollar Rate Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Loan shall instead be made as a Base Rate Loan.

                 (d) Illegality. Notwithstanding any other provision of this Agreement, if after the Effective Date, the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful or impossible, or any central bank, comparable agency or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Loan made by such Lender will automatically, upon such demand, Convert into a Base Rate Loan and (ii) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                 (e) Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Rate Loan through the purchase of deposits having a maturity corresponding to the Interest Period for such Loans and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                 (f) Limitation on Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Borrower for the use, forbearance or detention of the proceeds of the Loans made under this Agreement or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which are for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if the maturity of any of the Loans is accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans by the Borrower or in any other event, earned interest on the Loans may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable under the Notes that is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the Lender, be either refunded to the Borrower or credited to the principal of the Notes. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

                 Section 4.06. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 P.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent's Account in immediately available funds.
The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 4.05(a), 4.05(b), 4.07 or 10.04(c)) to the Lenders for the account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of the effectiveness of a Commitment Increase pursuant to Section 2.04(c) and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register, from and after the Increase Date, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to the Assuming Lender.

                 (b) All computations of interest based on the Base Rate and fees shall be made by the Administrative Agent on the basis of a year of 365 days, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the

Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 (e) To the fullest extent permitted by law, the Borrower shall make all payments hereunder and under the Notes regardless of any defense or counterclaim, including any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority and which may adversely affect the Borrower's obligation to make, or the right of the holder of any Note to receive, such payments.

                 Section 4.07. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 4.06, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including any penalties and additions thereto and interest thereon), excluding, in the case of each Lender and the Administrative Agent, respectively, taxes (including any penalties and additions thereto and interest thereon) imposed on or measured by reference to the net income of such Lender or the Administrative Agent by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized, or in which such Lender or the Administrative Agent, respectively, has its principal executive office, or in which such Lender has its Domestic Lending Office or Eurodollar Lending Office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Borrower shall make such deductions or withholding and (iii) the Borrower shall timely pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Borrower will indemnify and hold harmless each Lender and the Administrative Agent from and against the full amount of Taxes or Other Taxes (including without limitation Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties and additions to tax, interest on tax and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, an official receipt (or a certified copy) or other documentation reasonably acceptable to the Administrative Agent evidencing payment thereof to the relevant taxation or other authority. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes; provided, however, that no such opinion shall be required with respect to any exemption from Taxes imposed by the United States. For purposes of this subsection (d) and the following subsection (e), the terms "United States" and "United States person" shall have the meaning specified in Section 7701 on the Internal Revenue Code.

                 (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of the Lenders listed in the signature pages hereof, and on the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with two original Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that, if at the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) above in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. As an alternative to delivering Internal Revenue Service Form 1001 or 4224, a Non-U.S. Lender holding Registered Notes (a "Registered Noteholder") (or, if such Registered Noteholder is not the beneficial owner thereof, such beneficial owner) may deliver to the Borrower prior to or at the time such Non-U.S. Lender becomes a Registered Noteholder, an Internal Revenue Service Form W-8 (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States), together with an annual certificate stating that such Registered Noteholder or beneficial owner, as the case may be, is not any person described in Section 871(h)(3) or Section 881(c)(3) of the United States Internal Revenue Code. Each Registered Noteholder or beneficial owner, as the case may be, agrees (x) to deliver to the Borrower a further duly completed copy of any previously delivered Internal Revenue Service Form W-8 on or before the earlier of the date that any such Form W-8 expires or becomes obsolete under applicable United States Treasury regulations and the date such Form W-8 otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) to notify the Borrower within thirty days after it determines that it is no longer in a position to provide such Form W-8 or annual certificate to the Borrower.

                 (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) above or any successor form (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) above with respect to Taxes imposed by the United States unless such Taxes would have been imposed without regard to such Lender's failure to provide the appropriate form to the Borrower; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take at such Lender's expense such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                 (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the termination of this Agreement, the payment in full of principal, interest and other amounts hereunder and under the Notes.

                 (h)      Notwithstanding anything to the contrary in this
Section 4.07, the Borrower shall not be required to pay or indemnify for any Tax or Other Tax to the extent such Tax or Other Tax would not have been imposed but for the sale of participations by any

Lender in or to all or a portion of its rights and obligations under this Agreement pursuant to Section 10.07(e).

                 Section 4.08. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, or involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 4.05(a), 4.05(b), 4.07 or 10.04(c)), or receive any collateral or guaranties therefor, in excess of its ratable share of payments, collateral or guaranties on account of such Loans obtained by all the Lenders of such Loans, such Lender shall forthwith purchase from the other Lenders such participations in such Loans owing to them, or shall provide such other Lenders with the benefits of any such collateral and guaranties as shall be necessary to cause such purchasing Lender to share the excess payment, collateral or guaranties ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                 Section 4.09. Use of Proceeds. The Borrower will apply the proceeds of the Loans to (i) refinance the "Tranche C Loans" outstanding under the Existing Credit Agreement and (ii) finance Distribution Expenses of the Borrower and its Subsidiaries from time to time.


                                   ARTICLE V

                             CONDITIONS OF LENDING

                 Section 5.01. Conditions to Effective Date. Section 2.01 shall become effective from and after the first date (the "Effective Date") on which each of the conditions precedent set forth in Section 5.02 and the following conditions precedent shall have been satisfied or duly waived:

                 (a) No Material Adverse Change. Before giving effect to the transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since December 31, 1995.

                 (b) Representations and Warranties and No Default. The Lenders shall be satisfied that (i) each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date and (ii) no Default shall have occurred and be continuing on the Effective Date, or will result after giving effect to the Loans requested to be made on such date.

                 (c) Security Interest. The Lenders shall be satisfied that the Borrower has taken all actions (including, without limitation, the completion of all recordings and filings of or with respect to the B Share Collateral Agreement) that may be necessary or that the Administrative Agent may deem desirable in order to create, maintain and protect the first priority liens and security interests created under the B Share Collateral Agreement.

                 (d) Fees. The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders (including the accrued fees and expenses of counsel to the Administrative Agent).

                 (e) Termination of Tranche A Security. All action required to be taken to release the security interest of the Existing Lenders in all of the collateral under the Existing Credit Agreement and related documentation and the holders of the Senior Notes under the Senior Note Indenture and related documentation shall have been taken.

                 (f) Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that
         (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

                 (g) Consents. All governmental and third party consents and approvals necessary in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Loan Documents.

                 (h) Margin Regulations. All Loans made by the Lenders to the Borrower shall be in full compliance with the Federal Reserve's Margin Regulations.

                 (i) Collection Agency Agreement. The Borrower and the other parties to the Collection Agency Agreement shall have executed and delivered to the Lenders such amendments to such agreement as the Lenders may reasonably require, on terms and conditions satisfactory to the Lenders, the Borrower and Citibank, as the program agent under the Permitted Deferred Load Amounts Securitization in existence on the Effective Date.

                 (j) Certain Amendments. The Borrower and its Subsidiaries shall have delivered certified copies of amendments and amended and restated agreements, as the case may be, related to the Tranche A Credit Agreement and each Securitization Program, which shall reflect the changes as may be appropriate to facilitate the consummation of the transactions contemplated by the Loan Documents. The terms and conditions of all documentation related to the Tranche A Credit Agreement and the Securitization Program shall be satisfactory to the Lenders.

                 (k) Schedules. The Administrative Agent shall have received a schedule, with a copy for each Lender, as of a recent date, in form and substance satisfactory to the Administrative Agent of (i) all Management Contracts relating to the Eligible Funds, specifying the fees, term, termination date and amount of assets under management for each Management Contract, and (ii) all Distribution Agreements relating to the Eligible Funds, specifying the parties, term, termination date, if any, and all brokerage commissions and prepaid service fees payable in connection with the sale of CDSC Shares by the Borrower or any subsidiary to a distributor of shares of an Eligible Fund.

                 (l) Documentation. The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                          (i)     The Notes payable to the order of the
                 Lenders.

                          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving this Agreement, the Notes and each other document delivered pursuant to this Section 5.01 to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes and each other document delivered pursuant to this Section 5.01.

                          (iii)   A certificate of the Secretary or an
                 Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such

                 Loan Party authorized to sign this Agreement, the Notes and the other documents to be delivered hereunder to which it is or is to be a party.

                          (iv)    A guaranty, in substantially the form of
                 Exhibit 7.21 hereto, duly executed by AIM Advisors.

                          (v)     A pledge and security agreement, in
                 substantially the form of Exhibit 5.01(l)(v) (as amended, supplemented or otherwise modified from time to time, the "B Share Collateral Agreement"), duly executed by the Borrower.

                          (vi) A certified copy of the Distribution Fee Purchase Agreement.

                          (vii) Certificates, signed by the chief financial officer of each of the Borrower and AIM Advisors, in substantially the form of Exhibit 5.01(l)(vii)-1 and Exhibit 5.01(l)(vii)-2 hereto, respectively, attesting to the solvency of the Borrower and AIM Advisors, respectively.

                          (viii) A favorable opinion of Carol F. Relihan, general counsel for the Loan Parties, in substantially the form of Exhibit 5.01(l)(viii) hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                          (ix) A favorable opinion of Ballard Spahr Andrews & Ingersoll, special counsel for the Loan Parties, in substantially the form of Exhibit 5.01(l)(ix) hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                          (x) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                 Section 5.02. Conditions to Each Loan. (a) The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial Loans) is subject to, on the date of the Borrowing and after giving effect thereto, the satisfaction of the following conditions precedent:

                 (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 3.01(a).

                 (ii) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date).

                 (iii) No Default. No Default shall have occurred and be continuing on such date, or will result after giving effect to the Loans requested to be made on such date.

                 (iv) Distribution Plan. Each Eligible Fund shall have adopted a Distribution Plan with respect to Distribution Expenses which are to be financed by Loans.

                 (v) Consents and Approvals. The Borrower and its Subsidiaries shall have duly obtained all consents and approvals of, and shall have given or made all notices to or filings with, all Governmental Authorities required for (A) the issuance of CDSC Shares by any Eligible Fund or by any Collateral Fund or (B) the implementation of a Distribution Plan (including any necessary exemptive order of the Securities and Exchange Commission).

                 (vi) Use of Proceeds. Documentation evidencing the obligation of AIM Distributors (or any Subsidiary successor thereto) to pay, or evidencing the payment of, Distribution Expenses, which Distribution Expenses are in accordance with amounts set forth on
         Schedule 1.01C hereto.

                 (vii) Modification of Distribution Plans. The Distribution Plans with respect to which Distribution Expenses have been or (as evidenced by such Notice of Borrowing) are to be financed by Loans shall not have been terminated or modified by any party thereto, except for modifications which are made in order to comply with changes in regulations of the Securities and Exchange Commission or National Association of Securities Dealers from time to time, or to add other types of service agreements, in each case as long as such changes and additions do not affect (A) the Distribution Fees or the Contingent Deferred Sales Charge with respect to shares distributed pursuant to such Distribution Plan or (B) the obligations of the Borrower and its Subsidiaries under the Loan Documents.

                 (viii) Distribution Agreements. No Distribution Agreement relating to CDSC Shares of an Eligible Fund or any Collateral Fund for which Distribution Expenses have been or are to be financed by Loans shall have been canceled or terminated.

                 (ix) Regulatory Restrictions. No legal or regulatory restriction shall exist or shall be enacted or proposed by the Securities and Exchange Commission or any other Governmental Authority or the National Association of Securities Dealers (including any modification or termination of Rule 12b-1 under the Investment Company Act and including the Rules of Fair Practice of the National Association of

         Securities Dealers) which would limit or prevent the payment of any Deferred Load Amounts.

                 (x) Suspension of Distributions. No Eligible Fund shall be required by any order of any Governmental Authority to suspend the sale of CDSC Shares except to the extent such suspension could not have a Material Adverse Effect.

                 (xi) Broker/Dealer Registration. The Securities and Exchange Commission shall not have revoked the broker/dealer registration of AIM Distributors, and the National Association of Securities Dealers shall not have suspended or revoked AIM Distributors' membership as a member organization of the National Association of Securities Dealers.

                 (xii) Minimum Capital Requirements. AIM Distributors shall not have failed to meet the minimum capital requirements prescribed from time to time by the Securities and Exchange Commission pursuant to Rule 15c3-1 under the Exchange Act.

                 (xiii) Liquidation or Dissolution. No Eligible Fund shall have adopted a plan of liquidation or dissolution which will have the effect of amending, cancelling or terminating any Distribution Plan, the Distribution Agreement or any other agreement in respect of which Distribution Expenses have been or are to be financed by Loans, which amendment, cancellation or termination (A) could have a Material Adverse Effect or (B) could adversely affect the Borrower's right to receive Distribution Fees or the Contingent Deferred Sales Charge with respect to shares distributed pursuant to any Distribution Plan.

                 (xiv) Merger. No Eligible Fund shall have merged or proposed to merge with another AIM Fund that is not an Eligible Fund if the effect of such merger or proposed merger would be to amend, cancel or terminate any Distribution Plan, the Distribution Agreement or any other agreement in respect of which Distribution Expenses have been or are to be financed by Loans, which amendment, cancellation or termination (A) could have a Material Adverse Effect or (B) could adversely affect the Borrower's right to receive Distribution Fees or the Contingent Deferred Sales Charge with respect to shares distributed pursuant to any Distribution Plan.

                 (xv) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                 (b) Each delivery of a Notice of Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower and each Guarantor (acting through the Borrower pursuant to authority granted in the applicable AIM Guaranty) as of the date of such Borrowing that the conditions contained in this Section 5.02 have been satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                 To induce the Lenders to enter into this Agreement and to make the Loans hereunder (i) as of the date hereof, (ii) as of the Effective Date, and (iii) as to each date when representations and warranties are deemed to be made pursuant to Section 5.02, the Borrower represents to the Administrative Agent, each Co-Agent and each Lender as follows:

                 Section 6.01. Organization, Etc. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified or licensed and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and nonassessable.

                 Section 6.02. Subsidiaries. Set forth on Schedule 6.02 is an organizational chart for the Borrower and each of its Subsidiaries, which
Schedule 6.02 is, as of the Effective Date, complete and accurate and shows (as to each such Subsidiary) the jurisdiction of its incorporation and the percentage of the outstanding shares of each such class owned by the Borrower and any other Subsidiary and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Capital Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable, and the shares of Capital Stock owned by the Borrower or any other Subsidiary is owned free and clear of all Liens. Each such Subsidiary (i) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified or licensed and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                 Section 6.03. Authorization, Etc. (a) The execution, delivery and performance by the Borrower and each of its Subsidiaries of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby (including the power to grant the Liens described in the Collateral Documents and the power to use the proceeds of the Loans as permitted hereunder), are within the Borrower's and each such Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene, or conflict with, the Borrower's or any Subsidiary's certificate of incorporation or by-laws, (ii) violate any Requirement of Law (including Regulation X of the Board of Governors of the Federal Reserve System), (iii) conflict with or result in the breach of, constitute a default under, or cause or permit any termination or any mandatory prepayment or acceleration of the maturity of, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties, or
(iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                 (b) No consent or approval of the stockholders or directors of the Borrower or any of its Subsidiaries or of any AIM Fund is required as a condition to the validity or performance of, or exercise by the Administrative Agent or the Lenders of any of their rights or remedies under, any of the Loan Documents.

                 (c) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent a valid, binding and enforceable security interest in all right, title and interest of the Borrower in the Collateral described therein, which upon the filing of financing statements and the taking of the other actions specified in the Collateral Documents, will constitute a fully-perfected first and prior security interest superior to any other Liens except as otherwise provided in such Collateral Documents.

                 (d) (i) AIM Advisors, AIM Capital Management and each other Subsidiary of the Borrower engaged in advisory or management activities, if any, is, and at all times will be, duly registered as an investment adviser as, and to the extent required under, the Investment Advisers Act; (ii) AIM Distributors, Fund Management Company and each other Subsidiary engaged in the broker-dealer business, if any, is, and at all times will be, duly registered as a broker-dealer as and to the extent required under the Securities Exchange Act and, as and to the extent required is, and at all times will be, a member in good standing of the National Association of Securities Dealers, Inc.; and (iii) the Borrower and all of its Subsidiaries have all other permits, licenses, authorizations, franchises and registrations needed to conduct their respective businesses as now conducted other than permits, licenses, authorizations, franchises and registrations the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (e) Each Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party has been, or when delivered will have been, duly executed and delivered by the Borrower or such Subsidiary. Each Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party is, or when delivered will be, the legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to creditors' rights and general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 Section 6.04. Approvals. Except for the authorizations, approvals, actions, notices and filings listed on Schedule 6.04, all of which have been duly obtained, taken, given or made and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower or any of its Subsidiaries or any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, (ii) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent, any Co-Agent or any Lender of its rights under any Loan Documents to which the Borrower or any of its Subsidiaries is a party or the remedies in respect of the Collateral pursuant to the Collateral Documents.

                 Section 6.05. Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related Consolidated statements of operations, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for the Fiscal Year then ended, with the report thereon of KPMG Peat Marwick, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1996, and the related Consolidated statements of operations of the Borrower and its Subsidiaries for the three months then ended, duly certified by a Responsible Officer, copies of which have been furnished to each Lender, fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis. There are no material liabilities, direct or indirect, fixed or contingent, of the

Borrower or any of its Subsidiaries as of the date thereof which are not reflected in such financial statements or in the notes thereto. Since December 31, 1995, there has been no Material Adverse Change.

                 Section 6.06. Litigation. There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, Governmental Authority or arbitrator (i) that, in any one proceeding or investigation or in the aggregate, could have a Material Adverse Effect, (ii) that purports to affect the legality, validity or enforceability of, any Loan Document or the consummation of the transactions contemplated hereby or thereby or (iii) that relates to or arises from any Management Contract or Distribution Agreement that, in any one proceeding or investigation or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                 Section 6.07. Liens; Insurance; Intellectual Property. (a) The Borrower and its Subsidiaries have good record and marketable title in fee simple to, or a valid leasehold interest in, all their respective real property and good title to all their respective other property and assets, and none of the property or assets of the Borrower or any of its Subsidiaries is subject to any Lien, except for Liens created by the Collateral Documents and Liens of the types permitted by Section 7.02.

                 (b) The Borrower maintains and causes each of its Subsidiaries to maintain such insurance with respect to its properties and business and the properties and business of its Subsidiaries as is required by
Section 7.11.

                 (c) The Borrower and each of its Subsidiaries owns or has fully sufficient right to use, free from restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and similar intellectual property rights that are necessary for the operation of their respective businesses as now conducted.

                 Section 6.08. Solvency. The Borrower is Solvent individually and on a Consolidated basis with its Subsidiaries and each Guarantor is Solvent.

                 Section 6.09. Existing Debt. Set forth on Schedule 6.09 is a complete and accurate list of all Existing Debt as of the Effective Date, showing as of such date the outstanding principal amount thereof.

                 Section 6.10. Projections. Subject to (i) the uncertainties and approximations inherent in any set of projections and forecasts, and (ii) the cautionary statements with respect to the projections and forecasts included in the Borrower Information, the projections and forecasts included in the Borrower Information (A) have been prepared by management of the Borrower in good faith on the basis of the assumptions included in the Borrower Information, which management of the Borrower believes are reasonable, and (B) represent the Borrower's reasonable estimate of its future financial performance, in the light of business conditions existing on the date hereof.

                 Section 6.11. Accuracy of Information. Neither any Loan Document nor any other document, nor any information furnished by the Borrower or any of its Subsidiaries for inclusion in the Borrower Information (other than financial projections included in the Borrower Information), nor any other document, certificate or instrument delivered to the Lenders by the Borrower or any of its Subsidiaries or Persons authorized by the Borrower in connection with the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in the Loan Documents, and in such other documents, certificates or instruments not misleading. There is no fact known to the Borrower that has had or in the future may (so far as it can now reasonably foresee) have a Material Adverse Effect that has not been disclosed to the Lenders in writing by or on behalf of the Borrower specifically for use in connection with the transactions contemplated by the Loan Documents.

                 Section 6.12. Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required by law to have been filed by them and has paid or provided or caused to be paid or provided adequate reserves for all taxes thereby shown to be owing and all taxes due on any assessments relating to such returns made against them or any of their properties and all other taxes imposed upon them or any of their properties, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. Except as set forth on Schedule 6.12, there is no ongoing audit or other governmental investigation of any tax liability of the Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any Subsidiary's tax liability, for any period for which returns have been filed or were due. The Consolidated liability stated for taxes for the Borrower and its Subsidiaries as of March 31, 1996 in the financial statements described in Section 6.05 is sufficient in all material respects for all taxes as of such date.

                 Section 6.13.  Compliance with ERISA.  (i) Set forth on
Schedule 6.13 is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans and no such Plan is subject to the provisions of Title IV of ERISA; (ii) no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan; (iii) neither the Borrower, any Subsidiary, nor any of their respective ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; (iv) neither the Borrower, any Subsidiary, nor any of their respective ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated, within the meaning of Title IV of ERISA; (v) the aggregate annualized cost

(including the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable does not exceed $500,000, and the Borrower and its Subsidiaries have no unfunded expected postretirement benefit obligation; and (vi) neither the Borrower nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction, and no such breach or prohibited transaction has occurred, that could result in any direct or indirect material liability (including as a result of an indemnification obligation) of the Borrower or any of its Subsidiaries.

                 Section 6.14. Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                 Section 6.15. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 Section 6.16. Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System). Neither the making of any Loan nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 Section 6.17. Use of Proceeds. The Borrower will use the proceeds of the Loans solely as provided in Section 4.09.

                 Section 6.18. Contingent Deferred Sales Charge. Each current prospectus (which term shall include any related statement of additional information) relating to each Eligible Fund and relating to each Collateral Fund provides that a Contingent Deferred Sales Charge shall be payable upon the redemption of such CDSC Shares of such Eligible Fund or such Collateral Fund for six (6) years from the initial purchase of such CDSC Shares (unless waived in specified circumstances pursuant to the terms of the prospectus under which such shares are offered).

                 Section 6.19. Distribution Fees. Each Distribution Agreement and Distribution Plan relating to (i) each Eligible Fund pursuant to which CDSC Shares are sold and (ii) each Collateral Fund, provides that Distribution Fees shall be payable, except under the circumstances set forth (with the approval of the Required Lenders) in the Distribution Agreements and Distribution Plans under which such Distribution Fees are not payable.


                                  ARTICLE VII

                           COVENANTS OF THE BORROWER

                 Section 7.01. Financial Covenants. (a) Maximum Leverage. The Borrower will not permit the Leverage Ratio, determined as of the end of its most recently completed Rolling Period, to be greater than 2.0 to 1.0.

                 (b) Minimum Interest Coverage. The Borrower will not permit the ratio of (i) EBITDA to (ii) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries, determined as of the end of its most recently completed Rolling Period, to be less than 4.5 to 1.0.

                 (c) Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of Operating Cash Flow to Consolidated Fixed Charges, determined as of the end of its most recently completed Rolling Period, to be less than 1.5 to 1.0.

                 Section 7.02. Liens, Etc. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Subsidiary, whether now owned or held or hereafter acquired, or any revenues, income or profits therefrom, except:

                 (a) Liens for taxes, assessments or other governmental charges being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made and maintained in accordance GAAP and past practices of the Borrower and its Subsidiaries therefor;

                 (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                 (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                 (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                 (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any Subsidiary;

                 (f)      Liens incurred to secure the Loans hereunder;

                 (g)      the Liens set forth on Schedule 7.02;

                 (h) Liens arising pursuant to one or more Securitization programs;

                 (i) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced; and provided furtherthat the aggregate principal amount of the Debt secured by Liens permitted under this clause (i) shall not exceed the amount permitted under Section 7.03(k) at any time to be outstanding; and

                 (j) Liens arising in connection with Capital Leases permitted under Section 7.03(k); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capital Lease.

                 Section 7.03. Debt. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Debt, except that:

                 (a) the Borrower may become and remain liable with respect to the Debt evidenced by the Loans;

                 (b) the Borrower may become and remain liable with respect to the Debt evidenced by the "Tranche A Loans" under the Tranche A Credit Agreement as in effect on the Effective Date;

                 (c) the Borrower may remain liable with respect to Debt evidenced by the Senior Notes, provided that the aggregate principal amount of the Senior Notes outstanding at any time shall not exceed $110,000,000;

                 (d) any Subsidiary may become and remain liable with respect to Debt of such Subsidiary owing to the Borrower or another Subsidiary and the Borrower may become and remain liable with respect to Debt of the Borrower owing to a Wholly-Owned Subsidiary, provided that (i) any Debt of the Borrower owing to a Wholly-Owned Subsidiary is subordinated in right of payment from and after such time as any Loans shall become due and payable (whether at maturity, acceleration or otherwise) to the payment and performance of the Borrower's obligations under the Loan Documents, and (ii) in the case of any Debt of any Guarantor owing to another Subsidiary, such Debt is subordinated in right of payment from and after such time as any obligations under the applicable Guaranty shall become due and payable to the payment and performance of such Guarantor's obligations under such Guaranty;

                 (e) the Guarantors may become and remain liable with respect to the AIM Guaranties;

                 (f) the Guarantors may become and remain liable with respect to Guaranties of the "Tranche A Loans" under the Tranche A Credit Agreement and the Senior Notes, provided that such Guaranties shall contain no terms more favorable to the beneficiaries thereof than those set forth in the AIM Guaranties;

                 (g)      the Borrower may become and remain liable under any
         (i) Interest Rate Protection Agreement designed to hedge against fluctuations in interest rates and (ii)

         Currency Hedging Arrangement designed to protect against the fluctuations in currency values;

                 (h) the Borrower and its Subsidiaries may remain liable under those items of Existing Debt designated on Schedule 6.09 as obligations that are to remain outstanding after the Effective Date;

                 (i) the Borrower or any of its Subsidiaries may become and remain liable with respect to Debt in respect of one or more Securitization Programs;

                 (j) the Borrower may become and remain liable with respect to Guaranties of loans, in an aggregate principal amount not to exceed $25,000,000 at any time outstanding, made by third-parties to its employees for purposes of (i) funding the exercise of options on the Capital Stock of Borrower and the payment of tax liabilities associated therewith and (ii) financing purchases of personal residences; and

                 (k) the Borrower and its Subsidiaries may become and remain liable with respect to (i) unsecured Debt incurred in the ordinary course of business, (ii) Debt secured by Liens permitted by
         Section 7.02(i) and (iii) Capital Leases, in an aggregate principal amount outstanding under this Section 7.03(k) not to exceed $10,000,000 at any time.

                 Section 7.04. Consolidation, Merger, Etc. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it except that (i) any Wholly-Owned Subsidiary of the Borrower may merge into any other Wholly-Owned Subsidiary of the Borrower and
(ii) the Borrower and any Wholly-Owned Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that such merger does not (A) result in a Default under any Loan Document, (B) result in the termination or material amendment of any Distribution Agreement or Management Contract, if such termination or material amendment (x) could have a Material Adverse Effect or
(y) could adversely affect the Borrower's right to receive Distribution Fees or the Contingent Deferred Sales Charges with respect to shares distributed pursuant to any Distribution Plan, (C) require any increase under the Exchange Act or the laws of any State in the minimum net capital of any Subsidiary of the Borrower that is a broker/dealer, if such increase could have a Material Adverse Effect; and provided further that in the case of any merger or consolidation to which the Borrower or any Wholly-Owned Subsidiary of the Borrower is a party, the Borrower or, if the Borrower is not party to such merger or consolidation, such Wholly-Owned Subsidiary (including, in any event, AIM Advisors), is the surviving corporation.

                 Nothing in this Section 7.04 shall be construed to prohibit one or more Securitization Programs.

                 Section 7.05. Limitation on Restricted Payments. (a) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly:

                 (i) declare or pay any dividend on, or make any distribution to holders of, any Capital Stock of the Borrower (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Borrower or options, warrants or other rights to purchase Qualified Capital Stock of the Borrower);

                 (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or any Affiliate thereof (other than any Wholly-Owned Subsidiary of the Borrower) or any option, warrant or other right to acquire such Capital Stock;

                 (iii) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Borrower or any of its Wholly-Owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Borrower or any of its Wholly-Owned Subsidiaries);

                 (iv) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Pari Passu Debt (other than "Tranche A Loans" under the Tranche A Credit Agreement or acquisitions of Senior Notes) or Debt which is subordinate to the Loans; or

                 (v) make any Investment (other than any Permitted Investment) in any Person

(such payments described in clauses (i) through (v), collectively, "Restricted Payments"); unless at the time of, and after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, being as determined by the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both would be, an "event of default" under the terms of any Debt of the Borrower or any Subsidiary and (2) the aggregate amount of all Restricted Payments, declared or made after the Effective Date, shall not exceed the sum of:

                 (A)      $32,700,000;

                 (B) 50% of the aggregate cumulative Consolidated Net Income of the Borrower accrued on a cumulative basis during the period beginning on December 31, 1995 and ending on the last day of the Borrower's last Fiscal Quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                 (C) the aggregate Net Cash Proceeds received after the Effective Date by the Borrower as capital contributions to the Borrower;

                 (D) the aggregate Net Cash Proceeds received after the Effective Date by the Borrower from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the Borrower or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Borrower (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Debt as set forth in clauses (b)(ii) and (b)(iii) of this Section 7.05);

                 (E) the aggregate Net Cash Proceeds received after the Effective Date by the Borrower (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Borrower; and

                 (F) the aggregate Net Cash Proceeds received after the Effective Date by the Borrower from debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Borrower to the extent of the amount of cash or Cash Equivalents received from the sale of such debt securities or Redeemable Capital Stock, including payments in respect of deferred payment obligations when received in the form of, or Capital Stock or other assets when disposed for, cash or Cash Equivalents, plus the aggregate Net Cash Proceeds received by the Borrower at the time of such conversion or exchange.

                 (b) Notwithstanding the foregoing and, in the case of clauses (ii) and (iii) below, so long as there is no Default continuing, the foregoing provisions shall not prohibit the following Restricted Payments (clauses (ii) and (iii) being referred to as a "Permitted Payment"):

                 (i) dividends paid within 60 days after the date of declaration, if at the date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 7.05 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the provisions of paragraph (a) of this Section 7.05;

                 (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Borrower in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the net proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Borrower; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (2)(D) of paragraph (a) above to the extent so applied to such repurchase, redemption or other acquisition or retirement; and

                 (iii) the redemption, repayment, defeasance, repurchase, acquisition or retirement for value of any Debt (other than Redeemable Capital Stock) (a "refinancing") through the issuance of (A) new Debt of the Borrower or (B) shares of Qualified Capital Stock of the Borrower;, provided that, with respect to clause (A), the terms of any such new Debt (and of any agreement entered into and of any instrument issued in connection therewith) are no less favorable to the Agents and the Lenders than the terms of the Debt so extended, refunded or refinanced and are otherwise expressly permitted under the Loan Documents; provided further, however, that (1) the aggregate principal amount of such extended, refunded or refinanced Debt shall not be increased above the outstanding principal amount thereof immediately prior to such extension, refunding or refinancing plus any premium,
         (2) no direct and contingent obligors therefor shall be added as a result of or in connection with such extension, refunding, replacement or refinancing and (3) immediately before and immediately after giving pro forma effect to any such extension, refunding or refinancing, no Default shall have occurred and be continuing; and provided further that the Net Cash Proceeds from the issuance of any such Qualified Capital Stock are excluded from clause (2)(D) of paragraph (a) above to the extent so applied to such refinancing.

                 Section 7.06. Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease or otherwise dispose of (i) all or substantially all of its assets (including rights or interests in any Distribution Agreement or any Management Contract) or (ii) assets the sale of which could adversely affect the Borrower's right to receive the Distribution Fees or the Contingent Deferred Sales Charge with respect to shares distributed pursuant to any Distribution Plan; provided, however, that: (y) any Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to the Borrower or a Wholly-Owned Subsidiary; and (z) the Borrower and its Subsidiaries may (1) sell any Cash Equivalents or any Investment referred to in clause (v) of the definition of "Permitted Investment" so long as any use of the proceeds thereof is in compliance with this Agreement and (2) subject to Section 3.03, engage in any Securitization Program.

                 Section 7.07. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction (including the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those which might be obtained, in the good faith judgment of the Borrower, in an arm's-length transaction at the time from Persons which are not such an Affiliate, provided that (i) the foregoing restrictions shall not apply to any transaction between the Borrower and a Subsidiary or between one Subsidiary and another Subsidiary, (ii) the Borrower may enter into an agreement with the TA Group providing for the purchase by the Borrower from the TA Group of the shares of capital stock of the Borrower held by the TA Group to the extent permitted under Section 7.05 or after all of the Loans have been fully repaid and the Obligations of each Loan Party under the Loan Documents have been discharged in full and (iii) the foregoing restrictions shall not apply to any loan made by the Borrower or any of its Subsidiaries to any of their respective employees for purposes of exercising stock options of such employees and paying tax liabilities of such employees associated therewith.

                 Section 7.08. Compliance with Laws. The Borrower will comply and will cause each of its Subsidiaries to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any federal, state, local or foreign governmental authority in respect of the conduct of its business and the ownership of its properties with respect to which failure to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 Section 7.09. Corporate Existence, Etc.; Business. The Borrower will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to its business, and those of each of its Subsidiaries, and the Borrower shall not, and shall not permit any Subsidiary to liquidate or dissolve or adopt any plan with respect thereto, except that the corporate existence of any Subsidiary (other than any Guarantor that is a Material Subsidiary and other than AIM Distributors if it shall not be a Guarantor) may be terminated and such Subsidiary may dissolve or liquidate or adopt a plan with respect thereto if, in the good faith judgment of the Board of Directors of the Borrower, such termination is in the best interest of the Borrower and is not disadvantageous to the Lenders. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses conducted by the Borrower and its Subsidiaries on the Effective Date and other activities incidental or related to such businesses. Without limiting the generality of the foregoing, the Borrower will not permit (i) AIM Distributors to engage in any business other than the business of underwriting and distributing shares of AIM Funds and such activities as are related or incidental thereto, (ii) any Subsidiary that is a broker-dealer that currently conducts its business as a broker or dealer engaged in the sale of redeemable shares of registered investment companies, which does not receive or hold customer funds or securities, to engage in business as a broker or dealer that clears customer or broker-dealer accounts or receives or holds funds or securities for those Persons, (iii) any of its Subsidiaries other than AIM Distributors to incur Distribution Expenses or (iv) any of its Subsidiaries other than AIM Fund Services to receive Collections.

                 Section 7.10. Inspection. The Borrower will permit any authorized representatives designated by any of the Lenders, without expense to the Borrower, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their books of account, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times and as often as may be reasonably requested.

                 Section 7.11. Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with generally accepted practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance.

                 Section 7.12. Insurance Agency Subsidiaries. The Borrower shall cause each Insurance Agency Subsidiary to dividend all payments with respect to fees received by such Insurance Agency Subsidiary to the Borrower in accordance with Section 7.20. The Borrower shall form one or more Insurance Agency Subsidiaries in each jurisdiction in which Override Payments are to be paid to receive such Override Payments to the full extent permitted by applicable law and the regulations or procedures of Governmental Authorities having jurisdiction over such Subsidiaries. The Borrower shall cause each other Person who is not an Insurance Agency Subsidiary and who receives Override Payments to enter into an agreement with the Borrower or a Wholly-Owned Subsidiary providing in substance for payments to the Borrower or a Wholly-Owned Subsidiary in lieu of Override Payments to the maximum extent and in the maximum amount permitted by applicable law and the regulations and procedures of Governmental Authorities having jurisdiction over such Persons.

                 Section 7.13. Fiscal Year. Without the prior written consent of the Required Lenders, each of the Borrower and its Subsidiaries will not change its Fiscal Year.

                 Section 7.14. Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, (i) conduct its business in a regular manner, in the ordinary course and consistent with past practice, provided that nothing in this clause (i) shall be construed to prohibit one or more Securitization Programs, (ii) perform and observe all of the terms, covenants and conditions required to be performed and observed by it under any Contractual Obligations except where the failure to observe such terms, covenants and conditions, individually or in the aggregate would not have a Material Adverse Effect, and (iii) pay and discharge all obligations on customary terms except to the extent such obligations are being contested in good faith.

                 Section 7.15. Payment of Taxes. The Borrower will, and will cause each Subsidiary to, file on a timely basis all tax returns required to be filed by them, and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) or sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such tax assessment, charge, or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made and maintained in accordance with GAAP and past practices of the Borrower and its Subsidiaries therefor.

                 Section 7.16. Issuance of Stock By Subsidiaries. No Subsidiary shall issue or sell any shares of its Capital Stock to any Person other than the Borrower, AIM Advisors, AIM Capital Management (solely with respect to shares of the U.S. Holding Company), the U.S. Holding Company (solely with respect to Subsidiaries organized and existing outside of the United States) or with respect to Insurance Agency Subsidiaries to other Persons as may be required by applicable law or the regulations or procedures of Governmental Authorities having jurisdiction over such Insurance Agency Subsidiaries.

                 Section 7.17. Modification of Agreements; Delivery of Opinions and Documents. The Borrower shall not, and shall not permit any Subsidiary to (i) alter, amend, modify, rescind, terminate or waive any of its rights under, or breach or cause an event of default to exist under, the Distribution Fee Purchase Agreement, any Management Contract or Distribution Agreement or any of its Contractual Obligations if the foregoing actions, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or if the foregoing actions, individually or in the aggregate, could adversely affect the Borrower's right to receive the Distribution Fees or the Contingent Deferred Sales Charge with respect to shares distributed pursuant to a Distribution Plan, or (ii) amend any of the documents relating to the Tranche A Credit Agreement or the Senior Notes without the prior written consent of the Required Lenders.

                 Section 7.18. Reporting Requirements. So long as any Obligation under the Loan Documents shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Lenders (except as noted below):

                 (a) Default Notice. As soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the President of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                 (b) Annual Financial Statements. Within 90 days after the end of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated (and, as to statements of operations, consolidating) statements of operations, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all in reasonable detail and (i) in the case of such Consolidated financial statements, accompanied by a report thereon of KPMG Peat Marwick or other independent public accountants of recognized national standing selected by the Borrower (and reasonably satisfactory to the Lenders) which report shall state that such Consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) in the case of such consolidating financial statements, certified by a Responsible Officer as presenting fairly, in all material respects, in accordance with GAAP applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein.

                 (c) Quarterly Financial Statements. Within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related Consolidated statements of operations, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such period and (in the case of the second and third Fiscal Quarters) for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the Consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail as certified by a Responsible Officer as presenting fairly, in all material respects, in accordance with GAAP (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments.

                 (d) Compliance Certificates. Together with each delivery of financial statements pursuant to subdivisions (b) and (c) of this
         Section 7.18, an officer's certificate signed by a Responsible Officer
         (i) stating that the signer has reviewed the terms of this Agreement and of the Notes and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (ii) setting forth computations demonstrating in reasonable detail compliance at the end of such accounting period with the financial covenants contained in
         Section 7.01.

                 (e) Annual Budget. On or before the last Business Day of December of the then current Fiscal Year of the Borrower, a budget and financial forecast for the upcoming Fiscal Year, in reasonable detail and setting forth the principal assumptions upon which such forecast and budget are based.

                 (f) ERISA. (i) Promptly and in any event within 10 days after the Borrower, any Subsidiary or any of their respective ERISA Affiliates knows or has reason to know that any ERISA Event with respect to the Borrower, any Subsidiary or any of their respective ERISA Affiliates has occurred, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate has taken and proposes to take with respect thereto, together with copies of any communications (or written descriptions of any oral communications) received from or sent to the Department of Labor, the Internal Revenue Service or the PBGC with respect thereto; (ii) promptly and in any event within two Business Days after receipt thereof by the Borrower, any Subsidiary or any of their respective ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; and (iv) promptly and in any event within five Business Days after receipt thereof by the Borrower, any Subsidiary or any of their respective ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization, insolvency or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan, or (C) the amount of liability incurred, or that may be incurred, by the Borrower, any Subsidiary or any of their respective ERISA Affiliates in connection with any event described in clause (A) or
         (B).

                 (g) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority of the type described in
         Section 6.06.

                 (h) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission or any other Governmental Authority that may be substituted therefor, or with any national securities exchange.

                 (i) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 7.18.

                 (j) Revenue Agent Reports. Within ten days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of any affiliated group (within the meaning of Section 1504(a)(l) of the Internal Revenue Code) for a taxable year in which the Borrower was a member of such group aggregating $5,000,000 or more.

                 (k) Wholly-Owned Subsidiaries. Promptly after the acquisition thereof, notice to the Administrative Agent of any Person that becomes a direct Wholly-Owned Subsidiary after the date hereof in accordance with clause (i) of the definition of "Permitted Investment".

                 (l) Lender Reports. On or before the 20th day of each month, lender reports substantially in the form of Schedule 3.02(b) hereto.

                 (m) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                 Section 7.19. Descriptions of Loan Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, file any public document containing a description or summary of the terms and conditions of any Loan Document without the Administrative Agent's prior review and approval (such approval not to be unreasonably withheld)

                 Section 7.20.  Dividends of Subsidiaries.  The Borrower will
(i) cause each of its Subsidiaries duly and validly to declare and pay dividends on its capital stock, at least quarterly, in the amount of the excess of such Subsidiary's net income for the immediately preceding Fiscal Quarter over net losses carried forward from previous Fiscal Quarters, subject to applicable corporation and insolvency law and net capital and other applicable legal or regulatory requirements, provided that in the case of AIM Distributors and any other Subsidiary that is a registered broker-dealer, the amount of any dividend shall not exceed the maximum amount permitted to be paid without the consent of the National Association of Securities Dealers or other applicable regulatory authority (the "Permitted Dividend Amount") unless (x) the amount of any net income in excess of such Permitted Dividend Amount (including any such excess net income carried forward from a prior Fiscal Quarter in which the quarterly dividend paid by the affected Subsidiary was limited by the Permitted Dividend Amount) shall exceed $1,000,000 or (y) the Borrower or the affected Subsidiary shall not have applied for regulatory consent to a dividend in excess of the Permitted Dividend Amount for two consecutive Fiscal Quarters, it being understood that the affected Subsidiary will carry forward any net income in excess of the Permitted Dividend Amount until such excess net income can be paid as a dividend either (1) in a Fiscal Quarter when net income for such Fiscal Quarter is commensurately less than the Permitted Dividend Amount or (2) application is made (not less frequently than once in every three-month period during which net income has accumulated without being paid as a dividend due to the foregoing limitation) to the applicable regulatory authority for, and such regulatory authority consents to payment of a dividend in excess of the Permitted Dividend Amount, provided further that Subsidiaries of the U.S. Holding Company organized and existing outside of the United States shall not be required to comply with this clause 7.20(i); and (ii) supply to the Administrative Agent, together with the financial statements referred to in
Section 7.18(c), a schedule showing the net income of each such Subsidiary and the amount of dividends declared and paid thereby for the immediately preceding Fiscal Quarter. For purposes of this Section 7.20: "net income" shall mean, with respect to each such Subsidiary and for a Fiscal Quarter, net income before the payment of dividends or other distributions on its capital stock, as shown on the Fiscal Quarter income statement for such Subsidiary for such Fiscal Quarter.

                 Section 7.21. Certain Guaranties. If the Securities and Exchange Commission shall at any time require that any financial information with respect to any Subsidiary (other than the summarized financial information described in Rule 1-02(aa) of Regulation S-X, as amended from time to time and other than financial information required to be filed by a broker-dealer Subsidiary relating to net capital requirements under the Exchange Act), be disclosed in any filing of the Borrower or any Subsidiary made under the Securities Act or the Exchange Act, the Borrower shall promptly cause each such Subsidiary for which such financial information is required to be disclosed to enter into a Guaranty substantially in the form of Exhibit 7.21 hereto or otherwise satisfactory to Administrative Agent.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                 Section 8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) (i) the Borrower shall fail to pay any principal of any Loan (including any principal of any Loan that is required to be prepaid hereunder) when the same becomes due and payable, (ii) the Borrower shall fail to pay any interest required to be paid on any principal amount of any Loan on the same date such principal amount becomes due and payable, or (iii) the Borrower shall fail to pay any other interest on any Loan or any Loan Party shall fail to make any other payment under any Loan Document within two Business Days after such interest or payment becomes due and payable, provided that, if there is an underpayment of Facility Collections solely as a result of a mistake in the calculation made pursuant to the Securitization Program Allocation Procedures, such underpayment will not be an Event of Default so long as (A) such underpayment is corrected on or before the Monthly Settlement Date (as defined in the Collection Agency Agreement) immediately following the date of such underpayment, (B) a Responsible Officer of the Borrower delivers a written notification to the Administrative Agent immediately upon its becoming aware of such underpayment which describes in reasonable detail the mistake made in such calculation, and (C) if any underpayment exceeds $1,000,000, the Borrower will, simultaneously with the delivery of the notification described in clause (B), pay, or cause to be paid, to the Administrative Agent the amount of such underpayment; or

                 (b) any representation or warranty made by the Borrower or any Material Subsidiary (or any of their respective officers) under or in connection with any Loan Document, including any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower or any Material Subsidiary to the Administrative Agent or any Lender, shall prove to have been incorrect in any material respect when made or deemed made; or

                 (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any of Sections 7.01 to 7.07, inclusive, 7.09 or 7.18(a); or

                 (d) any of the Guarantors shall fail to perform or observe any term, covenant or agreement contained in the AIM Guaranty to which it is a party; or

                 (e) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document (other than the AIM Guaranties referred to in clause (d)) on its part to be performed or observed if such failure shall remain unremedied for 30 days after an officer of any Loan Party shall first have knowledge thereof or written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

                 (f) (i) the Borrower or any Subsidiary shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Person when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause such Debt to mature; or (iii) any such Debt shall be declared to be due and payable or required to be prepaid or redeemed, purchased or defeased, or be prepaid or redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Debt shall be made, in each case prior to the stated maturity thereof, except that the Borrower may make an offer to prepay and prepay the Senior Notes pursuant to Section 3.02(a) and may make Permitted Investments and may make Restricted Payments pursuant to Section 7.05 so long as no Default shall have occurred and be continuing or would occur after giving effect to any such prepayment, Permitted Investments or Restricted Payments; or

                 (g) the Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under, or to take advantage of, any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including SIPA), or seeking the entry of an order for relief or the appointment of a receiver, trustee, liquidator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (other than a proceeding in which the Borrower or any Material Subsidiary consents to the commencement of any such proceeding or consents to (or files a petition or answer seeking) reorganization or relief in any such proceeding), such proceeding shall not have been dismissed within 60 days; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection; or

                 (h) one or more judgments or orders for the payment of money, in the aggregate, in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (i) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could have a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j) there shall be one or more involuntary terminations or suspensions, or any voluntary termination or suspension arising out of a proceeding or investigation by any Governmental Authority, of any Federal license or registration required for the Borrower or any of its Subsidiaries to act as an investment advisor or broker-dealer; or

                 (k) the Securities Investor Protection Corporation (or any successor) shall make an application asserting or seeking a decree adjudicating that any customers of the Borrower or any of its Subsidiaries are in need of protection under SIPA and the Borrower or such Subsidiary shall fail duly to obtain a dismissal of such application within 30 days of the filing thereof; or

                 (l) any provision of any Loan Document shall for any reason (other than by its express terms) cease to be valid and binding on or enforceable against the Borrower or any Material Subsidiary party to it, or the Borrower or any Material Subsidiary shall challenge the enforceability or validity of any such provision; or

                 (m) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby, shall cease to be in full force and effect or shall be or be declared invalid or unenforceable in any respect; or

                 (n) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts the Borrower or any of its Subsidiaries in a manner that has a Material Adverse Effect; or

                 (o) the Borrower shall cease to own, directly or indirectly, 100% of the outstanding shares of Capital Stock of each Subsidiary, except directors' qualifying shares, if required by law and shares of Capital Stock of Insurance Agency Subsidiaries which are required to be held by another Person pursuant to applicable law or the regulations or procedures of Governmental Authorities having jurisdiction over such Insurance Agency Subsidiaries; or

                 (p) (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations thereunder) other than any member of a Key Shareholder Group shall at any time Beneficially Own a percentage of the outstanding shares of Voting Stock of the Borrower equal to or greater than 50% of the aggregate percentage of the outstanding shares of Voting Stock of the Borrower Beneficially Owned by all Key Shareholder Groups; or

                 (q) if at any time the Key Shareholder Groups or any one or more of the members thereof shall cease to Beneficially Own in the aggregate at least 20% of the outstanding Voting Stock of the Borrower; or

                 (r) any change in Beneficial Ownership of the outstanding shares of Voting Stock of the Borrower shall occur necessitating any consent of the shareholders or directors of any Investment Company under the Investment Advisers Act or the Investment Company Act and such consent is not obtained in a timely manner, or with respect to the Management Contracts, the consents relating to 90% thereof are not obtained within the statutory period necessary to prevent termination thereof; or

                 (s) any ERISA Event shall have occurred with respect to a Plan of the Borrower, any Subsidiary or any of their respective ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower, any Subsidiary and any of their respective ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower, and its Subsidiaries and their respective ERISA Affiliates related to such ERISA Event and any other ERISA Event) exceeds $1,000,000; or

                 (t) there shall have been any Material Adverse Change since December 31, 1995;

                 (u) the Borrower, any Subsidiary or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any Subsidiary and any of their respective ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum; or

                 (v) the Borrower, any Subsidiary or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower, any Subsidiary and any of their respective ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, the Loans, all interest thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the Notes, the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Material Subsidiary under the Federal Bankruptcy Code or any similar order or adjudication under applicable law that would impose a moratorium on or stay of creditor efforts to collect debts to become effective,
(x) the obligation of each Lender to make Loans shall automatically be terminated and (y) the Notes, the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE IX

                        THE ADMINISTRATIVE AGENT AND THE
                                   CO-AGENTS

                 Section 9.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent and the Co-Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Co-Agents by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver on behalf of the Lenders such documents (including without limitation UCC filings, amendments to existing UCC filings and the Collection Agency Agreement) as may be required to carry out the intent and purpose of the provisions of this Agreement and the other Loan Documents relating to Securitization Programs. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent and the Co-Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all the Lenders and all holders of Notes; provided that neither the Administrative Agent nor any Co-Agent shall be required to take any action that exposes the Administrative Agent or such Co-Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent and each Co-Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 Section 9.02. Duties and Reliance, Etc. (a) Neither the Administrative Agent nor any Co-Agent, nor any of their respective directors, officers, shareholders, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and each Co-Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.07;
(ii) may consult with legal counsel (including counsel for the Borrower or any Subsidiary), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) may perform any of its duties under this Agreement by or through agents or attorneys-in- fact selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken by any such agent or attorney-in-fact; (iv) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan

Document on the part of any Loan Party or to inspect the property (including the books and records) of the Borrower or any Subsidiary; (v) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; (vi) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the accuracy or completeness of the Borrower Information or for any other statements, warranties or representations made in or in connection with the Loan Documents; and (vii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument, document or filing furnished or made pursuant hereto.

                 (b) The Co-Agents, as such, shall have no duties or obligations with respect to any Loan Document or any matter related thereto.

                 Section 9.03. Administrative Agent, Co-Agents and Affiliates. With respect to its Commitments, the Loans made by it and the Notes issued to it, the Administrative Agent and each Co-Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or a Co-Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent and each Co-Agent in their respective individual capacities as Lenders. Citibank, each financial institution that is a Co-Agent and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, enter into Securitization Programs with and generally engage in any kind of business with the Borrower or any Subsidiary and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if Citibank were not the Administrative Agent and as if such financial institutions were not Co-Agents, and without any duty to account therefor to the Lenders. Each Lender may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, enter into Securitization Programs with and generally engage in any kind of business with the Borrower or any Subsidiary and any Person who may do business with or own securities of the Borrower or any Subsidiary.

                 Section 9.04. Lender Credit Decision. Each Lender expressly acknowledges that neither the Administrative Agent, any Co-Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Co-Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by any of them to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Co-Agent or any other Lender and based on the financial statements referred to in Section 6.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor any Co-Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, condition (financial or otherwise), operations, property, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent any Co-Agent, or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 Section 9.05. Indemnification. The Lenders agree to indemnify the Administrative Agent and each Co-Agent (to the extent not promptly reimbursed by the Borrower and the other Loan Parties), ratably according to the principal amounts of the Loans then held by each Lender (or if no Loans are at the time outstanding, ratably according to the amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Co-Agent in any way relating to or arising out of the Loan Documents or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent or any Co-Agent under the Loan Documents; provided that no Lender shall be liable for any portion of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements imposed on, incurred by or asserted against the Administrative Agent or any Co-Agent resulting from such Agent's gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Co-Agent promptly upon demand for such Lender's ratable share of any costs and expenses payable by the Borrower under Section 10.04, to the extent that the Administrative Agent or such Co-Agent (as the case may be) is not promptly reimbursed for such costs and expenses by the Borrower.

                 Section 9.06. Successor Agents. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (such consent not to be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                 (b) Any Co-Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.

                 Section 9.07. Public Filings. The Administrative Agent agrees to use reasonable efforts to provide to the Borrower any of this Agreement, any other Loan Document and any amendments or supplements hereto or thereto in a computer readable format if so requested by the Borrower in connection with its public filings.


                                   ARTICLE X

                                 MISCELLANEOUS

                 Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for the Lenders or any of them to take any action hereunder; (ii) release or subordinate the Liens of the Collateral Documents with respect to any material portion of the Collateral (other than in connection with any Asset Sale or as otherwise contemplated by the Collateral Documents) or release any of the AIM Guaranties; (iii) amend this Section 10.01; (iv) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (v) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; or (vi) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder or amend Section 3.02; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or any Co-Agent (as the case may be) in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or such Co-Agent under any Loan Document.

                 Section 10.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or telex communication) and mailed by registered or certified mail, return receipt requested, faxed, telexed (if telex number is available) or hand delivered, if to the Borrower, at its address at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046, Fax No.: (713) 993-9890, Attention:
President, together with a copy to the General Counsel of the Borrower at the same address; if to any Lender, at its Domestic Lending Office specified under its name on the signature pages hereto or in the Assumption Agreement or Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Fax No.: (212) 371-6309; Attention: Bank Loan Syndications (Reference:
AIM Management); or, as to the Borrower or the Administrative Agent, such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be effective when delivered, if hand delivered; five days after being deposited in the mails, if mailed as set forth above; if transmitted by facsimile, when receipt is acknowledged; if transmitted by telex, when confirmed by telex answerback; if timely delivered to an overnight courier, the next Business Day; provided that notices and communications to the Administrative Agent pursuant to Article II, III, IV, V or IX shall not be effective until received by the Administrative Agent.

                 Section 10.03. No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent or any Co-Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 Section 10.04. Costs; Expenses and Indemnification. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement of the Loan Documents (including (A) all due diligence, transportation, appraisal, audit, insurance, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower or any Subsidiary or with other creditors of the Borrower or any Subsidiary arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent, each Co-Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including the reasonable fees and expenses of counsel for the Administrative Agent, each Co-Agent and each Lender with respect thereto).

                 (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Co-Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, shareholders, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the transactions contemplated by the Loan Documents, in each case whether or not such investigation, litigation or proceeding is brought by or on behalf of the Borrower or any Subsidiary or any of their respective directors, shareholders, agents, advisors or creditors or by or on behalf of an Indemnified Party or any Indemnified Party is otherwise a party to such Loan Documents or transaction contemplated thereunder, and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence, bad faith or willful misconduct.

                 (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Loan is made by the Borrower or in connection with a reallocation of Commitments pursuant to Section 2.04 to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Rate Loan pursuant to any provision hereof or for any other reason, upon demand by such Lender, which demand shall be accompanied by a statement (which shall be conclusive and binding for all purposes absent manifest error) setting forth the amounts required to compensate such Lender for any losses, costs or expenses that it may incur as a result of such payment and any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Rate Loan, with a copy of such demand and statement to the Administrative Agent, the Borrower shall pay to the Administrative Agent for the account of such Lender the amounts set forth on such statement.

                 (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, any Co-Agent or any Lender, in its sole discretion.

                 Section 10.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender shall have at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind to any Loan Party or any other Person, a right of set-off with respect to any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time held or owing by such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower, irrespective of whether such Lender shall have made any demand under this Agreement or any Loan Document and although such obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off; provided that the failure to give such notice shall not affect the validity of such set-off. The rights of each Lender under this Section 10.05 are in addition to other rights and remedies that such Lender may have.

                 Section 10.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Co-Agent and each Lender and its successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

                 Section 10.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and all or a portion of its interest in the Note or Registered Note held by it); provided that (i) except in the case of
(A) an assignment to an Eligible Assignee that, immediately prior to such assignment, was a Lender, (B) an assignment of all of a Lender's rights and obligations under this Agreement, or (C) an assignment to an Eligible Assignee that is an Affiliate of a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (ii) unless the assignment is to an existing Lender or an Affiliate of the assigning Lender, the Borrower shall have notified the assigning Lender within five Business Days of the Borrower's receipt of notice of such assignment of the Borrower's approval of such assignment (such approval not to be unreasonably withheld) and if the Borrower has not notified the assigning Lender of its approval or disapproval of such assignment by such date, the Borrower shall be deemed to have given its approval, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (1) an

Assignment and Acceptance, (2) if required by the first sentence of Section 10.07(d), any Note or Registered Note subject to such assignment, and (3) a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (which effective date shall not be any earlier than the date on which the Administrative Agent accepts and records such Assignment and Acceptance in the Register), (x) the assignee thereunder shall be a party hereto and the Loan Documents to which the assigning Lender is a party on the effective date specified in such Assignment and Acceptance and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and such Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto and thereto).

                 (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or with respect to the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the most recent financial statements delivered pursuant to Sections 7.18(b) and 7.18(c) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, each Co-Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent and each Co-Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and each Co-Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees to be bound by the terms of this Agreement and the Loan

Documents to which it has become a party pursuant to this Agreement and the Assignment and Acceptance.

                 (c) The Administrative Agent, acting for this purpose as agent for the Borrower, shall maintain at its address referred to in Section
10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The Administrative Agent shall incur no liability of any kind to the Borrower, any Lender or any other Person with respect to its maintenance of the Register or the recordation of information therein. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Co-Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder (and, in the case of Registered Notes, as the owner of the Registered Notes registered to it) for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless the Assignment and Acceptance has been accepted by the Administrative Agent and registered in the Register. Further, no assignment of all or any part of a Registered Note shall be registered in the Register unless such Registered Note has been duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the assigning Lender (as the registered holder thereof) to the assignee and the assigning Lender has surrendered such Note to the Administrative Agent pursuant to Section 10.07(d).

                 (d) Upon its receipt of (i) an Assignment and Acceptance which has been completed and executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and (ii) in the case of an assignment of (A) all of such assigning Lender's rights and obligations or (B) Registered Note (which Registered Note shall be duly endorsed by, or accompanied by a written instrument of assignment or transfer duly executed by, the assigning Lender, as the registered holder thereof, to the assignee), any Note subject to such assignment, the Administrative Agent shall (x) accept such Assignment and Acceptance, (y) record the information contained therein in the Register, and (z) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent a new Note payable to the order of the assignee or a new Registered Note payable to the assignee or its registered assigns, in an amount equal to the Loans and Commitments assumed by it pursuant to such Assignment and Acceptance and, in the case of a partial assignment of a Registered Note, a new Registered Note payable to the assigning Lender or its registered assigns in an amount equal to the Loans retained by it hereunder. Such new Note(s) or Registered Note(s) shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 2.02 (except in the case of Registered Note(s) which shall be legended on the face thereof and shall be made payable to the assignee or its registered assigns). Such new Note(s) or Registered Note(s), as applicable, shall be exchanged for the Note or Registered Note surrendered by the assigning Lender and the surrendered Note or Registered Note shall be cancelled and returned to the Borrower. The Administrative Agent shall incur no liability of any kind to the Borrower, any Lender or any other Person with respect to the transfer, surrender, cancellation or exchange of the Notes or Registered Notes.

                 (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it and the Note held by it) to any Person; provided that (i) such Lender's obligations under this Agreement (including its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Co-Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would by its terms reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or any other Loan Document, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or any other Loan Document, or release all or substantially all of the Collateral (except as provided in the Collateral Documents).

                 (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower or any of its Subsidiaries; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

                 (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                 Section 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

                 Section 10.09. Confidentiality. Neither the Administrative Agent, any Co-Agent, nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (i) to the Administrative Agent's, such Co-Agent's, or such Lender's Affiliates and their respective officers, directors, employees, agents, counsel and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, and (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                 Section 10.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                 Section 10.11. CONSENT TO JURISDICTION. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS OR IS TO BECOME A PARTY, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND HEREBY CONSENTS TO SERVICE OF PROCESS UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN ACCORDANCE WITH SECTION 10.02 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH BUSINESS DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                 (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY LENDER, ANY CO-AGENT OR THE ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT

THE RIGHT OF ANY LENDER, ANY CO-AGENT OR THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

                 Section 10.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE CO-AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY CO-AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 Section 10.13. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any of the parties hereto, before or after signing this Agreement or any other Loan Documents, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against the Administrative Agent or any Lender, or any of their respective officers, directors, shareholders, agents or employees, in favor of any Person or entity (including any Affiliate of the Borrower) other than the Borrower.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  BORROWER


                                        A I M MANAGEMENT GROUP INC.,
                                          as Borrower


                                        By /s/ROBERT H. GRAHAM
                                          --------------------------------------
                                           Name:  Robert H. Graham
                                           Title: President


                                  ADMINISTRATIVE AGENT AND LENDER


                                        CITIBANK, N.A.,
                                           as Administrative Agent and Lender


                                        By /s/ JOHN J. MACDONALD
                                          --------------------------------------
                                           Name:  John J. MacDonald
                                           Title: Attorney-In-Fact


                                  CO-AGENTS AND LENDERS


                                        THE BANK OF NEW YORK


                                        By /s/ ALEXANDER DUKA
                                          --------------------------------------
                                           Name:  Alexander Duka
                                           Title: AVP

                                        BANQUE NATIONALE DE PARIS


                                        By /s/ RIVA HOWARD
                                          --------------------------------------
                                           Name:  Riva L. Howard
                                           Title: Vice President


                                        By /s/ DIANE M. FERGUSON
                                          --------------------------------------
                                           Name:  Diane Ferguson
                                           Title: Vice President


                                        CHEMICAL BANK

                                        By /s/ HEATHER LINDSTROM
                                          --------------------------------------
                                           Name:  Heather Lindstrom
                                           Title: Vice President


                                        CREDIT LYONNAIS, SAN FRANCISCO BRANCH


                                        By /s/ WILLIAM J. FISCHER
                                          --------------------------------------
                                           Name:  William J. Fischer
                                           Title: Vice President & Manager


                                        DEUTSCHE BANK A.G., NEW YORK BRANCH


                                        By /s/ INDRA KISH / /s/ NICOLE HOLZAPFEL
                                          --------------------------------------
                                           Name:  Indra Kish / Nicole Holzapfel
                                           Title: Associate  /  Associate

                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By /s/ DEIRDRE HOLLAND COBERY
                                          --------------------------------------
                                           Name:  Deirdre Holland Cobery
                                           Title: Vice President


                                        FLEET NATIONAL BANK


                                        By /s/ ILLEGIBLE
                                          --------------------------------------
                                           Name:  ILLEGIBLE
                                           Title: AVP


                                        MELLON BANK, N.A.


                                        By /s/ PAULA A. MAMMARELLA
                                          --------------------------------------
                                           Name:  Paula A. Mammarella
                                           Title: Assistant Vice President


                                        NATIONSBANK, N.A. (SOUTH)


                                        By /s/ BETTY E. REID
                                          --------------------------------------
                                           Name:  Betty E. Reid
                                           Title: Senior Vice President


                                        STATE STREET BANK AND TRUST COMPANY


                                        By /s/ DAVID V. COX
                                          --------------------------------------
                                           Name:  David V. Cox
                                           Title: Vice President

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By /s/ RICHARD A. SUTTER
                                          --------------------------------------
                                           Name:  Richard A. Sutter
                                           Title: Vice President


                                   LENDERS

                                        ABN AMRO BANK N.V., NEW YORK BRANCH


                                        By /s/ VICTOR J. FENNON
                                          --------------------------------------
                                           Name:  Victor J. Fennon
                                           Title: Vice President


                                        By /s/ DAVID E. EASTEP
                                          --------------------------------------
                                           Name:  David E. Eastep
                                           Title: Assistant Vice President


                                        SOCIETE GENERALE, NEW YORK BRANCH


                                        By /s/ D. E. LITTLEFIELD
                                          --------------------------------------
                                           Name:  D. E. Littlefield
                                           Title: Vice President & Manager

                                                                   EXHIBIT 1.01A


                       FORM OF ASSIGNMENT AND ACCEPTANCE


                         Dated as of ____________, 199_

                 Reference is made to the B Share Credit Agreement dated as of June __, 1996 (as such B Share Credit Agreement may be amended or supplemented from time to time, the "B Share Credit Agreement") among A I M Management Group Inc., a Delaware corporation (the "Borrower"), the Lenders identified on the signature pages thereof, Citibank, N.A., as Administrative Agent (the "Administrative Agent"), and the financial institutions listed on the signature pages thereof as co-agents, as Co-Agents for the Lenders (the "Co-Agents"). Capitalized terms not otherwise defined herein are defined in the B Share Credit Agreement and are used herein with the same meanings.

                 __________________________ (the "Assignor") and
____________________ (the "Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor, for a purchase price of $_____, a ___ % interest in and to all of the Assignor's rights and obligations under the B Share Credit Agreement relating to the Loans as of the Effective Date (as defined in Paragraph 4 below) (including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date, and the Note held by the Assignor). Schedule I hereto sets forth the respective Commitments and Loans of the Assignor and the Assignee immediately after giving effect to this Assignment and Acceptance.

                 2. The Assignor: (a) represents and warrants that as of the date hereof (i) without giving effect to assignments thereof which have not yet become effective, its Commitment is $_____, and the aggregate outstanding principal amount of the Loans owing to it is $_____ and (ii) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; or (ii) the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the B Share Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (c) attaches the Note referred to in paragraph 1 above and requests that the Administrative Agent (i) exchange such Note for a new Note dated ____________, 199_ in the principal amount of $_________, payable to the order of the Assignee [and a new Note dated _________, 199__ in the principal amount of $__________ payable to the order of the Assignor] and
(ii) cancel and return the attached Note to the Borrower.

                 3. The Assignee (a) confirms that it has received a copy of each Loan Document, together with copies of the most recent financial statements delivered pursuant to Sections 7.18(b) and 7.18(c) of the B Share Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, any Co-Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the B Share Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent and each Co-Agent to take such action as agent on its behalf and to exercise such powers and discretion under the B Share Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and each Co-Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the B Share Credit Agreement are required to be performed by it as a Lender; and (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.

                 4. The effective date for this Assignment and Acceptance shall be ________________ (the "Effective Date"). Following, and subject to, the consent in writing by the Administrative Agent and the Borrower to such assignment and the execution of this Assignment and Acceptance, this Assignment and Acceptance will be delivered to the Administrative Agent, together with the processing and recordation fee specified in Section 10.07(a) of the B Share Credit Agreement, for acceptance and recording by the Administrative Agent.

                 5. Upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date (a) the Assignee shall be a party to the B Share Credit Agreement and the Assignee shall have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the B Share Credit Agreement.

                 6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the B Share Credit Agreement and the Note for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law provisions thereof.

                                        [NAME OF ASSIGNOR]


                                        By _________________________________
                                            Name:
                                            Title:


                                        [NAME OF ASSIGNEE]


                                        By _________________________________
                                            Name:
                                            Title:


                                        Domestic Lending Office (and address
                                          for notices):
                                            [Address]

                                        Eurodollar Lending Office:
                                            [Address]

Accepted and consented
to this _____ day of
___________, ____


CITIBANK, N.A., as Administrative Agent


By  ____________________________________
    Name:
    Title:


A I M MANAGEMENT GROUP INC.(1)


By  ____________________________________
    Name:
    Title:





____________________

(1) The signature of A I M Management Group Inc. is not required if A I M Management Group Inc. has not notified the Assignor of its objection to this assignment within five business days of its receipt of notice of this assignment.

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE


Assignor's Commitment:                              $________________________

Assignee's Commitment                               $________________________

Aggregate Outstanding Principal
  Amount of Loans Owing to Assignor:                $________________________

Aggregate Outstanding Principal
  Amount of Loans Owing to Assignee:                $________________________

                                                                   EXHIBIT 1.01B

                          FORM OF ASSUMPTION AGREEMENT


                                                              Dated   __________



A I M Management Group Inc.
11 Greenway Plaza
Suite 1919
Houston, TX 77046

   Attention:   President
                Telecopier no. (713) 993-9890


Citibank, N.A.,as Administrative Agent
399 Park Avenue
New York, NY 10043

   Attention:   Bank Loan Syndications (ref: AIM Management)
                Telecopier no. (212) 371-6309



Ladies and Gentlemen:

                Reference is made to the B Share Credit Agreement, dated as of June __, 1996 (the "B Share Credit Agreement"), among A I M Management Group Inc., a Delaware corporation (the "Borrower"), the Lenders identified on the signature pages thereof, Citibank, N.A., as Administrative Agent (the "Administrative Agent"), and the financial institutions identified on the signature pages thereof as co-agents, as Co-Agents for the Lenders (the "Co-Agents"). Capitalized terms not otherwise defined herein are defined in the B Share Credit Agreement and are used herein with the same meanings.

                The undersigned (the "Assuming Lender") proposes to become an Assuming Lender pursuant to Section 2.04(c) of the B Share Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the B Share Credit Agreement on __________, 19__ (the "Increase Date") and that its Commitment shall as of such date be $__________.

                                                          EXHIBIT 1.01C



                      DISTRIBUTION FEE PURCHASE AGREEMENT
                          Dated as of August 20, 1993
                  As Amended and Restated as of June 26, 1996


                 AMENDED AND RESTATED DISTRIBUTION FEE PURCHASE AGREEMENT, dated as of June 26, 1996 (this "Agreement"), between A I M Distributors, Inc., a Delaware corporation (the "Seller"), and A I M Management Group Inc., a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:


                 WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, on the terms and subject to the conditions specified in this Agreement, the Purchased Assets (as defined below);

                 NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS


                 The following terms shall have the meanings ascribed to them below. Capitalized terms not expressly defined herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of Texas shall have the same meanings herein as in said UCC.

                 "AIM Funds" means all open-end mutual funds (and every series thereof) sponsored by the Purchaser or any of its Subsidiaries or for which the Purchaser or any of its Subsidiaries provides investment advisory, management, administrative, supervisory, consulting, underwriting or similar services from time to time, including such funds which are now existing and which may hereafter be organized.

                 "Asset Based Sales Charge" shall have the meaning set forth in
Section 26(b)(8)(C) of the Rules of Fair Practice.

                 "CDSC Shares" means any shares (or class of shares) of beneficial interest or capital stock of any AIM Fund, which are offered at net asset value without an initial sales charge, and which are subject to a Contingent Deferred Sales Charge upon the redemption of such shares for six years from the initial purchase of such shares.

                 "Contingent Deferred Sales Charge" means the amount payable by a shareholder of any AIM Fund on redemption of such shareholder's CDSC Shares in such AIM Fund prior to the end of the holding period specified from time to time in the Prospectus for such AIM Fund.

                 "Distribution Agreement" means any underwriting agreement and any plan or related agreement as contemplated by Rule 12b-1 under the Investment Company Act of 1940, as amended,in connection with the distribution of shares of any AIM Fund.

                 "Distribution Plan" means any plan adopted (as amended from time to time) by an AIM Fund and any related agreements, as contemplated by Rule 12b-1 under the Investment Company Act of 1940, as amended, in connection with the distribution of CDSC Shares of such AIM Fund.

                 "Free Shares" means shares other then CDSC Shares, including without limitation, shares which are derived from CDSC Shares, but do not have a Contingent Deferred Sales Charge because either (i) they were issued in an exchange without the payment of a Contingent Deferred Sales Charge and represent the appreciated value of the shares being exchanged over the initial purchase price paid for such shares (of the shares from which they derived), or
(ii) they represent shares issued as a result of the reinvestment of dividends or other distributions.

                 "Maximum Interest Allowable" shall mean the maximum interest which may be taken into account under Section 26(d)(2)A) of the Rules of Fair Practice in computing the aggregate asset-backed and deferred sales charges which may be imposed.

                 "NASD" shall mean the National Association of Securities Dealers, Inc. or any successor entity.

                 "Prospectus" shall mean with respect to any AIM Fund the prospectus filed with the Securities and Exchange Commission as a part of the Registration Statement on Form N-1A, as amended, and shall include, without limitation, the related Statement of Additional Information included in such Registration Statement.

                 "Purchased Assets" shall mean with respect to each AIM Fund, all of the rights under the related Distribution Agreement, the related Distribution Plan, the related Prospectus and in accordance with the applicable Rules of Fair Practice to receive amounts paid or payable in respect of Service Fees, Asset Based Sales Charges (including interest at the Maximum Interest

Allowable) and Contingent Deferred Sales Charges, in each case in respect of the issuance by such AIM Fund of CDSC Shares and Free Shares and in respect of CDSC Shares and Free Shares of any other AIM Fund into which CDSC Shares and Free Shares initially issued by another AIM Fund may be exchanged without the payment of a Contingent Deferred Sales Charge, including, without limitation, any similar amount paid or payable under any replacement Distribution Agreement, Distribution Plan, Prospectus or the Rules of Fair Practice, and any continuation payments in respect thereof paid or payable by the related investment company in respect of such AIM Fund in the event of a termination of the related Distribution Plan or the related Distribution Agreement.

                 "Rules of Fair Practice" shall mean the Rules of Fair Practice of the NASD, including without limitation Section 26, thereof, as amended, and the rules, regulations and interpretations of the NASD in respect thereto.

                 "Service Fee" shall have the meaning set forth in Section 26(b)(9) of the Rules of Fair Practice.

                 "Subsidiary" means any corporation at least a majority (by number of votes) of the Voting Stock of which is at the time owned by the Purchaser or by one or more Subsidiaries or by the Purchaser and one or more Subsidiaries.

                 "Voting Stock" means, with reference to any corporation, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                                  ARTICLE II.

                   SALE AND PURCHASE OF THE PURCHASED ASSETS

                 Section 1. Sale and Purchase. (a) The Seller hereby agrees to sell, transfer, convey and assign to the Purchaser, and the Purchaser hereby agrees to purchase in each case on the terms and subject to the conditions set forth in this Agreement, all of the Seller's right, title and interest in, to and under all Purchased Assets and all proceeds of Purchased Assets. The Purchaser's obligation to pay for, and the Seller's obligation to transfer, such Purchased Assets shall continue so long as this Agreement is in effect.

                 (b) All sales of Purchased Assets by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by the Seller.

                 Section 2. Transfers and Payments. (a) The Seller shall convey the Purchased Assets to the Purchaser on the day the CDSC Shares with respect to which Purchased Assets arise are originated concurrently with such origination, by giving the Purchaser and the respective AIM Fund or AIM Funds notice of such origination and transfer describing in reasonable detail the Purchased Assets being transferred to the Purchaser, but without further action by the Seller. The purchase price for each Purchased Asset shall equal the dollar amount funded by the Seller in creating the CDSC Share with respect to such Purchased Asset, and shall be paid by the Purchaser concurrently with such funding.

                 (b) The parties agree, to the full extent they may lawfully do so, that the consideration for the purchase and sale of the Purchased Assets as determined pursuant to Section 2(a) above represents reasonably equivalent value for the transfer of the same by the Seller to the Purchaser pursuant to this Agreement.

                 Section 3. Recording of Sales and Transfers. In connection with the sale and conveyance of the Purchased Assets pursuant hereto, the Seller shall indicate on its books and records that all such Purchased Assets have been sold or conveyed to the Purchaser. In addition, the Seller shall not carry any Purchased Assets on the Seller's accounting records, and the Seller agrees that all such Purchased Assets have been and will be, as contemplated by the terms of this Agreement, transferred and sold upon origination to the Purchaser and carried on the Purchaser's accounting records.

                 Section 4. Allocations. If the Seller is unable for any reason to transfer any Purchased Assets required to be transferred to the Purchaser in accordance with the provisions of this Agreement (including, without limitation, by reason of any requirement of law, rule, regulation or order or directive of any court or regulatory authority), then in any such event, the Seller agrees that it shall thereafter allocate and promptly pay to the Purchaser all funds received with respect to the Purchased Assets which would have been paid directly to or on behalf of the Purchaser but for the Seller's inability to transfer such Purchased Assets.

                 Section 5. Purchaser's Collection Rights. The Purchaser shall be entitled to make all reasonable efforts to collect from the respective AIM Funds all payments in respect of the Purchased Assets as and when the same shall become due. The

Seller hereby irrevocably authorizes and empowers (without imposing any obligation on) the Purchaser, upon the occurrence of an event permitting the Seller to demand, sue for, collect and receive payment of any funds due with respect to the Purchased Assets, to demand, sue for, collect and receive such funds in the name of the Seller.

                 Section 6. Seller's Continuing Obligations. Notwithstanding any other provision of this Agreement, the Seller shall be obligated to perform all of its obligations under, pursuant to and in connection with the Purchased Assets to the same extent as if the Purchaser had no interest therein, and the Purchaser shall have no obligations or liability under any Purchased Assets to any AIM Find by reason of or arising out of this Agreement, nor shall the Purchaser be required or obligated in any manner to perform or fulfill any of the obligations of Seller under, pursuant to or in connection with any Purchased Assets.

                 Section 7. Further Assurances. The Seller agrees to do such further acts and things, and to execute and deliver to the Purchaser such additional assignments, agreements, powers and instruments, as are reasonably required by the Purchaser to carry into effect the purposes of this Agreement or to better assure and confirm unto the Purchaser its rights, powers and remedies hereunder.

                                  ARTICLE III.

                               SECURITY INTEREST


                 It is the intention of this Agreement that the purchase of the Purchased Assets hereunder shall convey to the Purchaser an undivided 100% ownership interest in such Purchased Assets and the proceeds of such Purchased Assets and that such transactions shall constitute a true sale and not a secured loan. If, notwithstanding such intention, any conveyance of Purchased Assets and the proceeds of such Purchased Assets from the Seller to the Purchaser shall ever be recharacterized as a secured loan and not a sale, it is the intention of this Agreement that the Seller shall be deemed to have granted to the Purchaser, in order to secure such loan, a security interest in all of the Seller's right, title and interest in and to all Purchased Assets and all proceeds of such Purchased Assets.

                                  ARTICLE IV.

                                 MISCELLANEOUS

                 Section 1. Notices, etc. All notices required or permitted to be given to or made upon any party hereto shall be in writing (including telegraphic or facsimile communication) and mailed, faxed or delivered, addressed to the Seller or the Purchaser, as the case may be, at their respective addresses or transmission numbers hereinafter set forth and shall be effective when deposited in the mails or transmitted by facsimile, respectively.

                 If to the Seller, to it at:

                 A I M Distributors, Inc.
                 11 Greenway Plaza
                 Suite 1919
                 Houston, Texas   77046

                 Attention:  President
                 Telecopy:   (713) 993-9890

                 With a copy to the General Counsel at the same address.

                 If to the Purchaser, to it at:

                 A I M Management Group Inc.
                 11 Greenway Plaza
                 Suite 1919
                 Houston, Texas   77046

                 Attention:  President
                 Telecopy:   (713) 993-9890

                 With a copy to the General Counsel at the same address.

                 Section 2. Severability; etc. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement, and no right or obligation of either party in respect hereof, shall have any force or effect to the extent that such term, provision, right or obligation would be unlawful or contrary to any rule, regulation or order or directive of any court or regulatory authority.

                 Section 3. Successors and Assigns, etc. This Agreement shall be binding upon, and inure to the benefit of, the Seller and the Purchaser and their respective successors and assigns.

                 Section 4. Third Party Beneficiary. The parties hereto intend that the benefits of this Agreement shall inure to the benefit of lenders to or purchasers from the Purchaser who finance or purchase Purchased Assets for or from the Purchaser as third party beneficiaries.

                 Section 5. Amendment; Waiver; etc. This Agreement and any term or provision hereof may only be amended, modified or waived by a written instrument executed by the parties hereto, and this Agreement may be terminated by either party on 30 days' prior written notice to the other party; provided that any termination will not affect sales of Purchased Assets made prior to the effectiveness of such termination and Seller's obligations under
Article II, Section 6 shall continue with respect to such Purchased Assets until collected in full.

                 Section 6. APPLICABLE LAW; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                 (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT TO WHICH SUCH PERSON IS A PARTY.

                 Section 7. Miscellaneous. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.


                                        A I M MANAGEMENT GROUP INC.


                                        By:
                                           -----------------------------------
                                                Name:
                                                Title:



                                        A I M DISTRIBUTORS, INC.


                                        By:
                                           -----------------------------------
                                                Name:
                                                Title:

                                                                    EXHIBIT 2.02


                                  FORM OF NOTE


                                                             New York, New York
$ ________________                                           ____________, ____


                 For value received, A I M Management Group Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________ (the "Lender"), for the account of its Applicable Lending Office, the principal sum of $_______, or, if less, the aggregate principal amount of the Loans made from time to time by the Lender to the Borrower pursuant to the B Share Credit Agreement referred to below, on the Termination Date.

                 The Borrower promises to pay interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount is paid in full, on the dates and at the rate or rates provided in the B Share Credit Agreement. All such payments of principal and interest shall be made in U.S. Dollars in immediately available funds at the office of Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention: Bank Loan Syndications.

                 The Lender is authorized to record the principal amount, types, interest rates, Interest Periods and assignments of the Loan, and the dates and amounts of all repayments or prepayments of the principal thereof, on the schedule attached hereto, or on a continuation of such schedule, which recordation shall constitute prima facie evidence of the accuracy of the information recorded in the absence of manifest error, provided that the failure of the Lender to make any such recordation or the inaccuracy or incompleteness of any such recordation shall not affect the obligations of the Borrower hereunder or under the B Share Credit Agreement.

                 This Note is one of the Notes referred to in, and is entitled to the benefits of, the B Share Credit Agreement dated as of June __, 1996 (as such B Share Credit Agreement may be amended, restated or supplemented from time to time, the "B Share Credit Agreement"; terms defined in the B Share Credit Agreement are used herein as therein defined), among the Borrower, the Lender and the other Lenders listed on the signature pages thereof, Citibank, N.A., as Administrative Agent for the Lender and the other Lenders, and the financial institutions listed on the signature pages thereof as co-agents, as Co-Agents. The B Share Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        A I M MANAGEMENT GROUP INC.



                                        By  ______________________________
                                             Name:
                                             Title:

                             PAYMENTS OF PRINCIPAL

=============================================================================================================

                                Amount                    Amount of
                  Amount       of Loan        Type        Principal     Interest      Interest      Notation
     Date        of Loan       Assigned      of Loan       Repaid        Period         Rate        Made By
- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT 3.01


                          FORM OF NOTICE OF BORROWING

                                                                          [DATE]


Citibank, N.A., as
   Administrative Agent
   for the Lenders parties
   to the B Share Credit Agreement
   referred to below,
399 Park Avenue
New York, New York 10043
Attention:       Bank Loan Syndications
                 ref: AIM Management


Ladies and Gentlemen:

                 The undersigned, A I M Management Group Inc., a Delaware corporation, refers to the B Share Credit Agreement dated as of June __, 1996 (as such B Share Credit Agreement may be amended or supplemented from time to time, the "B Share Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereof, Citibank, N.A., as Administrative Agent for the Lenders, and the financial institutions listed on the signature pages thereof as co-agents, as Co-Agents. Capitalized terms not otherwise defined herein are defined in the B Share Credit Agreement and are used herein with the same meanings. The undersigned hereby gives notice pursuant to Section 3.01 of the B Share Credit Agreement that the undersigned hereby requests a Borrowing under the B Share Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 3.01 of the B Share Credit Agreement:

                 (i) the Business Day of the Proposed Borrowing is ____________, 199_;

                 (ii) the Type of Loans comprising the Proposed Borrowing is [Base Rate] [Eurodollar Rate] Loans;

                 (iii) the aggregate amount of the Proposed Borrowing is $_________;

                 (iv) the Interest Period for each Eurodollar Rate Loan made as part of the Proposed Borrowing is _____ month[s].

                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                 (A) each of the representations and warranties contained in Article VI of the B Share Credit Agreement are true and correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent they were expressly made as of the Effective Date or expressly relate to a prior date, provided, that
         Section 6.05 (other than the last sentence thereof) shall be deemed to apply to the most recent financial statements delivered to the Lenders pursuant to Sections 7.18(b) and 7.18(c) of the B Share Credit Agreement;

                 (B) no Default exists or will result from such Proposed Borrowing;

                 (C) the outstanding aggregate principal amount of all Loans, after giving effect to the Proposed Borrowing, will not exceed the aggregate amount of all Commitments in effect as of the date of such Proposed Borrowing; and

                 (D) the undersigned certifies that it has performed in all respects all agreements and satisfied all conditions under the B Share Credit Agreement to be performed by it on or before the date hereof.

                                        Very truly yours,

                                        A I M MANAGEMENT GROUP INC.



                                        By  ______________________________
                                            Name:
                                            Title:

                                                        EXHIBIT 5.01(l)(v)





                        B SHARE COLLATERAL AGREEMENT

                             Dated June 26, 1996

                                    From

                         A I M MANAGEMENT GROUP INC.

                                 as Borrower
                                 -----------

                                     to

                               CITIBANK, N.A.

                           as Administrative Agent
                           -----------------------

                              TABLE OF CONTENTS
                              -----------------


SECTION                                                                         PAGE
 1.  Grant of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

 2.  Security for Obligations   . . . . . . . . . . . . . . . . . . . . . . . .   3

 3.  Borrower Remains Liable  . . . . . . . . . . . . . . . . . . . . . . . . .   3

 4.  Delivery of Account Collateral   . . . . . . . . . . . . . . . . . . . . .   3

 5.  Maintaining the B Share Collateral Account   . . . . . . . . . . . . . . .   3

 6.  Investing of Amounts in the B Share Collateral Account   . . . . . . . . .   4

 7.  Release of Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

 8.  Representations and Warranties   . . . . . . . . . . . . . . . . . . . . .   5

 9.  Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

10.  Place of Perfection; Records; Collection of Receivables  . . . . . . . . .   6

11.  As to the Assigned Agreements  . . . . . . . . . . . . . . . . . . . . . .   7

12.  Payments Under the Assigned Agreements . . . . . . . . . . . . . . . . . .   8

13.  Transfers and Other Liens  . . . . . . . . . . . . . . . . . . . . . . . .   8

14.  Administrative Agent Appointed Attorney-in-Fact  . . . . . . . . . . . . .   8

15.  Administrative Agent May Perform . . . . . . . . . . . . . . . . . . . . .   9

16.  The Administrative Agent's Duties  . . . . . . . . . . . . . . . . . . . .   9

17.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

18.  Indemnity and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19.  Amendments; Waivers; Etc . . . . . . . . . . . . . . . . . . . . . . . . .  11


SECTION                                                                         PAGE
20.  Addresses for Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .  11

21.  Continuing Security Interest; Assignments under the Credit Agreement . . .  12

22.  Release and Termination  . . . . . . . . . . . . . . . . . . . . . . . . .  12

23.  Governing Law; Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .  12



Schedule I                -       Assigned Agreements

Exhibit A                 -       Form of Consent and Agreement


                          B SHARE COLLATERAL AGREEMENT


                 B SHARE COLLATERAL AGREEMENT dated June __, 1996 made by A I M MANAGEMENT GROUP INC., a Delaware corporation with an office at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046 (the "Borrower"), to Citibank, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined).

                 PRELIMINARY STATEMENTS.

                 (1) The Lenders and the Administrative Agent have entered into a Credit Agreement dated as of June __, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Borrower.

                 (2) The Borrower has opened a collateral account (the "B Share Collateral Account") with A I M Money Market Fund at its office at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046, Account No. 40 20 702 9182, in the name of the Borrower, pledged to the Administrative Agent and subject to the terms of this Agreement.

                 (3) It is a condition precedent to the making of Loans by the Lenders under the Credit Agreement that the Borrower shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement, the Borrower hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Lenders as follows:

                 Section 1. Grant of Security. The Borrower hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Lenders a security interest in, the following (collectively, the "Collateral"):

                 (a) all of the Borrower's right, title and interest, whether now owned or hereafter acquired, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, now or hereafter existing, constituting Deferred Load Amounts (other than Deferred Load Amounts that, on any date of determination, have been sold pursuant to a Securitization Program) and the proceeds of any Securitization Program (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (b), (c) or (d) below, being the "Receivables");

                 (b) all of the Borrower's right, title and interest in its capacity as "Seller" in and to the Collection Agency Agreement described on Schedule I hereto and all of the Borrower's right, title and interest in and to each other agreement listed on Schedule I, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Borrower to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

                 (c) all of the following (collectively, the "Account Collateral"):

                          (i) the B Share Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the B Share Collateral Account;

                          (ii) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

                          (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or as a proceed of any or all of the then existing Account Collateral; and

                          (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

                 (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (c) of this Section
         1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to any of the foregoing Collateral and (ii) cash.

         Notwithstanding anything in this Agreement to the contrary, "Collateral" shall not include any assets sold by the Borrower pursuant to a Securitization Program or any rights under the Assigned Agreements with respect to assets sold by the Borrower pursuant to a Securitization Program.

                 Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower to the Administrative Agent or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                 Section 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 Section 4. Delivery of Account Collateral. All certificates or instruments representing or evidencing Account Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Account Collateral. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Account Collateral for certificates or instruments of smaller or larger denominations.

                 Section 5. Maintaining the B Share Collateral Account. So long as any Loan shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement:

                 (a) The Borrower will maintain the B Share Collateral Account pledged to the Administrative Agent;

                 (b) The Borrower shall deposit into the B Share Collateral Agreement, on each day, immediately available funds in an amount equal to all Deferred Load Amounts received by the Borrower that are not deposited into the Demand Deposit Account (as defined in the Collection Agency Agreement); and

                 (c) It shall be a term and condition of the B Share Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the B Share Collateral Account and except as otherwise provided by the provisions of Section 7 and Section 17, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the B Share Collateral Account.

The B Share Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                 Section 6. Investing of Amounts in the B Share Collateral Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Section 7 and Section 17, from time to time (a) invest amounts on deposit in the B Share Collateral Account in such Cash Equivalents in the name of the Administrative Agent as the Borrower may select and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Administrative Agent as the Borrower may select (the Cash Equivalents referred to in clauses
(a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the B Share Collateral Account.

                 Section 7. Release of Amounts. So long as no Event of Default shall have occurred and be continuing, on the 20th day of each month the Administrative Agent will liquidate the Collateral Investments in a commercially reasonable manner to the extent necessary to provide for the timely receipt by the Administrative Agent of cash to make the payments described in this Section 7 and (a) apply available funds then on deposit in the B Share Collateral Account to the prepayment of the Loans under Section 3.02(b) of the Credit Agreement and (b) pay and release to the Borrower or at its order and at the request of the Borrower, the amount of any remaining available funds in the B Share Collateral Account after the foregoing application, provided that the amount paid pursuant to this clause (b) shall not exceed an amount equal to the sum of (x) the excess, if any, of Deferred Load Amounts paid into the B Share Collateral Account during the one month period ending on the 15th day of such month over Facility Collections for such period and (y) any interest or income on the Collateral Investments accrued on or prior to such 15th day.

                 Section 8. Representations and Warranties. The Borrower represents and warrants as follows:

                 (a) The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables, and the original copies of each Assigned Agreement, are located at the address first specified above
         for the Borrower.   None of the Receivables or Agreement Collateral is
         evidenced by a promissory note or other instrument.

                 (b) The Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. The Borrower has no trade names.

                 (c) The Assigned Agreements, true and complete copies of which have been furnished to each Lender, have been duly authorized, executed and delivered by all parties thereto, have not been amended or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement by any party thereto. Each party to the Assigned Agreements (other than the Collection Agency Agreement described on Schedule I) other than the Borrower has executed and delivered to the Borrower a consent, in substantially the form of Exhibit A, to the assignment of the Agreement Collateral to the Administrative Agent pursuant to this Agreement.

                 (d) The Borrower has instructed (i) AIM Distributors to make all payments under the Distribution Fee Purchase Agreement to the Demand Deposit Account (as defined in the Collection Agency Agreement), (ii) each Eligible Fund or its transfer agent to make all payments that are the proceeds of Receivables to the Demand Deposit Account and (iii) the Collection Agent to make all payments distributable to the Borrower under the Collection Agency Agreement to the B Share Collateral Account.

                 (e) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                 (f) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Borrower of the assignment and security interest granted hereby or for the execution, delivery or performance of this

         Agreement by the Borrower, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, or (iii) for the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                 Section 9. Further Assurances. (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) mark conspicuously each Assigned Agreement and, at the request of the Administrative Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, Assigned Agreement or Collateral is subject to the security interest granted hereby;
(ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Administrative Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                 (b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                 (c) The Borrower will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                 Section 10. Place of Perfection; Records; Collection of Receivables. (a) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Section 8(a) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 9 shall have been taken with respect to the Collateral. The Borrower will hold and preserve such records and Assigned Agreements and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records.

                 (b) Except as otherwise provided in this subsection (b), the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Receivables. In connection with such collections, the Borrower may take (and, at the Administrative Agent's direction, shall take) such action as the Borrower or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of a Default and upon written notice to the Borrower of its intention to do so, at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be deposited in the B Share Collateral Account and either (A) released to the Borrower on the terms set forth in Section 7 so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 17(b) and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

                 Section 11. As to the Assigned Agreements. (a) The Borrower shall at its expense:

                 (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time requested by the Administrative Agent; and

                 (ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Borrower under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Collateral as the Administrative Agent may reasonably request and (B) upon request of the Administrative Agent make to each other party to any Assigned Agreement such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

                 (b)      The Borrower shall not:

                 (i) cancel or terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof;

                 (ii) amend or otherwise modify any Assigned Agreement or give any consent, waiver or approval thereunder;

                 (iii) waive any default under or breach of any Assigned Agreement; or

                 (iv) take any other action in connection with any Assigned Agreement that would impair the value of the interest or rights of the Borrower thereunder or that would impair the interest or rights of the Administrative Agent.

                 Section 12. Payments Under the Assigned Agreements. (a) The Borrower agrees, and has effectively so instructed each other party to each Assigned Agreement, that all payments due or to become due under or in connection with such Assigned Agreement shall be made directly to either the B Share Collateral Account or the Demand Deposit Account, as specified in Section 8(d) above.

                 (b) Except as set forth in Section 17, all moneys received or collected pursuant to subsection (a) above shall be applied as set forth in Section 7.

                 Section 13.  Transfers and Other Liens.    The Borrower shall
not, except pursuant to a Securitization Program, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

                 Section 14. Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Administrative Agent the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Administrative Agent's discretion at any time that a Default has occurred and is continuing, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                 (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                 (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) above, and

                 (c) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

                 Section 15. Administrative Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower under Section 18(b).

                 Section 16. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Citibank accords its own property.

                 Section 17. Remedies. If any Event of Default shall have occurred and be continuing:

                 (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or other disposition or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to
         Section 18) in whole or in part by the Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect.
         Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                 (c) The Administrative Agent may exercise any and all rights and remedies of the Borrower under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

                 (d) All payments received by the Borrower under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

                 (e) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the B Share Collateral Account or any part thereof.

                 (f) Notwithstanding anything in this Agreement to the contrary, so long as each Financing Participant shall be subject to a similar restriction for the benefit of the Administrative Agent and the Lenders, the Administrative Agent shall not exercise any right, remedy or power, whether under this Agreement, at law or at equity (including, without limitation, any right or power to enforce, to sell, at any public or private sale, to foreclose upon or otherwise dispose of any Collateral that relate to Designated Shares of a Designated AIM Fund), the effect of which is to cause (i) any Deferred Load Amount relating to any Designated Share of a Designated AIM Fund not to be remitted by the applicable Designated AIM Fund to the Demand Deposit Account or
         (ii) which would otherwise adversely affect the rights of any Financing Participant in any asset the subject of the Securitization Program, in each case without the prior written consent of Citicorp North America, Inc., as Program Agent.

                 Section 18. Indemnity and Expenses. (a) The Borrower agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                 (b) The Borrower will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

                 Section 19. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                 Section 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cabled or delivered to the Borrower or to the Administrative Agent, as the case may be, in each case addressed to it at its address specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

                 Section 21. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of the payment in full in cash of the Secured Obligations and the Termination Date, (b) be binding upon the Borrower, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in
Section 10.07 of the Credit Agreement.

                 Section 22. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Loan Documents, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in such reasonable detail as shall be acceptable to the Administrative Agent, together with a form of release for execution by the Administrative Agent and a certification by the Borrower to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with
Section 3.02(a) of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing.

                 (b) Upon the later of the payment in full in cash of the Secured Obligations and the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                 Section 23. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

                 IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        A I M MANAGEMENT GROUP INC.



                                        By
                                           -----------------------------------
                                            Title: President

                                   SCHEDULE I


                              ASSIGNED AGREEMENTS

1. Collection Agency Agreement dated as of May 2, 1995 among Citibank, N.A., Citicorp North America, Inc., as Program Agent, the Borrower, Citibank, N.A., as Administrative Agent, and Bankers Trust Company, as Collection Agent, as amended through June 26, 1996.

2. Second Amended and Restated Distribution Fee Purchase Agreement dated as of June 26, 1996 between the Borrower and A I M Distributors, Inc.

                                   EXHIBIT A


                         FORM OF CONSENT AND AGREEMENT

                 The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the B Share Collateral Agreement dated June__, 1996 (the "B Share Collateral Agreement", the terms defined therein being used herein as therein defined) from A I M Management Group Inc. (the "Borrower") to Citibank, N.A., as agent (the "Administrative Agent") for the Lenders referred to therein, and hereby agrees with the Administrative Agent that:

                 (a) The undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, 19__ (the "Assigned Agreement") between the undersigned and the Borrower directly to the Demand Deposit Account or otherwise in accordance with the instructions of the Administrative Agent and the Program Agent.

                 (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender for any reason any such payment once made.

                 (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Borrower under the Assigned Agreement in accordance with the terms of the B Share Collateral Agreement, and the undersigned shall comply in all respects with such exercise.

                 (d) The undersigned will not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof or (ii) amend or otherwise modify the Assigned Agreement.

                 This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.


Dated:  _______________, 19__          [NAME OF OBLIGOR]

                                        By: __________________________________
                                            Title:

                                                       EXHIBIT 5.01(l)(vii)-1


                          A I M MANAGEMENT GROUP INC.

                              SOLVENCY CERTIFICATE


         I, Dawn M. Hawley, do hereby certify that I am the Vice President and Chief Financial Officer of A I M Management Group Inc., a Delaware corporation (the "Borrower"), and that, as such: (a) I am duly authorized to execute and deliver this certificate on behalf of the Borrower pursuant to Section 5.01(l)(vii) of the B Share Credit Agreement dated as of June 26, 1996 (the "B Share Credit Agreement"; capitalized terms used in this certificate without definition herein are used as defined in the B Share Credit Agreement), among the Borrower, the Lenders identified on the signature page thereof, Citibank, N.A., as Administrative Agent, and the financial institutions listed on the signature page thereof as co-agents, as Co-Agents; and (b) after giving effect to the Borrowings on the Effective Date contemplated under the B Share Credit
Agreement:

         (i) the fair value of the property of the Borrower and its Subsidiaries is greater than the total amount of all of their liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities;

         (ii) the present fair salable value of the assets of the Borrower and its Subsidiaries are not less than the amount that will be required to pay their liabilities on their debts as they become absolute and matured;

         (iii) the Borrower and its Subsidiaries are able to realize upon their assets and pay their debts, other liabilities and other commitments as they mature in the normal course of business;

         (iv) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) beyond their ability to pay such debts and liabilities as they mature; and

         (v) the Borrower and its Subsidiaries are not engaged in business or any transaction, and are not about to engage in business or any transaction, for which the Borrower's property and that of its Subsidiaries would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrower or any of its Subsidiaries are engaged.

         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of June, 1996.


                                          By
                                            -----------------------------------
                                          Name:  Dawn M. Hawley
                                          Title: Vice President and
                                                 Chief Financial Officer

                                                 EXHIBIT 5.01(l)(vii)-2



                            A I M ADVISORS, INC.

                            SOLVENCY CERTIFICATE


         I, John J. Arthur, do hereby certify that I am the Senior Vice President and Treasurer of A I M Advisors, Inc., a Delaware corporation (the "Company"), and that, as such: (a) I am duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 5.01(l)(vii) of the B Share Credit Agreement dated as of June 26, 1996 (the "B Share Credit Agreement"; capitalized terms used in this certificate without definition herein are used as defined in the B Share Credit Agreement), among A I M Management Group Inc., a Delaware corporation, the Lenders identified on the signature pages thereof, Citibank, N.A., as Administrative Agent, and the financial institutions listed on the signature page thereof as co-agents, as Co-Agents; and (b) after giving effect to the Borrowings on the Effective Date contemplated under the B Share Credit Agreement:

         (i) the fair value of the property of the Company and its Subsidiaries is greater than the total amount of all of their liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities;

         (ii) the present fair salable value of the assets of the Company and its Subsidiaries are not less than the amount that will be required to pay their liabilities on their debts as they become absolute and matured;

         (iii) the Company and its Subsidiaries are able to realize upon their assets and pay their debts, other liabilities and other commitments as they mature in the normal course of business;

         (iv) the Company and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) beyond their ability to pay such debts and liabilities as they mature; and

         (v) the Company and its Subsidiaries are not engaged in business or any transaction, and are not about to engage in business or any transaction, for which the Company's property and that of its Subsidiaries would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any of its Subsidiaries are engaged.

         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of June, 1996.



                                          By
                                             -----------------------------------
                                          Name:   John J. Arthur
                                          Title:  Senior Vice President
                                                  and Treasurer

             [AIM MANAGEMENT GROUP INC. GENERAL COUNSEL LETTERHEAD]


                                                          EXHIBIT 5.01(l)(viii)


June 27, 1996



To The Lenders Named on Annex I Hereto
c/o Citibank, N.A., as Administrative Agent
399 Park Avenue
New York, NY  10043

Ladies and Gentlemen:

I, Carol F. Relihan, am general counsel for A I M Management Group Inc., a Delaware corporation (the "Borrower") and A I M Advisors, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Borrower ("AIM Advisors"), and I am rendering this opinion in connection with the execution and delivery of (i) the B Share Credit Agreement dated as of June 26, 1996 (the "Credit Agreement") among the Borrower, each of the lenders identified on the signature pages thereof (the "Lenders"), Citibank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), and the co-agents identified on the signature pages thereof, as Co-Agents, (ii) the B Share Collateral Agreement, dated as of June 26, 1996 (the "Security Agreement"), from the Borrower to the Administrative Agent, (iii) the Notes issued on June 27, 1996 by the Borrower to the Lenders (collectively, the "Notes"), and (iv) the Guaranty dated June 26, 1996 made by AIM Advisors in favor of the Lenders (the "Guaranty") and in connection with the consummation today of the initial borrowings under the Credit Agreement.

This opinion is delivered to you pursuant to subsection 5.01(1)(ix) of the Credit Agreement. Unless defined in this opinion, capitalized terms are used herein as defined in the Credit Agreement.

In connection with this opinion, I have examined the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, agreements and other documents, and of certificates or comparable documents of public officials and of officers and representatives of the Borrower and AIM Advisors and have made such examinations of law as I have deemed necessary for purposes of this opinion.

I have assumed the genuineness of all signatures of all persons signing the Loan Documents on behalf of the parties thereto other than the Borrower and AIM Advisors, the authenticity of all documents submitted to me as originals and the conformity to original documents of documents submitted to me as certified, conformed or photostatic copies. I have also assumed the legal capacity of each natural person who has executed any document.

I have also assumed, without verification (i) that the parties to the Loan Documents, other than the Borrower and AIM Advisors, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Loan Documents, (ii) the due authorization, execution and delivery by such other parties of each Loan Document, and (iii) that the Loan

To The Lenders Named on Annex I Hereto
June 27, 1996
Page 2



Documents constitute legal, valid and binding obligations of each such other party, enforceable against such other party in accordance with their respective terms.

Based on the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

1. The Credit Agreement, each of the Notes and the Security Agreement have been duly executed and delivered on behalf of the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

2. The Guaranty has been duly executed and delivered on behalf of AIM Advisors, and constitutes the legal, valid and binding obligation of AIM Advisors, enforceable against AIM Advisors in accordance with its terms.

3. Each of the Management Contracts and Distribution Contracts between AIM Advisors and any of the AIM Funds is a legal, valid and binding obligation of AIM Advisors and AIM Advisors is not in breach or violation of or in default under any such agreement.

4. AIM Advisors is duly registered as an investment adviser under the Investment Advisers Act and under applicable Texas law. AIM Advisors is not engaged in activities which subject it to registration with the Commodities Futures Trading Commission under the Commodities Exchange Act of 1922 and any amendments thereto.

5. Each of the Borrower and AIM Advisors is duly qualified as a foreign corporation in good standing in each jurisdiction in the United States where failure to qualify would have a Material Adverse Effect.

6. The Loan Documents provide that they are governed by New York law. If a state or federal court sitting in Texas were to hold that the Loan Documents are governed by, and are to be construed in accordance with, the law of the State of Texas, each of the Loan Documents would be, under the law of the State of Texas, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

I confirm to you that to my knowledge no litigation or governmental proceeding is pending or threatened in writing against the Borrower or any of its Subsidiaries (i) with respect to the Loan Documents or (ii) which individually seeks in excess of $1,000,000.

To The Lenders Named on Annex I Hereto
June 27, 1996
Page 3




The foregoing opinions are subject to the following exceptions, limitations and qualifications:

(a) The foregoing opinions set forth in paragraphs 1, 2 and 6 are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally; (ii) the rights of account debtors, the terms of the contracts between the Borrower or AIM Advisors and such account debtors, and any claims or defenses of such account debtors against the Borrower or AIM Advisors arising under such contracts; (iii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and
(iv) limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(b) I express no opinion as to the application or requirements of state "blue sky," or state or federal patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit or tax laws in respect of the transactions contemplated by or referred to in the Loan Documents.

(c) I express no opinion as to the validity or enforceability of any provision of the Loan Documents which (i) permits the Lenders to increase the rate of interest or to collect a late charge in the event of delinquency or default, (ii) purports to be a waiver by the Borrower or AIM Advisors of any right or benefit except to the extent permitted by applicable law, (iii) purports to grant the Administrative Agent a power-of-attorney, (iv) purports to entitle the Administrative Agent to take possession of Collateral in any manner other than peaceably and by reason of the peaceable surrender of such possession by the Borrower or by reason of appropriate judicial proceedings,
(v) purports to require that waivers must be in writing to the extent that an oral agreement modifying provisions of the Loan Documents has been performed,
(vi) purports to be a waiver of the right to a jury trial, (vii) purports to be a waiver of the obligations of good faith, fair dealing, diligence, mitigation of damages or commercial reasonableness, (viii) purports to exculpate any Lender from its own negligent acts or limit any Lender from certain liabilities, or (ix) the enforceability of Section 17(a) of the Security Agreement insofar as it purports to make the rights and remedies contained in the UCC applicable whether or not the UCC applies to the affected Collateral.

(d) I express no opinion as to the enforceability of the choice of law of choice or forum provisions contained in the Loan Documents.

(e)      I express no opinion as to Texas usury law.

To The Lenders Named on Annex I Hereto
June 27, 1996
Page 4



I express no opinion herein as to the law of any jurisdiction other than the Federal law of the United States, the law of the State of Texas and the General Corporation Law of the State of Delaware. My opinion is given as if the laws of the State of Texas governed the Loan Documents.

A copy of this opinion may be delivered by you to each financial institution that may become a Lender under the Credit Agreement, and such Persons may rely on this opinion as if it were addressed to them and had been delivered to them on the date hereof. Subject to the foregoing, this opinion may be relied upon by you only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance my prior written consent.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. I do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to my attention.

Very truly yours,

                                   ANNEX I


         ABN AMRO Bank, N.V.
         Bank of New York
         Banque Nationale de Paris
         The Chase Manhattan Bank, N.A.
         Citibank, N.A.
         Credit Lyonnais
         Deutsche Bank A.G.
         Fleet National Bank
         Mellon Bank, N.A.
         NationsBank, N.A. (South)
         Societe Generale
         State Street Bank and Trust Company
         The First National Bank of Boston
         Union Bank of California, N.A.

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                                             EXHIBIT 5.01(l)(ix)


                                                              June 27, 1996



To the Lenders Named on Annex I Hereto
c/o Citibank, N.A., as Administrative Agent
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

                 We have acted as special counsel for A I M Management Group Inc., a Delaware corporation (the "Borrower") and A I M Advisors, Inc., a Delaware corporation ("AIM Advisors"), in connection with the execution and delivery of (i) the B Share Credit Agreement, dated as of June 26, 1996 (the "Credit Agreement"), among the Borrower, each of the lenders identified on the signature pages thereof (the "Lenders"), Citibank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), and the co-agents identified on the signature pages thereof, as Co-Agents, (ii) the B Share Collateral Agreement, dated as of June 26, 1996 (the "Security Agreement"), from the Borrower to the Administrative Agent, (iii) the Notes issued on June 27, 1996 by the Borrower to the Lenders (collectively, the "Notes"), (iv) the Guaranty dated as of June 26, 1996 made by AIM Advisors in favor of the Lenders (the "Guaranty"), and (v) the Control Agreement dated as of June 26, 1996 by and among the Borrower, the Administrative Agent and AIM Equity Funds on behalf of AIM Money Market Fund (the "Control Agreement") and in connection with the consummation today of the initial borrowings under the Credit Agreement.

                 This opinion is delivered to you pursuant to Section 5.01(l)(ix) of the Credit Agreement. Unless defined in this opinion, capitalized terms are used herein as defined in the Credit Agreement. The term "UCC" as used herein means the text of the Uniform Commercial Code as in effect in the State of Texas.

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 2


                 In so acting, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements and other documents, and of certificates or comparable documents of public officials and of officers and representatives of the Borrower and AIM Advisors and have made such examinations of law as we have deemed necessary in connection with the opinions set forth below.

                 We have assumed the genuineness of all signatures of all persons signing the Loan Documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. We have also assumed the legal capacity of each natural person who has executed any document.

                 We have also assumed, without verification (i) that the parties to the Loan Documents, other than the Borrower and AIM Advisors, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Loan Documents, (ii) the due authorization, execution and delivery by such other parties of each Loan Document, and (iii) that the Loan Documents constitute legal, valid and binding obligations of each such other party, enforceable against such other party in accordance with their respective terms.

                 We have relied on the representations of the Borrower set forth in the Security Agreement with respect to the location of the chief executive office and places of business of the Borrower and the location of the Collateral, and the representation of AIM Funds Group in the Control Agreement as to the notation of the Administrative Agent's interest as pledgee on its records with respect to the B Share Collateral Account (as defined in the B Share Collateral Agreement).

                 Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

                 1. Each of the Borrower and AIM Advisors is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own or lease its properties and to conduct the business in which it is currently engaged.

                 2. Each of the Borrower and AIM Advisors (i) has all necessary corporate power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party, and (ii) has taken all necessary corporate action

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 3


(including shareholder approvals to the extent necessary) to authorize such execution, delivery and performance.

                 3. The Credit Agreement, each of the Notes, the Security Agreement and the Control Agreement have been duly executed and delivered on behalf of the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

                 4. The Guaranty has been duly executed and delivered on behalf of AIM Advisors, and constitutes the legal, valid and binding obligation of AIM Advisors, enforceable against AIM Advisors in accordance with its terms.

                 5. The execution, delivery and performance by the Borrower and AIM Advisors of each Loan Document to which it is a party, do not and will not conflict with or result in a breach or violation of, or constitute a default under, or permit any termination or any mandatory prepayment or acceleration of the maturity of, or, except for the Liens created by the Security Agreement, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or AIM Advisors under (i) the Borrower's or AIM Advisors' certificate of incorporation or by-laws, (ii) any Management Contract or Distribution Agreement, any contract, loan or credit agreement listed in Schedule 6.09 to the Credit Agreement, the Purchase and Sale Agreement dated as of April 22, 1992 between the Borrower and CIGNA Investments, Inc. or the Guarantee dated August 9, 1993 of AIM Advisors with respect thereto or the Purchase and Sale Agreement dated as of May 2, 1995, as amended, among the Borrower, AIM Distributors, Citibank, N.A., as purchaser, and Citicorp North America, Inc., as program agent, as consented to and agreed to by AIM Advisors (the "Purchase Agreement") or the Tranche A Credit Agreement or the Amended and Restated Guaranty of AIM Advisors dated as of June 26, 1996, executed in connection therewith, or (iii) any statutory law or regulation of the United States or the Commonwealth of Pennsylvania or the General Corporation Law of the State of Delaware. When used in this opinion, the phrase "conflict with" shall comprehend obligations or options to take action under the Loan Documents which, if performed today, would constitute a breach or default under, or result in the creation or imposition of any Lien on the Borrower's or AIM Advisors' property under, or constitute a default or event of default under, or result in any requirement for mandatory prepayment or purchase of debt or in a resetting of interest rates under, any document listed in clause (ii) of this paragraph 5. The opinion expressed in clause
(ii) of this paragraph 5 assumes, without

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 4


investigation, that the transactions contemplated by the Loan Documents will not result in a violation of covenants containing financial ratios or any other provisions in the agreements to which the Borrower or AIM Advisors are a party that are based upon the financial statements or the financial condition of the Borrower or AIM Advisors.

                 6. No authorization, approval, consent, waiver or license of any federal or state governmental or administrative body of the United States or of the State of Delaware under the General Corporation Law of the State of Delaware, or any third party that is party to any of the agreements and instruments listed in Schedule 6.09 to the Credit Agreement or to the Purchase Agreement or the Tranche A Credit Agreement is necessary in connection with the due authorization, execution, delivery and performance by the Borrower and AIM Advisors of each Loan Document to which it is a party and the consummation today of the transactions contemplated thereby. No consent or approval of the shareholders of the Borrower, AIM Advisors or any AIM Fund is required as a condition to the validity or performance or the exercise by the Administrative Agent or the Lenders of any of their rights or remedies under any of the Loan Documents, that has not been obtained and is not in full force and effect.

                 7. (a) The provisions of the Security Agreement are effective to create enforceable security interests in favor of the Administrative Agent for the benefit of the Lenders, in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 of the UCC (collectively, the "Filing Collateral"). Insofar as perfection can be accomplished only by the filing of financing statements under the UCC, upon the filing and proper indexing of the financing statement attached as Annex II hereto (the "Financing Statement") with the Secretary of State of Texas, the Administrative Agent will have a perfected security interest in such Filing Collateral as to which the security interest in favor of the Administrative Agent has attached. Upon the delivery of the Collateral in which a security interest may be perfected by possession pursuant to Article 9 of the UCC to (and provided that the same remains in the possession of) the Administrative Agent, the Administrative Agent will have a perfected security interest in such Collateral.

                          (b)     The Administrative Agent will have an
enforceable and perfected security interest in the B Share Collateral Account under Section 8-313(b) of the Uniform Commercial Code (1978 Official Text) to the extent applicable, and under Section 9-115 of the UCC to the extent Texas law

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 5


governs. Under Texas law, such security interest will have priority over any other security interest in the B Share Collateral Account which is not perfected by "control" (as defined in the UCC) and will rank equally with any other security interest of a secured party with control.

                 8. The forms of the Financing Statement with respect to the Filing Collateral to be filed with the Secretary of State of Texas is in appropriate form for filing under the UCC. The only jurisdiction in which the Financing Statement must be filed to create a valid and perfected security interest in the Filing Collateral is the Secretary of State of Texas.

                 We confirm to you that to our knowledge, after inquiry of each lawyer who is the current primary contact for the Borrower and AIM Advisors or who has devoted substantive attention to matters on behalf of the Borrower and AIM Advisors during the preceding twelve months and who is still currently employed by or a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Borrower or AIM Advisors (i) with respect to the Loan Documents or (ii) which individually seeks in excess of $1,000,000.

                 The opinions given in paragraphs 7 and 8 above with respect to the perfection and priority of security interests is subject to the following exceptions:

                   (i) in the case of all property which becomes Collateral
                       after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

                  (ii) in the case of all Collateral, the Administrative
                       Agent's security interest will terminate upon a disposition authorized by the Administrative Agent;

                 (iii) in the case of any interest in or claim in or under any policy of insurance, the Administrative Agent's security interest is limited to proceeds payable to the Borrower (and not to any other party named as loss payee under such policies);

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 6



                  (iv) continued perfection of any security interest in proceeds that are not identifiable cash proceeds after ten days after receipt of such proceeds by Borrower is subject to
                       Section 9-306 of the UCC; and

                   (v) in the case of all Filing Collateral, Article 9 of the
                       UCC requires the filing of continuation statements within the period of six months prior to the expiration of (A) five years from the date of the original filings and (B) each five year anniversary of the date of the original filings thereafter, in order to maintain the effectiveness of the filings.

                 We call to your attention that the perfection of the security interests in Filing Collateral will be terminated (i) as to any Filing Collateral acquired by the Borrower more than four months after a change of name, identity or corporate structure made by or with respect to the Borrower, unless new appropriate financing statements indicating the new name, identity or corporate structure of the Borrower are properly filed before the expiration of such four months; and (ii) as to any Filing Collateral consisting of accounts, chattel paper and general intangibles, four months after the Borrower changes its chief executive office to a new jurisdiction outside the State of Texas (or, if earlier, when perfection would have ceased as set forth in subparagraph (v) above) unless perfected in such new jurisdiction before that termination.

                 The foregoing opinions are subject to the following exceptions, limitations and qualifications:

                 (a)      Our opinions in paragraphs 3, 4 and 7 are subject to
(i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally; (ii) the rights of account debtors, the terms of the contracts between the Borrower and such account debtors, and any claims or defenses of such account debtors against the Borrower arising under such contracts; (iii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iv) limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 7


                 (b) We express no opinion as to the application or requirements of state or federal securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit or tax laws in respect of the transactions contemplated by or referred to in the Loan Documents.

                 (c) We assume the Borrower has rights in the Collateral, and except as provided in paragraphs 7 and 8 above, we express no opinion as to the perfection or priority of the security interests granted under the Security Agreement.

                 (d) We express no opinion as to the validity or enforceability of any provision of the Loan Documents which (i) permits the Lenders to increase the rate of interest or to collect a late charge in the event of delinquency or default, (ii) purports to be a waiver by the Borrower or AIM Advisors of any right or benefit except to the extent permitted by applicable law, (iii) purports to grant the Administrative Agent a power-of-attorney, (iv) purports to entitle the Administrative Agent to take possession of Collateral in any manner other than peaceably and by reason of the peaceable surrender of such possession by the Borrower or by reason of appropriate judicial proceedings, (v) purports to require that waivers must be in writing to the extent that an oral agreement modifying provisions of the Loan Documents has been performed, (vi) purports to be a waiver of the right to a jury trial, (vii) purports to be a waiver of the obligations of good faith, fair dealing, diligence, mitigation of damages or commercial reasonableness,
(viii) purports to exculpate any Lender from its own negligent acts or limits any Lender from certain liabilities, or (ix) the enforceability of Section 17(a) of the Security Agreement insofar as it purports to make the rights and remedies contained in the UCC applicable whether or not the UCC applies to the affected Collateral.

                 (e) We express no opinion as to the enforceability of choice of law or choice of forum provisions contained in the Loan Documents.

                 We express no opinion herein as to the law of any jurisdiction other than the Federal law of the United States, the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the text of the Uniform Commercial Code as in effect in the State of Texas. Our opinion is given as if the laws of the Commonwealth of Pennsylvania governed the Loan Documents.

To the Lenders Named
  on Annex I Hereto
June 27, 1996
Page 8


                 A copy of this opinion may be delivered by you to each financial institution that may become a Lender under the Credit Agreement, and such Persons may rely on this opinion as if it were addressed to them and had been delivered to them on the date hereof. Subject to the foregoing, this opinion may be relied upon by you only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent.

                 This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                                        Very truly yours,

                                    ANNEX I


         ABN AMRO Bank, N.V.
         Bank of New York
         Banque Nationale de Paris
         Chemical Bank
         Citibank, N.A.
         Credit Lyonnais
         Deutsche Bank A.G.
         Fleet National Bank
         Mellon Bank, N.A.
         NationsBank, N.A. (South)
         Societe Generale
         State Street Bank and Trust Company
         The First National Bank of Boston
         Union Bank of California, N.A.

                                   Annex II


                                                                                      THIS FINANCING STATEMENT IS PRESENTED
                                                                                      TO A FILING OFFICER FOR FILING PURSUANT
                                                                                      TO THE UNIFROM COMMERCIAL CODE.

                                                                                    -----------------------------------------------
                                                                                      11. / / CHECK TO REQUEST SAME DEBTOR
                                                                                              SEARCH CERTIFICATE (INSTRUCTION B.11)
- -----------------------------------------------------------------------------------------------------------------------------------
DEBTOR (IF PERSONAL) LAST NAME                       FIRST NAME                    M.I.          1A. PREFIX          1B. SUFFIX
  A I M Management Group Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                         1D. CITY, STATE                              1E. ZIP CODE
  11 Greenway Plaza, Suite 1919                                             Houston, Texas                               77046
- -----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL DEBTOR (IF PERSONAL) LAST NAME            FIRST NAME                    M.I.          2A. PREFIX          2B. SUFFIX

- -----------------------------------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                         2D. CITY, STATE                              2E. ZIP CODE

- -----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL DEBTOR (IF PERSONAL) LAST NAME            FIRST NAME                    M.I.          3A. PREFIX          3B. SUFFIX

- -----------------------------------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                         3D. CITY, STATE                              3E. ZIP CODE

===================================================================================================================================
SECURED PARTY (IF PERSONAL) LAST NAME                FIRST NAME                    M.I.
  Citibank, N.A., as Administrative Agent
- -----------------------------------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                         4B. CITY, STATE                              4C. ZIP CODE
  399 Park Avenue                                                           New York, New York                           11043
- -----------------------------------------------------------------------------------------------------------------------------------
ASSIGNEE OF SECURED PARTY (IF ANY)

- -----------------------------------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                         5B. CITY, STATE                              5C. ZIP CODE

===================================================================================================================================
THIS FINANCING STATEMENT covers the following types of items of property. (If collateral is crops, fixtures, timber or minerals, read instruction B. 6-7.)

  All of the Debtor's right, title and interest, whether now owned or hereafter acquired, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles, uncertificated securities and certificated securities, as described on Exhibit A hereto.


===================================================================================================================================
CHECK ONLY          7A.     PRODUCTS OF              7B.     THIS FINANCING STATEMENT IS                  NUMBER OF ADDITIONAL
IF                          COLLATERAL ARE                   TO BE FILED FOR RECORD IN                    SHEETS
APPLICABLE              /X/ ALSO COVERED                 / / THE REAL ESTATE RECORDS.                     PRESENTED ___________
- -----------------------------------------------------------------------------------------------------------------------------------
CHECK               8A. THIS FINANCING STATEMENT IS SIGNED BY THE SECURED PARTY
APPROPRIATE             INSTEAD OF THE DEBTOR TO PERFECT A SECURITY INTEREST IN
BOX                     COLLATERAL IN ACCORDANCE WITH INSTRUCTION 8. B ITEM:          / /(1)   / /(2)   / /(3)   / /(4)   / /(5)
- -----------------------------------------------------------------------------------------------------------------------------------
SIGNATURE(S)                                                                                THIS SPACE FOR USE OF FILING OFFICER
OF                   AIM Management Group Inc.                                              (DATE, TIME, NUMBER, FILING OFFICER)
DEBTOR(S)
- ---------------------------------------------------------------------------------

                     /s/ ROBERT H. GRAHAM

- ---------------------------------------------------------------------------------
SIGNATURE(S)
OF                   Citibank, N.A., as Administrative Agent
SECURED PARTY(IES)
- ---------------------------------------------------------------------------------


=================================================================================
Return copy to:

  NAME
  ADDRESS
  CITY
  STATE

===================================================================================================================================
                                 STANDARD FORM -- FORM UCC-1 (REV. 9/1/92) Copyright 1992 OFFICE OF THE SECRETARY OF STATE OF TEXAS
                                                     REORDER FROM: Registre', Inc.   614 PIERCE ST   P.O. BOX 215   ANOKA, MN 55303


                                  EXHIBIT A

                To Uniform Commercial Code Financing Statement
                ----------------------------------------------

===============================================================================
              Debtor:                                 Secured Party:
              -------                                 --------------
- -------------------------------------------------------------------------------
  A I M MANAGEMENT GROUP INC.                         CITIBANK, N.A.
                                                 as Administrative Agent
===============================================================================


- -------------------------------------------------------------------------------


        1. This financing statement covers all of the following property, whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (collectively, the "Collateral") (Capitalized terms used herein and not defined in this Section 1 are defined in Section 2 hereof):

                (a) all of the Debtor's right, title and interest, whether now owned or hereafter acquired, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, now or hereafter existing, constituting Deferred Load Amounts (other than Deferred Load Amounts that, on any date of determination, have been sold pursuant to a Securitization Program) and the proceeds of any Securitization Program;

                (b) all of the Debtor's right, title and interest in its capacity as "seller" in and to the Collection Agency Agreement described on Schedule I hereto and all of the Debtor's right, title and interest in and to each other agreement listed on Schedule I, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Debtor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Debtor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Debtor to compel performance and otherwise exercise all remedies thereunder;

                (c)  all of the following (collectively, the "Account
        Collateral"):

                        (i) the B Share Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the B Share Collateral Account;



                                    1 of 6

                                  EXHIBIT A

                To Uniform Commercial Code Financing Statement
                ----------------------------------------------

===============================================================================
            Debtor:                                 Secured Party:
            -------                                 --------------
- -------------------------------------------------------------------------------
A I M MANAGEMENT GROUP INC.                         CITIBANK, N.A.
                                               as Administrative Agent
===============================================================================


- -------------------------------------------------------------------------------


                        (ii) all Collateral Investments from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

                        (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Secured Party for or on behalf of the Debtor in substitution for or as a proceed of any or all of the then existing Account Collateral; and

                        (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the existing Account Collateral; and

                (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (c) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to any of the foregoing Collateral and (ii) cash.

        Notwithstanding anything in this Exhibit A to the contrary, "Collateral" shall not include any assets sold by the Debtor pursuant to a Securitization Program or any rights under the Assigned Agreements with respect to assets sold by the Debtor pursuant to a Securitization Program.

                2. All capitalized terms used herein and not previously defined herein are defined as follows:

                "AIM Funds" means all open-end mutual funds (and every series thereof) sponsored by the Debtor or any of its subsidiaries or for which the Debtor or any of its subsidiaries provides investment advisory, management, administrative, supervisory,

                                     2 of 6

                                  EXHIBIT A

                To Uniform Commercial Code Financing Statement
                ----------------------------------------------

===============================================================================
            Debtor:                                 Secured Party:
            -------                                 --------------
- -------------------------------------------------------------------------------
A I M MANAGEMENT GROUP INC.                         CITIBANK, N.A.
                                               as Administrative Agent
===============================================================================


- -------------------------------------------------------------------------------


consulting, underwriting or similar services from time to time, including such funds which are now existing and which may hereafter be organized.

        "B Share Collateral Account" means the money market mutual fund account maintained by the Debtor with AIM Money Market Fund, pledged to the Secured Party.

        "CDSC Shares" means any shares (or class of shares) of beneficial interest or capital stock of any AIM Fund, which (i) are offered at net asset value without an initial sales charge, (ii) are subject to a Contingent Deferred Sales Charge upon the redemption of such shares for six years from the initial purchase of such shares and (iii) as to which Distribution Fees are payable in connection with the distribution thereof.

        "Collateral Fund" means an AIM Fund into which CDSC Shares initially issued by an Eligible Fund may be exchanged without the payment of a Contingent Deferred Sales Charge.

        "Collateral Investments" means amounts on deposit in the B Share Collateral Account and interest paid thereon.

        "Contingent Deferred Sales Charge" means the amount payable by a shareholder of any AIM Fund on redemption of such shareholder's CDSC Shares in such AIM Fund prior to the end of the holding period specified from time to time in such AIM Fund's prospectus, the proceeds of which charge are payable to or for the benefit of the Debtor.

        "Deferred Load Amounts" means all amounts payable or that become payable to or for the benefit of the Debtor by any AIM Fund which is an Eligible Fund, a Collateral Fund or a Designated AIM Fund and/or any shareholder of such an AIM Fund from time to time in respect to all Distribution Fees and all Contingent Deferred Sales Charges.

        "Designated AIM Fund" means AIM Funds specified pursuant to a Securitization Program in respect of which Deferred Loan Amounts are sold.

                                     3 of 6

                                  EXHIBIT A

                To Uniform Commercial Code Financing Statement
                ----------------------------------------------

===============================================================================
            Debtor:                                 Secured Party:
            -------                                 --------------
- -------------------------------------------------------------------------------
A I M MANAGEMENT GROUP INC.                          CITIBANK, N.A.
                                                as Administrative Agent
===============================================================================


- -------------------------------------------------------------------------------


        "Distribution Fees" means all fees payable to or for the benefit of the Debtor by any AIM Fund pursuant to a Distribution Plan with respect to CDSC Shares.

        "Distribution Plan" means any plan adopted (as amended from time to time) by an Eligible Fund or any Collateral Fund and any related agreements, as contemplated by Rule 12b-1 under the Investment Company Act, in connection with the distribution of CDSC Shares of such Eligible Fund (or any Collateral Fund).

        "Eligible Fund" means any AIM Fund which is designated from time to time as an Eligible Fund with the consent of the required lenders. As of the date of this financing statement, the Eligible Funds are those listed on
Schedule II.

        "Securitization Program" means any sale to a third-party investor by the Debtor or any of its subsidiaries of its rights to receive Deferred
Load Amounts pursuant to a securitization program having terms and conditions satisfactory to at least 51% of the lenders parties to the B Share Credit Agreement dated as of June 26, 1996 among the Debtor, such lenders, the Secured Party and the co-agents named therein, as such agreement may be amended, supplemented or otherwise modified from time to time, in accordance with the terms of such B Share Credit Agreement.


                                     4 of 6

                                  EXHIBIT A

                To Uniform Commercial Code Financing Statement
                ----------------------------------------------

===============================================================================
            Debtor:                                 Secured Party:
            -------                                 --------------
- -------------------------------------------------------------------------------
A I M MANAGEMENT GROUP INC.                         CITIBANK, N.A.
                                                as Administrative Agent
===============================================================================


- -------------------------------------------------------------------------------


                                   Schedule I


                              ASSIGNED AGREEMENTS

1.      Collection Agency Agreement dated as of May 2, 1995 among
        Citibank, N.A., Citibank North America, Inc., as program agent, the Debtor, Citibank, N.A., as administrative agent, and Bankers Trust Company, as collection agent, as amended through June 26, 1996.

2. Second Amended and Restated Distribution Fee Purchase Agreement dated as of June 26, 1996 between the Debtor and A I M Distributors, Inc.



                                     5 of 6

                                  EXHIBIT A

                To Uniform Commercial Code Financing Statement
                ----------------------------------------------

===============================================================================
              Debtor:                                 Secured Party:
              -------                                 --------------
- -------------------------------------------------------------------------------
  A I M MANAGEMENT GROUP INC.                         CITIBANK, N.A.
                                                 as Administrative Agent
===============================================================================


- -------------------------------------------------------------------------------


                                 Schedule II

                                ELIGIBLE FUNDS

AIM Balanced Fund
AIM Charter Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM Intermediate Government Fund
AIM Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM International Equity Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Global Utilities Fund
AIM Value Fund
AIM Weingarten Fund


                                    6 of 6

                                                          EXHIBIT 7.21


                                   FORM OF

                                  GUARANTY

                              Dated June 26, 1996

                                      From

                              A I M ADVISORS, INC.

                                  as Guarantor
                                  ------------
                                  in favor of

                       THE GUARANTEED PARTIES PARTIES TO
                THE B SHARE CREDIT AGREEMENT REFERRED TO HEREIN

                              TABLE OF CONTENTS
                              -----------------


SECTION                                                                                     PAGE

 1.  Guaranty; Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

 2.  Guaranty Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

 3.  Waivers and Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 4.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 5.  Payments Free and Clear of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .   4

 6.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

 7.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

 8.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

 9.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

10.  No Waiver; Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

11.  Right of Set-off    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

12.  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

13.  Continuing Guaranty; Assignments under the B Share Credit Agreement   . . . . . . . . .   8

14.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.   . . . . . . . . . . . . . . .   9


                                    GUARANTY


                 GUARANTY dated June 26, 1996 made by A I M ADVISORS, INC., a Delaware corporation (the "Guarantor"), in favor of the Guaranteed Parties (as defined below).

                 PRELIMINARY STATEMENT. The Lenders, Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders, and the financial institutions listed on the signature pages thereof as co-agents, as co-agents (the "Co-Agents", and, together with the Lenders and the Administrative Agent, the "Guaranteed Parties"), are parties to a B Share Credit Agreement dated as of June 26, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "B Share Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with A I M Management Group Inc., a Delaware corporation (the "Borrower"). The Guarantor may receive a portion of the proceeds of the Loans under the B Share Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the B Share Credit Agreement. It is a condition precedent to the making of Loans by the Lenders under the B Share Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans from time to time, the Guarantor hereby agrees as follows:

                 Section 1. Guaranty; Limitation of Liability. (a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any other Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                 (b) The liability of the Guarantor under this Guaranty shall not exceed the greater of (i) the net benefit realized by the Guarantor from the proceeds of the Loans made from time to time by the Borrower to the Guarantor or any Subsidiary of the Guarantor and (ii) the greater of (x) 95% of the Adjusted Net Assets of the Guarantor on the date of delivery hereof and (y) 95% of the Adjusted Net Assets of the Guarantor on the date of any payment hereunder. "Adjusted Net Assets" of the Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of the Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Guaranty, of the Guarantor at such date and (y) the amount by which the present fair salable value of the assets of the Guarantor at such date exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts, excluding debt in respect of this Guaranty, as they become absolute and matured.

                 Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Guaranteed Party with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                 (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from a Commitment Increase or any other extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                 (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                 (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

                 (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                 (f) any failure of any Guaranteed Party to disclose to the Borrower or the Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Guaranteed Party (the Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information); or

                 (g) any other circumstance or any existence of or reliance on any representation by the Administrative Agent or any other Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                 Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

                 (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                 (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

                 Section 4. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Guaranteed Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Administrative Agent or any other Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and
(iii) the Termination Date shall have occurred, the Administrative Agent and the other Guaranteed Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

                 Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) the Administrative Agent or such other Guaranteed Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Guarantor shall make such deductions or withholding and (iii) the Guarantor shall timely pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Guarantor agrees to pay any present or future Other Taxes.

                 (c) The Guarantor will indemnify and hold harmless the Administrative Agent and each other Guaranteed Party from and against the full amount of Taxes or Other Taxes (including, without limitation, Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such other Guaranteed Party (as the case may be) and any liability (including penalties, additions to tax, interest on tax and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Guaranteed Party (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to the Administrative Agent, at its address referred to in the B Share Credit Agreement, an official receipt (or a certified copy) or other documentation reasonably acceptable to the Administrative Agent evidencing payment thereof to the relevant taxation or other authority. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or by or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes; provided however, that no such opinion shall be required with respect to any exemption from Taxes imposed by the United States. For purposes of this subsection (d) and the following subsection (e), the terms "United States" and "United States person" shall have the meaning specified in Section 7701 on the Internal Revenue Code.


                 (e) Each Guaranteed Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the B Share Credit Agreement in the case of each Guaranteed Party listed on the signature pages thereof, and on the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Guaranteed Party in the case of each other Guaranteed Party, and from time to time thereafter if requested in writing by the Guarantor (but only so long thereafter as such Guaranteed Party remains lawfully able to do so), provide the Administrative Agent and the Guarantor with two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Guaranteed Party is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Guaranty or certifying that the income receivable pursuant to this Guaranty is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Guaranteed Party at the time such Guaranteed Party first becomes a party to the B Share Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Guaranteed Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, that, if at the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which a Guaranteed Party assignee becomes a party to the B Share Credit Agreement, the Guaranteed Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Guaranteed Party assignee on such date. As an alternative to delivering Internal Revenue Service Form 1001 or 4224, a Non-U.S. Guaranteed Party holding

Registered Notes (a "Registered Noteholder") (or, if such Registered Noteholder is not the beneficial owner thereof, such beneficial owner) may deliver to the Guarantor prior to or at the time such Non-U.S. Guaranteed Party becomes a Registered Noteholder, an Internal Revenue Service Form W-8 (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States), together with an annual certificate stating that such Registered Noteholder or beneficial owner, as the case may be, is not any person described in Section 871(h)(3) or Section 881(c)(3) of the United States Internal Revenue Code. Each Registered Noteholder or beneficial owner, as the case may be, agrees (x) to deliver to the Guarantor a further duly completed copy of any previously delivered Internal Revenue Service Form W-8 on or before the earlier of the date that any such Form W-8 expires or becomes obsolete under applicable United States Treasury regulations and the date such Form W-8 otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) to notify the Guarantor within thirty days after it determines that it is no longer in a position to provide such Form W-8 or annual certificate to the Guarantor.


                 (f) For any period with respect to which a Guaranteed Party has failed to provide the Guarantor with the appropriate form described in subsection (e) above or any successor form (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Guaranteed Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States unless such Taxes would have been imposed without regard to such Guaranteed Party's failure to provide the appropriate form to the Borrower; provided, that should a Guaranteed Party become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take at such Guaranteed Party's expense such steps as such Guaranteed Party shall reasonably request to assist such Guaranteed Party to recover such Taxes.

                 (g) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the termination of the B Share Credit Agreement, payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

                 (h)      Notwithstanding anything to the contrary in this
Section 5, the Guarantor shall not be required to pay or indemnify for any Tax or Other Tax to the extent such Tax or Other Tax would not have been imposed but for the sale of participations by any Guaranteed Party in or to all or a portion of its rights and obligations under this Agreement pursuant to Section 10.07(e) of the B Share Credit Agreement.

                 Section 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                 (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) is duly qualified or licensed and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Guarantor has been validly issued, is fully paid and nonassessable.

                 (b) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                 (c) The Guarantor has, independently and without reliance upon the Administrative Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

                 Section 7. Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Lender shall have any Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that the Loan Documents state that the Borrower is to cause the Guarantor to perform or observe.

                 Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Guaranteed Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) limit the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Guaranteed Parties required to take any action hereunder.

                 Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046, Fax No.: (713) 993-9890,
Attention: President, together with a copy to the General Counsel of the Guarantor at the same address, if to the Administrative Agent or any Guaranteed Party, at its address specified in the B Share

Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

                 Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 Section 11. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Guaranteed Party shall have at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind to any Loan Party or any other Person a right of set off with respect to any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guaranteed Party (including by branches and Agencies of such Guaranteed Party, wherever located) to or for the credit or the account of the Guarantor irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Obligations may be contingent or unmatured. Each Guaranteed Party agrees promptly to notify the Guarantor after any such set-off; provided, that the failure to give such notice shall not affect the validity of such set-off. The rights of each Guaranteed Party under this Section are in addition to other rights and remedies that such Guaranteed Party may have.

                 Section 12.  Indemnification.   Without limitation on any
other Obligations of the Guarantor or remedies of the Guaranteed Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms provided, that the amounts payable by the Guarantor pursuant to this Section 12 shall not exceed, in the aggregate, the amount of the Guaranteed Obligations.

                 Section 13. Continuing Guaranty; Assignments under the B Share Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative

Agent and the other Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the B Share Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the B Share Credit Agreement.

                 Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law provisions thereof.

                 (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (c) Nothing in this Section shall affect the right of any Guaranteed Party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

                 (d) The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Administrative Agent or any other Guaranteed Party in the negotiation, administration, performance or enforcement thereof.


                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        A I M ADVISORS, INC.

                                        By
                                           ____________________________________
                                            Title: President

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES


                                                            Domestic                            Eurodollar
 Lender                             Commitment              Lending Office                      Lending Office
 ------                             ----------              --------------                      --------------
 ABN AMRO Bank N.V.                  $   7,500,000.00       500 Park Avenue                     500 Park Avenue
                                                            New York, NY  10022                 New York, NY  10022
                                                            Attn:  Stella Milano                Attn:  Stella Milano
                                                            Fax:  (212) 446-4335                Fax:  (212) 446-4335

 Bank of New York                    $  15,250,000.00       Securities Ind. Dept.               Securities Ind. Dept.
                                                            101 Barclay Street                  101 Barclay Street
                                                            New York, NY  10286                 New York, NY  10286
                                                            Attn:  Joann Barton                 Attn:  Joann Barton
                                                            Fax: (212) 635-6615                 Fax: (212) 635-6615

 Banque Nationale de Paris           $  15,250,000.00       499 Park Avenue                     499 Park Avenue
                                                            New York, NY  10022                 New York, NY  10022
                                                            Attn:  Laurent Vanderzyppe          Attn:  Laurent Vanderzyppe
                                                            Fax:  (212) 415-9707                Fax:  (212) 415-9707


 Chemical Bank                       $  15,250,000.00       270 Park Avenue                     270 Park Avenue
                                                            New York, NY  10022                 New York, NY  10022
                                                            Attn:  Richard Klein                Attn:  Richard Klein
                                                            Fax:  (212) 270-5222                Fax:  (212) 270-5222

 Citibank, N.A.                      $  17,250,000.00       399 Park Avenue                     399 Park Avenue
                                                            New York, NY  10043                 New York, NY  10043
                                                            Attn:  John J. MacDonald            Attn:  John J. MacDonald
                                                            Fax:  (212) 371-6309                Fax:  (212) 371-6309

 Credit Lyonnais                     $  15,250,000.00       Three Embarcadero Ctr.              Three Embarcadero Ctr.
                                                            Suite 1640                          Suite 1640
                                                            San Francisco, CA  94111            San Francisco, CA  94111
                                                            Attn:  William J. Fischer           Attn:  William J. Fischer
                                                            Fax:  (415) 956-7008                Fax:  (415) 956-7008

 Deutsche Bank A.G.                  $  15,250,000.00       31 West 52nd Street                 31 West 52nd Street
                                                            New York, NY  10019                 New York, NY  10019
                                                            Attn:  Lynn Sweeney, CFS            Attn:  Lynn Sweeney, CFS
                                                            Fax:  (212) 474-7879/7880           Fax:  (212) 474-7879/7880

 Fleet National Bank                 $  15,250,000.00       777 Main Street                     777 Main Street
                                                            Hartford, CT 06475                  Hartford, CT 06475
                                                            Attn:  David Wilkie                 Attn:  David Wilkie
                                                            Fax:  (860) 936-1264                Fax:  (860) 936-1264

 Mellon Bank, N.A.                   $  15,250,000.00       One Mellon Bank Ctr.                One Mellon Bank Ctr.
                                                            Room 370                            Room 370
                                                            Pittsburgh, PA  15259               Pittsburgh, PA 15259
                                                            Attn:  Paula A. Mammarella          Attn:  Paula A. Mammarella
                                                            Fax:  (412) 234-8087                Fax:  (412) 234-8087

                                                            Domestic                            Eurodollar
 Lender                             Commitment              Lending Office                      Lending Office
 ------                             ----------              --------------                      --------------
 NationsBank, N.A. (South)           $  15,250,000.00       101 North Tryon Street              101 North Tryon Street
                                                            Charlotte, NC  28255                Charlotte, NC  28255
                                                            Attn:  Judy Dudley                  Attn:  Judy Dudley
                                                            Fax:  (704) 386-8694                Fax:  (704) 386-8694

 Societe Generale                      $ 7,500,000.00       11th Floor                          11th Floor
                                                            1221 Avenue of the Americas         1221 Avenue of the Americas
                                                            New York, NY  10020                 New York, NY  10020
                                                            Attn:  John Padwater                Attn:  John Padwater
                                                            Fax:  (212) 278-7153                Fax:  (212) 278-7153

 State Street Bank and Trust         $  15,250,000.00       225 Franklin Street                 225 Franklin Street
 Company                                                    Boston, MA  02101                   Boston, MA  02101
                                                            Attn:  Lynn Downing                 Attn:  Lynn Downing
                                                            Fax:  (617) 654-3767                Fax:  (617) 654-3767

 The First National Bank of          $  15,250,000.00       100 Federal Street                  100 Federal Street
 Boston                                                     Boston, MA  02110                   Boston, MA  02110
                                                            Attn:  Deirdre H. Cobery            Attn:  Deirdre H. Cobery
                                                            Fax:  (614) 434-1537                Fax:  (614) 434-1537

 Union Bank of California, N.A.      $  15,250,000.00       11th Floor                          11th Floor
                                                            350 California Street               350 California Street
                                                            San Francisco, CA  94104            San Francisco, CA  94104
                                                            Attn:  David Hants                  Attn:  David Hants
                                                            Fax:  (415) 705-7037                Fax:  (415) 705-7037

 Total Commitments                   $ 200,000,000.00

                                 SCHEDULE 1.01A
                                 ELIGIBLE FUNDS


                                 Eligible Funds
                                 --------------

AIM Balanced Fund
AIM Charter Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM Intermediate Government Fund
AIM Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM International Equity Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Global Utilities Fund
AIM Value Fund
AIM Weingarten Fund

                                 SCHEDULE 1.01B
                                KEY SHAREHOLDERS


         The Key Shareholders are collectively:

                 (a) (i) Charles T. Bauer ("Bauer"), (ii) Bauer's spouse and lineal descendants (including persons lawfully adopted by Bauer or any of Bauer's lineal descendants) (each such person, together with Bauer, the "Bauer Family"), (iii) any trust of which (1) each trustee is a member of the Bauer Family or a sibling of Bauer, or Graham or Crum or (2) each beneficiary is a member of the Bauer Family, (iv) any limited partnership of which the general partner is a member of the Bauer Family or a sibling of Bauer, or Graham or Crum, and each limited partner is a member of the Bauer Family, (v) any limited liability company of which each member is a member of the Bauer Family, or (vi) any similar arrangement where the beneficial ownership of the shares of Capital Stock of the Borrower remains in the Bauer Family, provided that Bauer (or after Bauer's death, one or more members of the Bauer Family, the trustee or general partner, as the case may be) retains sole control over the voting and disposition of any Capital Stock of the Borrower (each such entity together with the Bauer Family, the "Bauer Group");

                 (b) (i) Robert H. Graham ("Graham), (ii) Graham's spouse and lineal descendants (including persons lawfully adopted by Graham or any of Graham's lineal descendants) (each such person together with Graham, the "Graham Family"), (iii) any trust of which (1) each trustee is a member of the Graham Family or (2) each beneficiary is a member of the Graham Family (each such trust being a "Graham Trust"), (iv) any limited partnership of which the general partner is a member of the Graham Family or a Graham Trust, and each limited partner is a member of the Graham Family or a Graham Trust,
                 (v) any limited liability company of which each member is a member of the Graham Family or a Graham Trust, or (vi) any similar arrangement where the beneficial ownership of the shares of Capital Stock of the Borrower remains in the Graham Family, provided that Graham (or after Graham's death, one or more members of the Graham Family, the trustee or general partner, as the case may be) retains sole control over the voting and disposition of any Capital Stock of the Borrower (each such entity together with the Graham Family, the "Graham Group");

                 (c) (i) Gary T. Crum ("Crum), (ii) Crum's spouse and lineal descendants (including persons lawfully adopted by Crum or any of Crum's lineal descendants) (each such person together with Crum, the "Crum Family"), (iii) any trust of which (1) each trustee is a member of the Crum Family or a sibling of Crum, or Graham or Bauer or (2) each beneficiary is a member of the Crum Family, (iv) any limited partnership of which the general partner is a member of the Crum Family or a sibling of Crum, or Bauer or Graham, and each limited partner is a member of the Crum Family, (v) any limited liability company of which each member is a member of the Crum Family, or (vi) any similar arrangement where the beneficial ownership of the shares of Capital Stock of the Borrower remains in the Crum Family, provided that Crum (or after Crum's death, one or more members of the Crum Family, the trustee or general partner, as the case may be) retains sole control over the voting and disposition of any Capital Stock of the Borrower (each such entity together with the Crum Family, the "Crum Group");

                 (d) (i) Jeffrey T. Chambers, Michael C. Child, Brian J. Conway, Katherine S. Cromwell, Robert W. Daly, Stephen J. Gaal, Donald J. Kramer, C. Kevin Landry, P. Andrews McLane, Jacqueline C. Morby and Richard D. Tadler (collectively, the "TA Partners"), (ii) the limited partnerships that are parties to the TA Purchase Agreement (the "TA Purchasers"), and (iii) any limited partnership of which each general partner is (1) a TA Partner or (2) a limited partnership of which each general partner is a TA Partner (each such limited partnership together with the TA Partners and the TA Purchasers, the "TA Group").

                 Each of the TA Group, the Bauer Group, the Graham Group, and the Crum Group are referred to as a "Key Shareholder Group."

                                 SCHEDULE 1.01C
                             DISTRIBUTION EXPENSES
                             ---------------------

                             Distribution Expenses
                             ---------------------

CDSC Shares Brokerage Commission:                3.75% of purchase amount
Prepaid Service Fee:                              .25% of purchase amount
Distribution Fee:                                 .75% of the average
                                                 daily net assets attributable
                                                 to CDSC Shares payable under
                                                 the Distribution Plan



                        Contingent Deferred Sales Charge
                        --------------------------------

                                                 Contingent Deferred Sales
                                                 Charge as a % of Net Asset
     Year Since Purchase Made                    Value of Shares Redeemed
     ------------------------                    ------------------------
          First                                              5%
          Second                                             4%
          Third                                              3%
          Fourth                                             3%
          Fifth                                              2%
          Sixth                                              1%
          Seventh and Following                              None

     In determining whether a contingent deferred sales charge is applicable, it will be assumed that a redemption is made first of any shares held in the shareholder's account that are not subject to such charge; second, of shares derived from reinvestment of dividends and distributions; third, of shares held for more than six years from the date such shares were purchased; and fourth, of shares held less than six years from the date such shares were purchased. The applicable sales charge will be applied against the lesser of the current market value of shares redeemed or their original cost.

     Contingent deferred sales charges on CDSC Shares will be waived on redemptions (1) following the death or disability of a shareholder (provided AIM Distributors is notified of the shareholder's death or disability at the time of the redemption request and is provided with satisfactory evidence of such death or disability), (2) in connection with certain distributions from individual retirement accounts and custodian accounts maintained pursuant to
Section 403(b)(7) of the Code, deferred compensation plans qualified under
Section 457 of the Code and plans qualified under Section 401 of the Code (collectively, "Retirement Plans"), (3) pursuant to a Systematic Withdrawal Plan, provided that amounts withdrawn under such plan do not exceed on an annual basis 12% of the market value of the shareholder's investment in CDSC Shares at the time the shareholder elects to participate in the Systematic Withdrawal Plan, (4) effected pursuant to the right of a Dual Class Fund to liquidate a shareholder's account if the aggregate net asset value of shares held in the account is less than the designated minimum account size described in the prospectus of such Dual Class Fund and (5) effected by AIM of its investment in a Dual Class Fund.

                                 SCHEDULE 1.01D
                                  INVESTMENTS
                                  -----------

1) Life Partners Group, Inc., 62,182 shares (proposed to be exchanged for shares of Conseco, Inc. stock).

2)       ICI Mutual Insurance Company Reserve Premium.

3) Assets of a trust established to comply with Rule 27d-1 of the Investment Company Act of 1940 in connection with Summit Investors Plans. The Company is prohibited from using the assets of such trust. The amounts vary as required by Rule 27d-1. As of May 31, 1996, an aggregate amount in trust of approximately $400,000 is currently invested in:

                 (a) Federal National Mortgage Association Note. Face Value $300,000. Matures July 19, 1996. Held through Merrill Lynch Acct. No. 581-07452; and

                 (b) Segregated Trust Savings Account at State Street Bank & Trust Co.

4) Investment in ABAMCO Limited, a management company owned and operated by a joint venture between A I M Management Group Inc., a Pakistani broker-dealer, a privately owned Pakistani bank and the International Finance Corporation.

                                 SCHEDULE 3.02(a)
                              EXCLUDED ASSET SALES
                              --------------------

1. Liquidation of seed money contributed to funds advised by A I M Advisors, Inc. or A I M Capital Management, Inc. from time to time.

2. Exchanges of shares of Life Partners Group, Inc. stock for shares of Conseco, Inc. stock and subsequent sales of shares of Conseco, Inc. stock from time to time.

                                                 SCHEDULE 3.02(b)

         A I M MANAGEMENT GROUP INC.
         B-SHARE LOAN
         COLLECTIONS SETTLEMENT STATEMENT
         ------------------------------------------------

         Settlement Date:  08/20/96
         Settlement Period:   7/01/96 - 7/31/96

                                                    LENDER 1      LENDER 6*          TOTAL
Reconciliation of Account
- -------------------------
     ABSC - 75bp                                        0.00           0.00           0.00
     Contingent Deferred Sales Charges                  0.00           0.00           0.00
     Income on Permitted Investments-Banker's           0.00           0.00           0.00
       Trust
                                                ------------   ------------   ------------
     Sub-Total of Seller's Portion from                                               0.00
       Purchaser's Report
     Income on Permitted Investments-AIM                                              0.00
                                                                              ------------
     Account Balance                                                                  0.00
                                                                              ============

Calculations of Collections
- ---------------------------
ADD:
       ABSC - 75 bp                                     0.00           0.00           0.00
       Contingent Deferred Sales Charges                0.00           0.00           0.00
LESS:
       Interest on B-Share Loans                        0.00           0.00           0.00

Round pay up/down to Citibank                           0.00           0.00           0.00
                                                ------------   ------------   ------------
     Collections                                        0.00           0.00           0.00
                                                ============   ============   ============

RECONCILIATION
- --------------
Account Balance                                         0.00           0.00           0.00
LESS:
     Collections                                        0.00           0.00           0.00
     Interest -B-Share Loans                            0.00           0.00           0.00
                                                                              ------------
Due AIM                                                                               0.00
                                                                              ============

==========================================================================================

                                                  AMOUNT DUE       AMOUNT DUE        TOTAL
                                                   CITIBANK            AIM
Collections                                             0.00           0.00           0.00
Interest                                                0.00           0.00           0.00
                                                ------------   ------------   ------------
     Total Allocation of Seller's Portion               0.00           0.00           0.00
                                                ============   ============   ============

Lender 1-Financing by B-Share Lender from 9/93-3/31/95
Lender 6-Financing by AIM 7/1/96-7/31/96

* Lender's Report will be attached when Collections are allocated to AIM. Purchaser's Report supplied pursuant to Collection Agency Agreement will be attached.

FORM OF LENDER REPORT
                                                   For the Month Ended: 7/31/96

PART I ADMINISTRATIVE AGENT INSTRUCTIONS

A. B-Share Collateral Account Balance for July 1996 at Settlement                $0.00

Disbursement Instructions:
B. Transfer to Management Account for payment of AIM's Portion {IIE+IIG+III}   #DIV/0! AIM #954768
C. Transfer to Citibank's Account for payment of Lender's Portion {IA-IB}      #DIV/0! Citibank
                                                                               -------
D. Total Disbursements from B-Share Collateral Account                         #DIV/0!




PART II LENDER'S PORTION AND AIM'S PORTION

A. Seller's Portion (as defined in Collection Agency Agreement) of
   Collections deposited in the Collection Account since
   preceding calendar month                                                 $0.00
B. Net Investment Earnings during the immediately preceding calendar
   month on balances in Collection Account & B-Share Collateral Account     $0.00
                                                                            -----
C. IIA+IIB                                                                  $0.00

D. CDSC's payable to Lender                                                 $0.00
E. CDSC's payable to AIM                                                    $0.00
F. Asset based sales charge ("ABSC") payable to Lender                    #DIV/0!
G. ABSC payable to AIM                                                    #DIV/0!
H. AIM's Portion of Net Investment Earnings                                100.00%
I. AIM's Portion of Net Investment Earnings {IIB X IIH}                     $0.00

PART VI LENDER'S ALLOCATION OF COLLECTIONS
- ------------------------------------------

                                                                650          655          660       665             670          675
                                                             Growth    Utilities   Gov't Secs    Income  Municipal Bond   High Yield
                                                               Fund         Fund         Fund      Fund            Fund         Fund
                                                               ----         ----         ----      ----            ----         ----
Computation of Lender's ABSC Allocation %
- -----------------------------------------------------
A. Lender Share Balance-Beginning of Month                    0.000        0.000        0.000     0.000           0.000        0.000
B. Net Asset Value-Beginning of Month                         $0.00         0.00         0.00      0.00            0.00         0.00
                                                      ------------------------------------------------------------------------------
C. Lender Shares times the Net Asset Value {A X B}               $0           $0           $0        $0              $0           $0

D. Lender Share Balance-End of Month                          0.000        0.000        0.000     0.000           0.000        0.000
E. Net Asset Value-End of Month                               $0.00         0.00         0.00      0.00            0.00         0.00
                                                      ------------------------------------------------------------------------------
F. Lender Shares times the Net Asset Value {DX E}                $0           $0           $0        $0              $0           $0

G. Average Lender's Net Asset Value {C+F}/2                   $0.00           $0           $0        $0              $0           $0

H. Total Share Balance-Beginning of Month                     0.000        0.000        0.000     0.000           0.000        0.000
I. Net Asset Value-Beginning of Month                         0.000        0.000        0.000     0.000           0.000        0.000
                                                      ------------------------------------------------------------------------------
J. Total Shares times the Net Asset Value {H X I}                $0           $0           $0        $0              $0           $0

K. Total Share Balance-End of Month                           0.000        0.000        0.000     0.000           0.000        0.000
L. Net Asset Value-End of Month                               0.000        0.000        0.000     0.000           0.000        0.000
                                                      ------------------------------------------------------------------------------
M. Total Shares times the Net Asset Value {K X L}                $0           $0           $0        $0              $0           $0

N. Average Net Asset Value {J + M}/2                             $0           $0           $0        $0              $0           $0

O. Lender's ABSC Allocation Percentage {G/N}                #DIV/0!      #DIV/0!      #DIV/0!   #DIV/0!         #DIV/0!      #DIV/0!

Allocation of ABSC Fees:
- -----------------------------------------------------
P. ABSC  fees collected {Y From Purchaser's Report}           $0.00        $0.00        $0.00     $0.00           $0.00        $0.00
Q. Lender's ABSC Allocation Percentage {O}                  #DIV/0!      #DIV/0!      #DIV/0!   #DIV/0!         #DIV/0!      #DIV/0!
                                                      ------------------------------------------------------------------------------
R. Lender's ABSC {P X Q}                                    #DIV/0!      #DIV/0!      #DIV/0!   #DIV/0!         #DIV/0!      #DIV/0!

Lender Collections
- ------------------
S. ABSC {R}                                                 #DIV/0!      #DIV/0!      #DIV/0!   #DIV/0!         #DIV/0!      #DIV/0!
T. CDSCs (Actual)                                             $0.00        $0.00        $0.00     $0.00           $0.00        $0.00
                                                              -----        -----        -----     -----           -----        -----
U. Collections {S + T}                                      #DIV/0!      #DIV/0!      #DIV/0!   #DIV/0!         #DIV/0!      #DIV/0!

Total Seller Collections and Related Collections (from
Purchaser's Report)
- ------------------------------------------------------
V. ABSC collected                                             $0.00        $0.00        $0.00     $0.00           $0.00        $0.00
W. CDSC Collected                                             $0.00        $0.00        $0.00     $0.00           $0.00        $0.00
                                                              -----        -----        -----     -----           -----        -----
X. Total {V+W}                                                $0.00        $0.00        $0.00     $0.00           $0.00        $0.00

Y. AIM's ABSC                                               #DIV/0!      #DIV/0!      #DIV/0!   #DIV/0!         #DIV/0!      #DIV/0!

PART VI LENDER'S ALLOCATION OF COLLECTIONS
- ------------------------------------------

                                                                680        685       690          691          692             693
                                                          Money Mkt   Balanced     Value       Global       Global   Global Income
                                                               Fund       Fund      Fund   Aggr. Grth       Growth            Fund
                                                               ----       ----      ----   ----------       ------            ----
Computation of Lender's ABSC Allocation %
- ------------------------------------------------------
A. Lender Share Balance-Beginning of Month                    0.000      0.000     0.000        0.000        0.000           0.000
B. Net Asset Value-Beginning of Month                          0.00       0.00      0.00         0.00         0.00            0.00
                                                      ------------------------------------------------------------------------------
C. Lender Shares times the Net Asset Value {A X B}               $0         $0        $0           $0           $0              $0

D. Lender Share Balance-End of Month                          0.000      0.000     0.000        0.000        0.000           0.000
E. Net Asset Value-End of Month                                0.00       0.00      0.00         0.00         0.00            0.00
                                                      ------------------------------------------------------------------------------
F. Lender Shares times the Net Asset Value {DX E}                $0         $0        $0           $0           $0              $0

G. Average Lender's Net Asset Value {C+F}/2                      $0         $0        $0           $0           $0              $0

H. Total Share Balance-Beginning of Month                     0.000      0.000     0.000        0.000        0.000           0.000
I. Net Asset Value-Beginning of Month                         0.000      0.000     0.000        0.000        0.000           0.000
                                                      ------------------------------------------------------------------------------
J. Total Shares times the Net Asset Value {H X I}                $0         $0        $0           $0           $0              $0

K. Total Share Balance-End of Month                           0.000      0.000     0.000        0.000        0.000           0.000
L. Net Asset Value-End of Month                               0.000      0.000     0.000        0.000        0.000           0.000
                                                      ------------------------------------------------------------------------------
M. Total Shares times the Net Asset Value {K X L}                $0         $0        $0           $0           $0              $0

N. Average Net Asset Value {J + M}/2                             $0         $0        $0           $0           $0              $0

O. Lender's ABSC Allocation Percentage {G/N}                #DIV/0!    #DIV/0!   #DIV/0!      #DIV/0!      #DIV/0!         #DIV/0!

Allocation of ABSC Fees:
P. ABSC fees collected {Y From Purchaser's Report}            $0.00      $0.00     $0.00        $0.00        $0.00           $0.00
Q. Lender's ABSC Allocation Percentage {O}                  #DIV/0!    #DIV/0!   #DIV/0!      #DIV/0!      #DIV/0!         #DIV/0!
                                                      ------------------------------------------------------------------------------
R. Lender's ABSC {P X Q}                                    #DIV/0!    #DIV/0!   #DIV/0!      #DIV/0!      #DIV/0!         #DIV/0!

Lender Collections
- ------------------
S. ABSC {R}                                                 #DIV/0!    #DIV/0!   #DIV/0!      #DIV/0!      #DIV/0!         #DIV/0!
T. CDSCs (Actual)                                             $0.00      $0.00     $0.00        $0.00        $0.00           $0.00
                                                              -----      -----     -----        -----        -----           -----
U. Collections {S + T}                                      #DIV/0!    #DIV/0!   #DIV/0!      #DIV/0!      #DIV/0!         #DIV/0!

Total Seller Collections and Related Collections (from
Purchaser's Report)
- ------------------------------------------------------
V. ABSC collected                                             $0.00      $0.00     $0.00        $0.00        $0.00           $0.00
W. CDSC Collected                                             $0.00      $0.00     $0.00        $0.00        $0.00           $0.00
                                                              -----      -----     -----        -----        -----           -----
X. Total {V+W}                                                $0.00      $0.00     $0.00        $0.00        $0.00           $0.00

Y. AIM's ABSC                                               #DIV/0!    #DIV/0!   #DIV/0!      #DIV/0!      #DIV/0!         #DIV/0!

PART VI LENDER'S ALLOCATION OF COLLECTIONS
- ------------------------------------------

                                                                  694            640            645
                                                         Int'l Equity     Weingarten        Charter
                                                                 Fund           Fund           Fund        Total
                                                                 ----           ----           ----        -----
Computation of Lender's ABSC Allocation %
- ------------------------------------------------------
A. Lender Share Balance-Beginning of Month                      0.000          0.000          0.000            0
B. Net Asset Value-Beginning of Month                            0.00           0.00           0.00
                                                      -----------------------------------------------------------
C. Lender Shares times the Net Asset Value {A X B}                 $0             $0             $0           $0

D. Lender Share Balance-End of Month                            0.000          0.000          0.000            0
E. Net Asset Value-End of Month                                  0.00           0.00           0.00
                                                      -----------------------------------------------------------
F. Lender Shares times the Net Asset Value {DX E}                  $0             $0             $0           $0

G. Average Lender's Net Asset Value {C+F}/2                        $0             $0             $0           $0

H. Total Share Balance-Beginning of Month                       0.000          0.000          0.000            0
I. Net Asset Value-Beginning of Month                           0.000          0.000          0.000
                                                      -----------------------------------------------------------
J. Total Shares times the Net Asset Value {H X I}                  $0             $0             $0           $0

K. Total Share Balance-End of Month                             0.000          0.000          0.000            0
L. Net Asset Value-End of Month                                 0.000          0.000          0.000
                                                      -----------------------------------------------------------
M. Total Shares times the Net Asset Value {K X L}                  $0             $0             $0           $0

N. Average Net Asset Value {J + M}/2                               $0             $0             $0           $0

O. Lender's ABSC Allocation Percentage {G/N}                  #DIV/0!        #DIV/0!        #DIV/0!

Allocation of ABSC Fees:
- ------------------------------------------------------
P. ABSC fees collected {Y From Purchaser's Report}              $0.00          $0.00          $0.00        $0.00
Q. Lender's ABSC Allocation Percentage {O}                    #DIV/0!        #DIV/0!        #DIV/0!
                                                      -----------------------------------------------------------
R. Lender's ABSC {P X Q}                                      #DIV/0!        #DIV/0!        #DIV/0!      #DIV/0!

Lender Collections
- ------------------
S. ABSC {R}                                                   #DIV/0!        #DIV/0!        #DIV/0!      #DIV/0!
T. CDSCs (Actual)                                               $0.00          $0.00          $0.00        $0.00
                                                                -----          -----          -----        -----
U. Collections {S + T}                                        #DIV/0!        #DIV/0!        #DIV/0!      #DIV/0!

Total Seller Collections and Related Collections (from
Purchaser's Report)
- ------------------------------------------------------
V. ABSC collected                                               $0.00          $0.00          $0.00        $0.00
W. CDSC Collected                                               $0.00          $0.00          $0.00        $0.00
                                                                -----          -----          -----        -----
X. Total {V+W}                                                  $0.00          $0.00          $0.00        $0.00

Y. AIM's ABSC                                                 #DIV/0!        #DIV/0!        #DIV/0!      #DIV/0!

                                SCHEDULE 6.02

                                 SUBSIDIARIES



                                                ----------------------------
                                                A I M Management Group, Inc.
                                                        (Delaware)
                                                ----------------------------
                                                             |   100%
                                                    --------------------
                                                    A I M Advisors, Inc.
                                                        (Delaware)
                                                    --------------------
                                                             |
           =====================================================================================================================_
 100%      |                 100%    |             100%   |          100% |            100%    |              100%  |           |
- -------------------------   -------------------   ---------------   --------------    -------------------    ---------------    |
A I M Capital Management,   A I M Distributors,   Fund Management    A I M Fund       A I M Institutional    A I M Insurance    |
         Inc.                      Inc.               Company       Services, Inc.    Fund Services, Inc.       Agency of       |
       (Texas)                  (Delaware)            (Texas)        (Delaware)           (Delaware)          Alabama, Inc.     |
- -------------------------   -------------------   ---------------   --------------    -------------------       (Alabama)       |
          |                                                                                                   ---------------   |
          |                                                         =============================================================
100%      |                                                 100%    |                 100%    |
- -------------------------                                 -----------------------   ----------------------
AIM Global Holdings, Inc.                                 A I M Insurance Agency,   A I M Insurance Agency
      (Delaware)                                                   Inc.               of New Mexico, Inc.
- -------------------------                                       (Delaware)               (New Mexico)
          |                                                -----------------------   ----------------------
          |=============================================================================
 100%     |                100%      |               100%       |               100%   |
- -----------------------   -----------------------   ------------------------   -------------------
AIM Global Ventures Co.   A I M Global Management   A I M Global Associates,   AIM Global Advisors
  (Cayman Islands)            Company Limited                 Inc.                  Limited
- -----------------------          (Ireland)                 (Delaware)            (United Kingdom)
                         -----------------------    ------------------------   -------------------


                                 SCHEDULE 6.04
                                   APPROVALS
                                   ---------


Filing of UCC Financing Statements:

         -Texas Secretary of State

                                 SCHEDULE 6.09
                                 EXISTING DEBT
                                 -------------


1. Irrevocable Standby Letter of Credit issued by NationsBank Corporation for the benefit of ICI Mutual Insurance Company in the amount of $394,809.

2. Capital Lease Agreement among A I M Advisors, Inc. and A I M Fund Services, Inc., as Co-Lessees, and Unisys Leasing Corporation for cash processing equipment in the amount of $92,455.

3.       9% Senior Secured Notes due 2003

4. Second Amended and Restated Credit Agreement, as amended and restated as of November 30, 1995 among A I M Management Group Inc. as Borrower, the Lenders named therein, Citibank, N.A. as Lead Managing Agent, and Chemical Bank and NationsBank of Georgia, N.A. as Co-Managing Agents (this agreement will be amended and restated on the date the B Share Credit Agreement is executed).

                                 SCHEDULE 6.12
                                     TAXES
                                     -----

Federal Income Tax Audit
- ------------------------

A I M Management Group Inc. and subsidiaries:
         The federal tax return on Form 1120 for 1992 is currently under audit. Status is unknown.

Texas Franchise Tax Audits
- --------------------------

A I M Management Group Inc.
         Audit presently covers 1991-1994 tax years (i.e. privilege periods 1992-1995). Status is unknown.

A I M Capital Management, Inc.
         Audit presently covers 1991-1993 tax years (i.e., privilege periods 1992-1994). Status is unknown.

                                 SCHEDULE 6.13
                                     ERISA
                                     -----

Plans
- -----

None

Multiemployer Plans
- -------------------

None

Welfare Plans
- -------------

1. AIM Flexible Benefits Plan/A I M Management Group Inc. Section 125 Program
         a. Massachusetts Mutual Life Insurance Company Medical, Life Insurance and Accidental Death & Dismemberment Program
         b.      DentiCare, Inc. Dental Program
         c.      UniLife Insurance Company Dental Program

2. A I M Management Group Inc. Long-Term Disability Income Benefit Plan

3. A I M Management Group Inc. Short-Term Disability Income Benefit Plan

4. A I M Management Group Inc. Travel Accident Policy

5. A I M Management Group Inc. Plan 21 (Employee Assistance Plan)

6. A I M Management Group Inc. Profit Sharing Plan

7. A I M Management Group Inc. Life & Accidental Death & Dismemberment
   Insurance

                                 SCHEDULE 7.02
                                     LIENS
                                     -----



None